SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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DowDuPont Inc.

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2018 PROXY STATEMENT NOTICE OF ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, APRIL 25, 2018 UNLOCKING VALUE CREATING THREE WORLD-LEADING COMPANIES AGRICULTURE MATERIALS SCIENCE SPECIALTY PRODUCTS

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder of DowDuPont Inc.:

At the 2018 Annual Meeting of Stockholders (the “2018 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Date: Wednesday, April 25, 2018 Time: 12:00 P.M. Central Time Location: The Ritz-Carlton Hotel 160 E Pearson St, Chicago, IL 60611

Agenda:

1.   Election of the 16 Directors named in the Proxy Statement.

2.   Advisory resolution to approve executive compensation.

3.   Advisory resolution on the frequency of future advisory votes to approve executive compensation.

4.    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

5–9.  Stockholderproposals.

10.  Transaction of any other business as may properly come before the 2018 Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the 2018 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET www.proxyvote.com	BY PHONE 1-800-690-6903 or the number provided on your voting instructions	BY MAIL Use the postage-paid envelope provided

The Board of Directors of DowDuPont Inc. (the “Board”) has set the close of business on February 26, 2018, as the record date for determining stockholders who are entitled to receive notice of the 2018 Meeting and to vote.

As permitted by U. S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding availability of proxy materials and instructions on how to access those materials were mailed to certain stockholders of record on or about March 16, 2018 (the “Notice”). The instructions included how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company a lower-cost way to furnish stockholders with their proxy materials.

Proof of stock ownership is necessary to attend the 2018 Meeting. Since seating is limited, the Board has established the rule that only stockholders or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms) may attend. Please see page 2 of the Proxy Statement for information on attending the 2018 Meeting.

If you are unable to attend the 2018 Meeting in person, please listen to the live audio webcast or the replay after the event, at www.dow-dupont.com/investors.

Thank you for your continued support and your interest in DowDuPont Inc.

Stacy Fox

General Counsel and Secretary

March 16, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 25, 2018

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ABOUT THE DOWDUPONT MERGER TRANSACTION AND INTENDED BUSINESS SEPARATIONS

Effective August 31, 2017, The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger dated as of December 11, 2015, as amended on March 31, 2017 (the “Merger Transaction”). The Merger Transaction resulted in each of Dow and DuPont surviving as subsidiaries of DowDuPont Inc. (“DowDuPont”). For purposes of this Proxy Statement, references to “the Company” refer to DowDuPont.

Each share of common stock of Dow was converted into the right to receive one fully paid and non-assessable share of common stock of the Company. Each share of common stock of DuPont was converted into the right to receive 1.2820 fully paid and non-assessable shares of common stock of the Company. Any shares of common stock of Dow and DuPont which were held in treasury immediately prior to the Merger Transaction were automatically cancelled and retired for no consideration.

DowDuPont is now pursuing the intended separation of the Company’s Agriculture, Materials Science and Specialty Products divisions into three independent, publicly traded companies (the “Intended Business Separations”). The Intended Business Separations, which are subject to Board approval, are expected to be in the form of pro-rata spin-off transactions, under which DowDuPont stockholders will receive shares of capital stock in the resulting companies. DowDuPont recently announced dates for the Intended Business Separations: Materials Science is expected to separate from DowDuPont by the end of the first quarter of 2019, and Agriculture and Specialty Products are each expected to separate from one another by June 1, 2019.

DowDuPont recently announced brand names for the Intended Business Separations reflecting its ongoing progress toward the separations.

•	The Agriculture division will become Corteva Agriscience™, reflecting its purpose of enriching the lives of those who produce and those who consume

•	The Materials Science division will be called Dow, and will retain the Dow diamond as its brand, building on the Company’s globally recognized 121-year history of innovation and value creation

•	The Specialty Products division will be the new DuPont, carrying forward a 215-year legacy of science-based innovation to transform industries and everyday life

Dow was determined to be the accounting acquirer in the Merger Transaction and, as a result, certain historical information of Dow is presented in this Proxy Statement for the periods prior to the Merger Transaction. A further description of the Merger Transaction can be found in the current report on Form 8-K filed by DowDuPont on September 1, 2017.

I

Anticipated Timeline to Expected Spins 1Q18 3Q18 1Q19 MatCo Spin AgCo Spin Finalize assets and liabilities by spin Complete IT design and test File initial Forms 10 Begin to deploy IT systems and stand up legal entities Forms 10 become effective Complete equity roadshows Complete IT systems and legal entity transitions 3Q19 SpecCo Formed

THREE INDUSTRY-LEADING COMPETITORS WITH STRONG FOUNDATIONS

FOR INDEPENDENT, SUSTAINABLE GROWTH

We expect to complete the separation of the Materials Science division from DowDuPont by the end of first quarter of 2019, and the separation of the Agriculture and Specialty Products divisions from one another by June 1, 2019.

KEY CAPABILITIES

•    Broad offering and robust pipeline across germplasm, biotech traits and crop protection.

•    Highly productive innovation engine brings products to market faster to provide farmers with superior solutions and greater choice.

•    Combined R&D supports innovation in data analytics, precision agriculture, enhanced output traits and promising new technologies.

The intended Agriculture company will become Corteva Agriscience™ and will bring together the strengths of DuPont Pioneer, DuPont Crop Protection and Dow AgroSciences to form a pure-play Agriculture company with the industry’s most comprehensive and balanced portfolio, focused resources, and the scale needed to deliver the innovative solutions its customers need. The highly productive innovation engine and combined robust pipeline of solutions across seed, crop protection, seed-applied technologies, and digital agriculture will enable the intended Agriculture company to bring a broader suite of products to the market faster and be an even better partner to farmers around the world, helping them to increase their productivity and profitability.

KEY CAPABILITIES

•    World-class science and engineering capabilities combined with expanded customer offerings in packaging, infrastructure and consumer care.

•    Advantaged, flexible integration and operational excellence drive lower-cost production and competitive advantage.

•    Materials processing and applications development expertise provides customers with enhanced performance, reduced total system cost and sustainable solutions.

The intended Materials Science company will be called Dow and will be the premier materials science solution provider, focused on three, high-growth market verticals: packaging, infrastructure and consumer care. Built on a foundation of the strongest and deepest chemistry and polymers toolkit, the intended Materials Science company will have robust technology and asset integration, scale and cost-competitive capabilities to enable truly differentiated and sustainable solutions for customers.

KEY CAPABILITIES

•    World-class product innovation and application development.

•    Broad portfolio of market-leading offerings, differentiated technologies, and a robust innovation pipeline.

•    Strong strategic marketing capabilities and comprehensive understanding of value chains and local markets.

The intended Specialty Products company will be the new DuPont and will be a premier innovation leader composed of technology-based differentiated materials, ingredients and solutions that transform multiple industries and everyday life. It will apply its market knowledge and deep expertise in science and application development to solve customer needs in attractive markets and accelerate the adoption of electronic functionality and biotechnology into consumer and industrial applications. Bringing together science and market insights, Specialty Products will be well positioned for growth opportunities where customer collaboration and innovation are central to value creation.

[1]	Pro forma information was prepared in accordance with Article 11 of Regulation S-X.

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AGRICULTURE MATERIALS SCIENCE SPECIALTY PRODUCTS 2017 Pro Forma Sales1 2017 Pro Forma Sales1 2017 Pro Forma Sales1 Crop Protection Seed Packaging & Specialty Plastics Industrial Intermediates & Infrastructure Performance Materials & Coatings Electronics & Imaging Transportation & Advanced Polymers Nutrition & Biosciences Safety & Construction

Cautionary Statement About Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to varying degrees, uncertain, including the intended separation, subject to approval of the Company’s Board of Directors, of DowDuPont’s Agriculture, Materials Science and Specialty Products businesses in one or more tax efficient transactions on anticipated terms (the “Intended Business Separations”). Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the Company’s control. Some of the important factors that could cause DowDuPont’s, Dow’s or DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) costs to achieve and achieving the successful integration of the respective Agriculture, Materials Science and Specialty Products businesses of Dow and DuPont, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, productivity actions, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined operations; (ii) costs to achieve and achievement of the anticipated synergies by the combined Agriculture, Materials Science and Specialty Products businesses; (iii) risks associated with the Intended Business Separations, including conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances related to the Intended Business Separations, associated costs, disruptions in the financial markets or other potential barriers; (iv) disruptions or business uncertainty, including from the Intended Business Separations, could adversely impact DowDuPont’s business (either directly or as conducted by and through Dow or DuPont), or financial performance and its ability to retain and hire key personnel; (v) uncertainty as to the long-term value of DowDuPont common stock; and (vi) risks to DowDuPont’s, Dow’s and DuPont’s business, operations and results of operations from: the availability of and fluctuations in the cost of energy and feedstocks; balance of supply and demand and the impact of balance on prices; failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could result in a significant operational event for the Company, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce the Company’s intellectual property rights; failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks are and will be more fully discussed in the current, quarterly and annual reports filed with the U.S. Securities and Exchange Commission by DowDuPont. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DowDuPont’s, Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. None of DowDuPont, Dow or DuPont assumes any obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” (Part I, Item 1A of DowDuPont’s 2017 Annual Report on Form 10-K).

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PROXY STATEMENT SUMMARY

Annual Meeting of Stockholders

Date and Time	Place	Record Date
April 25, 2018 12:00 P.M. Central Time	The Ritz-Carlton Hotel 160 E Pearson St, Chicago, IL 60611	February 26, 2018

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page

1:	ELECTION OF DIRECTORS	FOR EACH NOMINEE	14

2:	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	FOR	68

3:	ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION	EVERY ONE YEAR	69

4:	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	70

5:	STOCKHOLDER PROPOSAL – ELIMINATION OF SUPERMAJORITY VOTING THRESHOLDS	AGAINST	73

6:	STOCKHOLDER PROPOSAL – PREPARATION OF AN EXECUTIVE COMPENSATION REPORT	AGAINST	75

7:	STOCKHOLDER PROPOSAL – PREPARATION OF A REPORT ON SUSTAINABILITY METRICS IN PERFORMANCE-BASED PAY	AGAINST	77

8:	STOCKHOLDER PROPOSAL – PREPARATION OF A REPORT ON INVESTMENT IN INDIA	AGAINST	79

9:	STOCKHOLDER PROPOSAL – MODIFICATION OF THRESHOLD FOR CALLING SPECIAL STOCKHOLDER MEETINGS	AGAINST	81

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

iv

PROXY STATEMENT SUMMARY (continued)

Board Nominees

Each Director nominee is elected annually by a majority of votes cast to serve for a one-year term that expires at the Annual Meeting in 2019 or until their successors are elected and qualified. While nominated for re-election, the Company has announced that Mr. Liveris will serve as a Director of DowDuPont only through July 1, 2018, at which time he will retire from the Company and the Board of Directors. As set forth in the Bylaws, the Continuing Dow Directors will identify a replacement to fill the vacancy at that time. The following table provides summary information about each Director nominee. The information is current as of the date of this Proxy Statement and the age listed is as of the 2018 Meeting.

Overview of Business

DowDuPont Merger Transaction

Effective August 31, 2017, The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger dated as of December 11, 2015, as amended on March 31, 2017 (the “Merger Transaction”). The Merger Transaction resulted in each of Dow and DuPont surviving as subsidiaries of DowDuPont Inc. (“DowDuPont”). For purposes of this Proxy Statement, references to “the Company” refer to DowDuPont.

Dow was determined to be the accounting acquirer in the Merger Transaction and, as a result, certain historical information of Dow is presented in this Proxy Statement for the periods prior to the Merger Transaction. A further description of the Merger Transaction can be found on page i of the Proxy Statement and in the current report on Form 8-K filed by DowDuPont on September 1, 2017.

DowDuPont is now pursuing the intended separation of the Company’s Agriculture, Materials Science and Specialty Products divisions into three independent, publicly traded companies (the “Intended Business Separations”). The Intended Business Separations, which are subject to Board approval, are expected to be in the form of pro-rata spin-off transactions, under which DowDuPont stockholders will receive shares of capital stock in the resulting companies. DowDuPont recently announced dates for the Intended Business Separations: Materials Science which will be called Dow, is expected to separate from DowDuPont by the end of the first quarter of 2019, and Agriculture, which will become Corteva Agriscience™, and Specialty Products, which will be the new DuPont, are each expected to separate from one another by June 1, 2019.

DowDuPont is led by a management team that reflects the strengths and capabilities of both Dow and DuPont. Each of the three divisions leads its respective industry through productive, science-based innovation to meet the needs of customers and help solve global challenges.

v

Lamberto Andreotti Age: 67 Independent Director Since: 2012 Legacy: DuPont James A. Bell Age: 69 Independent Director Since: 2005 Legacy: Dow Edward D. Breen Age: 62 Director Since: 2015 Legacy: DuPont Robert A. Brown Age: 66 Independent Director Since: 2007 Legacy: DuPont Alexander M. Cutler Age: 66 Independent Director Since: 2008 Legacy: DuPont Jeff M. Fettig Age: 61 Independent Director Since: 2003 Legacy: Dow Marillyn A. Hewson Age: 64 Independent Director Since: 2007 Legacy: DuPont Lois D. Juliber Age: 69 Independent Director Since: 1995 Legacy: DuPont Andrew N. Liveris Age: 63 Director Since: 2004 Legacy: Dow Raymond J. Milchovich Age: 68 Independent Director Since: 2015 Legacy: Dow Paul Polman Age: 61 Independent Director Since: 2010 Legacy: Dow Dennis H. Reilley Age: 65 Independent Director Since: 2007 Legacy: Dow James M. Ringler Age: 72 Independent Director Since: 2001 Legacy: Dow Ruth G. Shaw Age: 70 Independent Director Since: 2005 Legacy: Dow Lee M. Thomas Age: 73 Independent Director Since: 2011 Legacy: DuPont Patrick J. Ward Age: 54 Independent Director Since: 2013 Legacy: DuPont

PROXY STATEMENT SUMMARY (continued)

The management team seeks to deliver value at DowDuPont through:

•	Enhancing EBITDA[1] and cash flow generation

•	Delivering committed run-rate cost synergies of $3.3 billion (against the original target of $3 billion) and growth synergies of at least $1 billion

•	Efficiently standing up and separating the divisions into the three intended companies in a timely fashion

Performance Highlights

•	DowDuPont returned nearly $2 billion to stockholders in the fourth quarter 2017 through paid dividends ($0.9 billion) and share repurchases ($1 billion).

•	2017 GAAP EPS from Continuing Operations of $0.95; Pro Forma Adjusted EPS[2,3] Up 22% to $3.40

•	2017 GAAP Net Income from Continuing Operations of $1.7 billion; Pro Forma Operating EBITDA[2,4] up 15% to $16.2 billion

•	2017 GAAP Net Sales of $62.5 billion; Pro Forma Net Sales[2] Growth of 12% to $79.5 billion, with gains in all segments and geographies

•	Less than two weeks following Merger Transaction close, DowDuPont announced certain targeted portfolio adjustments to the Materials Science and Specialty Products divisions to better align with end-markets and further enhance the competitive advantages of the intended companies.

•	DowDuPont satisfied key regulatory remedies required of the Merger Transaction, including: divesting DuPont’s cereal broadleaf herbicides and chewing insecticides portfolios, as well as certain parts of its crop protection R&D pipeline and organization to FMC (the “DuPont Divested Ag Business”); divesting Dow’s PRIMACOR™ ethylene acrylic acid copolymers and ionomers business; and divesting a select portion of Dow AgroSciences’ corn seed business in Brazil. DuPont also closed its acquisition of FMC Corporation’s Health and Nutrition business.

•	Updated the timing and sequence of the intended separation of the three divisions into standalone companies: Materials Science is expected to separate from DowDuPont by the end of the first quarter of 2019, and Agriculture and Specialty Products are each expected to separate from one another by June 1, 2019.

•	DowDuPont achieved an annual cost synergy run-rate of more than $800 million at the end of 2017, with more than $200 million of savings realized in the fourth quarter of 2017; based upon the cost synergy run-rate achieved through the end of 2017, DowDuPont has increased the commitment on the delivery of cost synergies from $3 billion to $3.3 billion.

See Appendix A for a reconciliation to the most directly comparable U.S. GAAP financial measures.

1	EBITDA means Earnings Before Interest, Taxes, Depreciation and Amortization and Foreign Exchange Gains (Losses).
2	Pro forma information was determined in accordance with Article 11 of Regulation S-X.
3	Pro forma adjusted EPS is defined as “pro forma earnings per common share from continuing operations – diluted” excluding the after-tax impact of pro forma significant items and the after-tax impact of pro forma amortization expense associated with DuPont’s intangible assets.
4	Pro forma operating EBITDA is defined as earnings (i.e., “pro forma income from continuing operations before income taxes”) before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of significant items.

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Agriculture Materials Science Specialty Products Crop Protection Seed Packaging & Specialty Plastics Industrial Intermediates & Infrastructure Performance Materials & Coatings Electronics & Imaging Transportation & Advanced Polymers Nutrition & Biosciences Safety & Construction

PROXY STATEMENT SUMMARY (continued)

Corporate Governance Best Practices

As part of DowDuPont’s commitment to high ethical standards, the Board follows sound governance practices. These practices are described in more detail beginning on page 3 of the Proxy Statement and on the Company’s website at www.dow-dupont.com/investors/corporate-governance.

Board Independence	Director Elections	Board Practices	Stock Ownership Requirements	Stockholder Rights
14 of 16 Director nominees are independent Co-Lead Independent Directors with clearly identified roles and responsibilities Independent Compensation Committee	Annual Board elections Directors are elected by a majority of votes cast Directors not elected by a majority of votes cast are subject to the Company’s resignation policy	Non-employee Directors meet in executive session without management at each regularly scheduled Board meeting Annual Board and Committee evaluations Director orientation and education programs

Non-employee Directors are

required to comply

with stock ownership guidelines

Directors are

required to hold

Company granted

shares until retirement

Executives and directors prohibited from hedging or pledging

Company stock

Stockholder right

to call special meetings

(with a 25%

ownership threshold)

Limited super-majority stockholder voting requirements*

Eligible

stockholders are

able to nominate directors through proxy access

*	A vote of at least 66 2/3% of stockholders (then entitled to vote) is only required in the following, limited circumstances, in order to amend, alter, change, adopt or repeal (i) governance provisions, (ii) provisions regarding the selection of the Chief Executive Officer and Executive Chairman and (iii) provisions regarding the amendment of the Bylaws. Otherwise, all other votes to amend, alter, change, adopt or repeal the Bylaws require a simple majority of such stockholders.

Company Leadership and Board Composition

Company Leadership

In order to ensure that DowDuPont benefited from the experience and expertise of both Dow’s and DuPont’s leadership teams and Directors, it was determined prior to the Merger Transaction that Andrew N. Liveris, Chairman and CEO of Dow, would serve as the Executive Chairman of DowDuPont and Edward D. Breen, Chairman and CEO of DuPont, would serve as the Chief Executive Officer of DowDuPont.

Board Composition and Director Experience

Additionally, in order to ensure effective oversight of DowDuPont, the Board consists of sixteen Directors; eight of whom were Directors at Dow prior to the closing of the Merger Transaction (including Andrew N. Liveris and Jeff M. Fettig, former Lead Independent Director) and eight of whom were Directors at DuPont prior to the closing of the Merger Transaction (including Edward D. Breen and Alexander M. Cutler, former Lead Independent Director). The Directors collectively possess a variety of skills, professional experience, and diversity of backgrounds that allow them to

vii

PROXY STATEMENT SUMMARY (continued)

effectively oversee DowDuPont’s business including: leadership experience, international experience, operational experience in a variety of relevant fields and industries, public company board experience, board or other significant experience with academic research and philanthropic institutions and trade and industry organizations, and prior government or public policy experience. Each Director’s relevant experiences and attributes collectively provide the Board with a balance of perspectives that contribute to its effectiveness in overseeing the business, preparing for the Intended Business Separations, and advising the Company on navigating the regulatory environment for the Intended Business Separations.

Board Committees

The Board maintains an Audit Committee; Compensation Committee; Corporate Governance Committee and Environment, Health, Safety and Technology Committee (the “Standing Committees”). In addition to the Standing Committees, three Advisory Committees were established to oversee the business and affairs of each of DowDuPont’s Agriculture, Materials Science and Specialty Products divisions in preparation for the Intended Business Separations. Each Advisory Committee is responsible for overseeing their respective divisions. The responsibilities of each Standing Committee and Advisory Committee are stated in the Bylaws as well as in their respective charters. The Committees are described in more detail beginning on page 4 of the Proxy Statement.

A list of the Directors and their respective Committee memberships is below:

	Standing Committees				Advisory Committees
Director	Audit	Compensation	Corporate Governance	Environment, Health, Safety and Technology	Agriculture	Materials Science	Specialty Products
Lamberto Andreotti*		X			X
James A. Bell*	CH					X
Edward D. Breen – Chief Executive Officer				CH	CH	X	CH
Robert A. Brown*	X				X
Alexander M. Cutler*			CH		X	A	A
Jeff M. Fettig*			CH			X
Marillyn A. Hewson*			X		X		A
Lois D. Juliber*		CH			X
Andrew N. Liveris – Executive Chairman				CH	X	CH	X
Raymond J. Milchovich*		X				X	A
Paul Polman*			X			X
Dennis H. Reilley*		CH				X	A
James M. Ringler*	X					X
Ruth G. Shaw*				X		X
Lee M. Thomas*				X	X
Patrick J. Ward*	CH				X

* = Independent    CH = Chairman or, as applicable, Co-Chairman    A = Additional Ex Officio Attendee

In addition, Advisory Committee members may participate in other Advisory Committee meetings as an attendee. Such attendees may not vote or be counted for quorum purposes. Advisory Committees also include ex officio members from the legacy Dow and legacy DuPont Boards who are not serving on the Board, as well as additional members who participate in an ex officio capacity as appointed by the Board to provide the Advisory Committees with the business context and knowledge needed to ensure an efficient and timely transition for the Intended Business Separations. Such ex officio members may not vote or be counted for quorum purposes.

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PROXY STATEMENT SUMMARY (continued)

Executive Compensation

Program Structure and Alignment with Core Principles

Both Dow and DuPont have a history of designing executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary for Company leadership and strategy execution. This legacy continues at DowDuPont and positions the Company well in order to deliver on the commitment to create three independent, industry-leading companies.

The legacy Dow and DuPont compensation programs are designed and administered to follow these core principles:

•	Establish a strong link between pay and performance

•	Align executives’ interests with stockholders’ interests, particularly over the longer term

•	Reinforce business strategies and drive long-term sustained stockholder value

DowDuPont is focused on implementing pay practices to ensure continued alignment with the Company’s core principles. The following summarizes DowDuPont’s key executive compensation governance practices:

KEY EXECUTIVE COMPENSATION PRACTICES

✓   Active stockholder engagement

✓   Strong links between executive compensation outcomes and company financial and market performance

✓   Compensation program structure designed to discourage excessive risk taking

✓   Significant focus on performance-based pay

✓   Each component of target pay benchmarked to median of either the peer group or the general market, as applicable

✓   Carefully structured peer group with regular Compensation Committee review

✓   Stock ownership requirements of six times base salary for the Executive Chairman and CEO and four times base  salary for the other NEOs

✓   100% independent Compensation Committee

✓   Clawback policy

✓  Anti-hedging/Anti-pledging policies

✓  Independent compensation consultants reporting to the Compensation Committee

✓  No new single-trigger change in control agreements

✓  Stock incentive plans prohibit option repricing, reloads, exchanges or options granted below market value  without stockholder approval

✓   Regular review of the Compensation Committee Charter to ensure best practices and priorities

As implementation of the Intended Business Separations continues, the Compensation Committee will continue to review best practices in governance and executive compensation to ensure that the compensation programs align with the Company’s core principles.

Executive Compensation Program Summary

2017 was a unique year, as both Dow and DuPont operated as standalone companies prior to the Merger Transaction, each with its own executive compensation and benefit programs and practices. Given the Intended Business Separations within a relatively short period of time after the closing of the Merger Transaction, a decision was made to not develop separate executive compensation programs at the DowDuPont level for 2017. Rather, the executive officers of DowDuPont continue to be employees of, and participants in, the compensation and benefit programs of Dow and DuPont, respectively. The only exception to this structure is related to a post-merger grant of Performance Share Units (“PSUs”) which were awarded to certain senior executives and which is discussed more fully in the section entitled “DowDuPont – Post Merger Grant” which can be found on page 45 of the Proxy Statement.

ix

PROXY STATEMENT SUMMARY (continued)

Each of the Dow and DuPont executive compensation programs delivers value through three primary forms of compensation: base salary, annual incentives, and long-term incentives. The compensation outcomes under the programs’ annual and long-term incentives are determined by respective company performance (and, in the case of the post-merger PSUs awarded, by the overall performance of DowDuPont).

The following table summarizes the two companies’ respective 2017 legacy executive compensation programs.

Executive Compensation Structures (Pre-Merger)
Element of Compensation	Dow	DuPont
Base Salary (Fixed annual cash compensation)	Targeted to median of selected peer group	Targeted to median of selected peer group or of general industry market data, as applicable
Annual Incentives	Paid in cash based on: • 60% Operating Net Income • 40% Management Operating Cash Flow • Individual Performance Modifier (0 –125%) • Entire award capped at 200% of target	Paid in cash based on: • 50% Operating EPS • 25% Business Unit Operating Earnings • 25% Business Unit Revenue • Entire award capped at 200% of target
Long-Term Incentives	• 45% PSUs: Relative TSR • 30% Stock Options • 25% Deferred Stock	• 60% PSUs: Relative TSR • 40% Stock Options

The following merger-related compensation actions were taken in 2017:

•	Target annual compensation for the CEO was increased to more accurately reflect his experience and performance and to align to that of the Executive Chairman

•	The Annual Incentive Target for the CEO was increased from 160% of Base Salary to 165% of Base Salary

•	The value of Long-Term Incentives for the CEO was aligned via a post-merger grant of stock options

•	Adjustments were made to DuPont’s annual incentive metrics for the post-merger period of 2017

•	Operating EPS was replaced by Operating Net Income

•	Business Unit Operating Earnings was replaced by Business Unit EBITDA

•	Adjustments were made to outstanding equity awards to reflect the conversion into awards denominated in DowDuPont common stock, including the conversion of PSUs to RSUs and Performance Stock to Deferred Stock upon the merger at the better of target or actual performance

•	PSUs were awarded post-merger to incentivize certain key employees in driving the realization of the Company’s cost synergies as well as timely execution of the Intended Business Separations

•	A change in control was triggered for certain non-qualified benefit plans

•	Dow distributed previously earned but deferred compensation and non-qualified benefit payments to certain participants of the Executives’ Supplemental Retirement Plan (“ESRP”) and Elective Deferral Plan (“EDP”) as triggered by the Merger Transaction and further described on pages 60 and 61 of the Proxy Statement; these distributions were not new or additional compensation as a result of the Merger Transaction

•	DuPont funded, as of the Merger Transaction, a Rabbi Trust, which was established in 2013, for future payments under non-qualified deferred compensation plans in connection with a termination of employment or upon a date specified at the time of deferral. The trust is subject to the claims of creditors.

x

2018 Annual Meeting of Stockholders

DowDuPont Inc.

xi

xii

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 25, 2018

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Stockholders may request their proxy materials be delivered to them electronically in 2019 by visiting

https://enroll.icsdelivery.com/dwdp.

VOTING AND ATTENDANCE PROCEDURES

In this Proxy Statement, you will find information on the Board of Directors of DowDuPont Inc. (the “Board”), the candidates for election to the Board, and eight other items to be voted upon at the 2018 Annual Meeting of Stockholders (the “2018 Meeting”) and any adjournment or postponement of the 2018 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. References in this document to “the Company” and “DowDuPont” mean DowDuPont Inc., to “Dow” means The Dow Chemical Company, and to “DuPont” means E. I. du Pont de Nemours and Company. This Proxy Statement is first being distributed to stockholders on or about March 16, 2018.

Vote Your Shares in Advance

You may vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received by the independent Inspectors of Election prior to the 2018 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

You may revoke your proxy or voting instructions at any time before their use at the 2018 Meeting by sending a written revocation, by submitting another proxy or voting form on a later date, or by attending the 2018 Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold DowDuPont common stock.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans, and requires the appointment of an independent tabulator and Inspectors of Election for the 2018 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase and dividend reinvestment plan administered by Computershare Trust Company, N.A. (the “Computershare CIP”), the DowDuPont common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you in the Computershare CIP, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your Computershare CIP shares will be voted as recommended by the Board.

Participants in various employee savings plans, including The Dow Chemical Company Employees’ Savings Plan and the DuPont Retirement Savings Plan (each a “Plan” or collectively the “Plans”), will receive a voting instruction form. Your executed form will provide voting instructions to the respective Plan Trustee (Fidelity Management Trust Company for the Dow Plan and Merrill Lynch, Pierce, Fenner & Smith, Incorporated for the DuPont Plan). If no instructions are provided, the Trustees and/or administrators of the Plans will vote the respective Plan shares according to the provisions of each Plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 P.M. Eastern Time on April 20, 2018, or, if you are voting via the Internet or by phone, by 11:59 P.M. Eastern Time on April 22, 2018. Accordingly, you may not vote your Plan shares in person at the Annual Meeting.

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VOTING AND ATTENDANCE PROCEDURES (continued)

DowDuPont Shares Outstanding and Quorum

At the close of business on the record date, February 26, 2018, there were 2,325,945,219 shares of DowDuPont common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2018 Meeting. For Agenda Item 1: Election of Directors, each nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Item 3: Advisory Resolutions on the Frequency of Future Advisory Votes to Approve Executive Compensation, the frequency (every one year, every two years or every three years) that receives the most FOR votes will be approved. For all other Agenda Items to be presented for a vote at the 2018 Meeting (2 and 4 through 9), each such item must receive more FOR votes than AGAINST votes in order to be approved. Abstentions and broker non-votes will be included in determining the presence of a quorum at the 2018 Meeting, but will not be counted or have an effect on the outcome of any matter except as specified below with respect to Agenda Item 4. Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under New York Stock Exchange (“NYSE”) rules, your bank or broker may vote shares held in beneficial name only on Agenda Item 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm, without instruction from you, but may not vote on any other matter to be voted on at the 2018 Meeting. A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2018 Meeting for ten days before the 2018 Meeting, during normal business hours, at the Office of the Corporate Secretary.

Proxy Solicitation on Behalf of the Board

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2018 Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard.

DowDuPont has retained Innisfree M&A Incorporated to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $25,000, plus reasonable expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed by DowDuPont on request. The cost of solicitation will be borne by the Company.

Attending the 2018 Meeting

An approved form of proof of stock ownership is necessary to attend the 2018 Meeting. If you hold your shares through a bank or broker, you will need proof of record date ownership for admission to the 2018 Meeting, such as a letter from the bank or broker. In addition, such holders who wish to vote in person at the 2018 Meeting must obtain a “legal proxy” from the bank, broker or other holder of record that holds their shares in order to be entitled to vote at the 2018 Meeting.

Since seating is limited, the Board has established the rule that only stockholders or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms) may attend.

All stockholders and proxy holders wishing to attend the 2018 Meeting should bring and present valid government issued photo identification for admittance. Proxy holders will also be asked to present credentials for admittance.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the Annual Meeting.

If you are unable to attend the 2018 Meeting in person, please listen to the live audio webcast or the replay after the event, at www.dow-dupont.com/investors.

Other Matters

The Board does not intend to present any business at the 2018 Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2018 Meeting.

2

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of both Dow’s and DuPont’s historic core values, and, as a result, DowDuPont is committed to applying the same sound corporate governance and leadership principles and practices. Within this section, you will find information about the Board and its governance structure and processes.

DowDuPont Board Corporate Governance Guidelines

The Corporate Governance Guidelines form an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board’s responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit the Company’s website at www.dow-dupont.com/investors/corporate-governance to review the following governance documents:

•	DowDuPont Code of Conduct

•	Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Corporate Governance Guidelines

•	DowDuPont Code of Financial Ethics

•	Advisory Committee Charters and Membership

•	Board Committee Charters and Membership

•	Dow and DuPont Conflict Minerals and Human Rights Reports and Policies

•	Dow and DuPont Political Policy and Engagement Reports and Policies

Director Independence

The Board has assessed the independence of each non-employee Director in accordance with the standards of independence of the NYSE, SEC rules and as described in the Corporate Governance Guidelines. Based upon these standards, the Board has determined that the following fourteen members of the Board are independent Directors: Lamberto Andreotti, James A. Bell, Robert A. Brown, Alexander M. Cutler, Jeff M. Fettig, Marillyn A. Hewson, Lois D. Juliber, Raymond J. Milchovich, Paul Polman, Dennis H. Reilley, James M. Ringler, Ruth G. Shaw, Lee M. Thomas and Patrick J. Ward. These independent Directors constitute a “substantial majority” of the Board, consistent with Board policy. The Corporate Governance Committee, as well as the Board, will annually review relationships that Directors may have with the Company and members of management to make a determination as to whether there are any material relationships that would preclude a Director from being independent.

All members of the Audit, Compensation, and Corporate Governance Committees are independent Directors under the Corporate Governance Guidelines and applicable regulatory and listing standards.

The Board had previously determined that the following individuals who served as Directors on the Dow Board until the effective date of the Merger Transaction were also independent Directors: Ajay Banga, Jacqueline K. Barton, Richard K. Davis, Mark Loughridge, and Robert S. (Steve) Miller.

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board appoints the Company’s officers, assigns to them responsibility for management of the Company’s operations, and reviews their performance.

As described in the Company’s Amended and Restated Bylaws effective as of September 11, 2017 (“Bylaws”), Andrew N. Liveris currently serves as the Executive Chairman of DowDuPont and Edward D. Breen serves as the Chief Executive Officer of DowDuPont. As announced by the Company on March 12, 2018, as of April 1, 2018, Mr. Liveris will no longer serve as Executive Chairman. Effective April 1, 2018, Jeff M. Fettig will serve as a non-employee Executive Chairman. Following this transition, Mr. Liveris will continue as a Director of DowDuPont through his previously announced retirement from the Company on July 1, 2018. The previous Lead Independent Directors of each of Dow and DuPont serve as Co-Lead Independent Directors of the Board with responsibilities set forth in the Corporate Governance Guidelines. Further detail on the responsibilities of those roles follows.

3

CORPORATE GOVERNANCE (continued)

Executive Chairman

The Executive Chairman has the lead responsibility for chairing the Board. The Executive Chairman has the following corporate-wide responsibilities:

(i)	joint responsibility for the corporate-wide synergies of DowDuPont together with the Chief Executive Officer; and,

(ii)	responsibility for the agenda and schedule of all meetings of the Board, in consultation with the Chief Executive Officer.

The Executive Chairman has all such other powers and may perform such other duties as may be assigned by the Board from time to time.

Chief Executive Officer

The Chief Executive Officer of DowDuPont reports to the Board and has the following corporate-wide responsibilities:

(i)	sole responsibility for the financial affairs of DowDuPont, including the integration, ongoing operation, and performance of DowDuPont;

(ii)	joint responsibility for the corporate-wide synergies of DowDuPont together with the Executive Chairman; and,

(iii)	joint responsibility with the Executive Chairman for the agenda and schedule of all meetings of the Board.

The Chief Executive Officer has such other powers and may perform such other duties as may be assigned by the Board from time to time.

Co-Lead Independent Director Roles

The Board has Co-Lead Independent Directors, designated in accordance with the Bylaws, whose shared responsibilities are to:

(i)	preside at all meetings of the Board at which the Executive Chairman and Chief Executive Officer are not present, including executive sessions of the Board’s independent Directors;

(ii)	serve as liaisons between the Executive Chairman and/or the Chief Executive Officer, on the one hand, and the independent Directors, on the other hand;

(iii)	determine the appropriate materials to be provided to the Board;

(iv)	review meeting agendas and schedules and consult with the Executive Chairman regarding the same;

(v)	serve as focal point for stockholder communications and requests for consultation that are, in each case, addressed to independent members of the Board;

(vi)	review and approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and,

(vii)	have authority to call meetings of the Board’s independent Directors.

Committees

Committees perform many important functions. The responsibilities of each Committee are stated in the Bylaws and in their respective Committee charters. The Board, upon the recommendation of the Corporate Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four Standing Committees and three Advisory Committees (individually a “Committee” and collectively the “Committees”):

Standing Committees	Advisory Committees
Audit Committee	Agriculture Advisory Committee
Compensation Committee	Materials Science Advisory Committee
Corporate Governance Committee	Specialty Products Advisory Committee
Environment, Health, Safety and Technology Committee

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CORPORATE GOVERNANCE (continued)

A brief description of the responsibilities of the Committees are as follows:

Standing Committees

Audit Committee

All members of the Audit Committee are independent Directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

The Board has determined that all members of the Audit Committee are “audit committee financial experts” within the meaning of applicable SEC rules. Further, the Board has determined, in accordance with applicable requirements of the NYSE, that the simultaneous service of Mr. Bell on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

•   Nominates, engages and replaces, as appropriate, the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s Consolidated Financial Statements.

•   Pre-approves all services and fees performed by the Company’s independent registered public accounting firm.

•   Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•   Reviews effectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•   Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

•   Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•   Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

A Summary of the Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is included as part of Agenda Item 4: Ratification of Independent Registered Public Accounting Firm in this Proxy Statement.

Compensation Committee All members of the Compensation Committee are independent Directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

•   Retains any compensation consultants that the Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the Committee shall set the compensation and oversee the work of the consultants, including approval of an applicable executive compensation peer group.

•   Assesses current and future senior leadership talent for Company officers.

•   Assists the Board in Executive Chairman and CEO succession planning process.

•   Evaluates the performance of the Executive Chairman and the CEO in light of the goals and objectives set by the Compensation Committee and, together with the other independent members of the Board, determines and approves the compensation of both the Executive Chairman and the CEO based on this evaluation.

•   Recommends, for approval by the independent Directors, Executive Chairman and Chief Executive Officer compensation.

•   Recommends and approves the principles guiding the Company’s executive officer compensation and benefits plans as well as other compensation and benefits plans.

•   Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•   Works with management to develop the Compensation Discussion and Analysis and the Compensation Committee Report for inclusion in the Company’s Annual Report on Form 10-K or annual meeting Proxy Statement.

•   Considers the voting results of any say-on-pay or related stockholder proposals.

5

CORPORATE GOVERNANCE (continued)

Corporate Governance Committee

All members of the Corporate Governance Committee are independent Directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

•    Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•    Monitors the functioning of Board Committees.

•    Oversees the Board’s new director orientation program.

•    Oversees the annual assessment of the Board and its Committees.

•    Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Certificate of Incorporation, Bylaws and Committee charters.

•    Oversees the Company’s ethics and compliance functions, including review of its business conduct and ethics policies.

Environment, Health, Safety and Technology Committee

•    Reviews the Company’s safety, health and environmental policies and performance.

•    Oversees and advises the Board of Directors on matters impacting corporate social responsibility and the Company’s public reputation.

Advisory Committees

The Advisory Committees were established to oversee the business and affairs of each of DowDuPont’s Agriculture, Materials Science and Specialty Products divisions in preparation for the Intended Business Separations. Each Advisory Committee is responsible for overseeing the business and affairs of its respective division including:

(i)	developing strategy and operational direction;

(ii)	planning and making recommendations to approve operating and capital budgets;

(iii)	evaluating the performance of, and making recommendations as to all matters related to the compensation of, the leadership team of the respective division;

(iv)	receiving reports on financial performance and synergies;

(v)	identifying risk areas, assessing risk management and discussing with the leadership team of the respective division, the policies and processes related thereto at the divisional level;

(vi)	reviewing any transaction specific to the respective division that requires Board approval;

(vii)	developing a capital structure for the respective division and presenting such capital structure to the Board; and

(viii)	selecting, changing and making permanent the chief executive officer and leadership teams of the respective division and assessing current and future talent of the leadership team, including development and succession plans of all leadership team positions in the respective divisions.

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CORPORATE GOVERNANCE (continued)

Committee Membership

The following chart shows the current Committee membership and the number of meetings that each Committee held in 2017. The total number of Standing Committee meetings is noted for Dow from January 1, 2017 until the closing of the Merger Transaction on August 31, 2017, and for DowDuPont from September 1, 2017 until December 31, 2017.

		Standing Committees				Advisory Committees
Director		Audit	Compensation	Corporate Governance	Environment, Health, Safety and Technology	Agriculture	Materials Science	Specialty Products
Lamberto Andreotti*			X			X
James A. Bell*		CH					X
Edward D. Breen – Chief Executive Officer					CH	CH	X	CH
Robert A. Brown*		X				X
Alexander M. Cutler*				CH		X	A	A
Jeff M. Fettig*				CH			X
Marillyn A. Hewson*				X		X		A
Lois D. Juliber*			CH			X
Andrew N. Liveris – Executive Chairman					CH	X	CH	X
Raymond J. Milchovich*			X				X	A
Paul Polman*				X			X
Dennis H. Reilley*			CH				X	A
James M. Ringler*		X					X
Ruth G. Shaw*					X		X
Lee M. Thomas*					X	X
Patrick J. Ward*		CH				X
Number of Meetings in 2017	Dow (17 total)	6	4	4	3	n/a	n/a	n/a
DowDuPont (14 total)		3	2	2	1	2	2	2

* = Independent    CH = Chairman or, as applicable, Co-Chairman    A = Additional Ex Officio Attendee

In addition, Advisory Committee members may participate in other Advisory Committee meetings as an attendee. Such attendees may not vote or be counted for quorum purposes. Advisory Committees also include ex officio members from the legacy Dow and legacy DuPont Boards who are not serving on the Board, as well as additional members who participate in an ex officio capacity as appointed by the Board to provide the Advisory Committees with the business context and knowledge needed to ensure an efficient and timely transition for the Intended Business Separations. Such ex officio members may not vote or be counted for quorum purposes.

Additional Information about the Advisory Committees

Agriculture Advisory Committee

The Agriculture Advisory Committee is comprised of (i) members of the Board who were designated by the DuPont board, (ii) the Executive Chairman of DowDuPont, (iii) the Chief Executive Officer of DowDuPont, and (iv) former members of the DuPont board who are not members of the DowDuPont Board and who serve in an ex officio capacity by virtue of their prior service on the DuPont board.

Materials Science Advisory Committee

The Materials Science Advisory Committee is comprised of (i) members of the Board who were designated by the Dow board, (ii) the Executive Chairman of DowDuPont, (iii) the Chief Executive Officer of DowDuPont, and (iv) former members of the Dow board who are not members of the DowDuPont Board and who serve in an ex officio capacity by virtue of their prior service on the Dow board.

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CORPORATE GOVERNANCE (continued)

Specialty Products Advisory Committee

The Specialty Products Advisory Committee is comprised of (i) the Executive Chairman of DowDuPont, (ii) the Chief Executive Officer of DowDuPont, (iii) members of the Board as may be agreed on by the Executive Chairman and the Chief Executive Officer of DowDuPont, (iv) former members of the Dow or DuPont boards who are not members of the DowDuPont Board and who serve in an ex officio capacity by virtue of their prior service on the Dow or DuPont board, and (v) any additional members who participate in an ex officio capacity as appointed by the Executive Chairman and the Chief Executive Officer.

Decision Making and Administration

To the extent there are any disagreements between or among the Advisory Committees regarding the determinations about the capital structure of the three divisions, the matter shall be submitted to a reconciliation committee, consisting of the Chief Executive Officer, the Executive Chairman, and the Co-Lead Independent Directors, for resolution. To the extent the reconciliation committee is unable to come to a determination, a majority of the Board shall make the determination.

Pursuant to the Bylaws, the Board will have the authority to approve the Intended Business Separations or may determine to abandon, by a majority vote, the exploration or pursuit of a separation of the Agriculture division, Materials Science division or Specialty Products division, respectively. In the event that the separation of any division is consummated, the Advisory Committee with respect to such division shall be dissolved, with it being anticipated that its members would continue as members of the Board of Directors of the separated entity, and the provisions in the Bylaws with respect thereto shall be of no further force and effect. To the extent the Board determines to abandon one or more of the anticipated separations, the Advisory Committees may be dissolved at any time following the two-year anniversary of the consummation of the merger.

Provisions of the Bylaws regarding the Executive Chairman and Chief Executive Officer, the DowDuPont Board and the Advisory Committees described above may only be modified, amended or repealed, and Bylaw provisions inconsistent with such matters may only be adopted, by an affirmative vote of at least 66 2/3% of: (i) the Board or (ii) the holders of all shares of capital stock of DowDuPont then entitled to vote on such matters.

Board’s Role in the Oversight of Risk Management

The Board is responsible for overseeing the overall risk management process for the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Standing Committees and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan, and each Standing Committee is responsible for oversight of specific risk areas relevant to their respective charters. This process includes an assessment of potential cyber-attacks and the ongoing review of the Company’s comprehensive cyber security program.

The oversight responsibility of the Board and Standing Committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The Audit Committee is responsible for overseeing that management implements and follows this risk management process and for coordinating the outcome of reviews by the other Standing Committees in their respective risk areas.

Standing Committee	Area(s) of Risk Management Oversight Responsibility
Compensation Committee	the Company’s executive compensation practices
Audit Committee	management and effectiveness of accounting, auditing, external reporting, compliance and internal controls, and cyber security
Corporate Governance Committee	director independence, potential conflicts of interest and other ethics and compliance
Environment, Health, Safety and Technology Committee	emerging regulatory developments related to safety, health and environment

Although each Standing Committee is responsible for overseeing the management of certain risks as described above, the full Board is regularly informed by the Standing Committees about these risks. This enables the Board and the Standing Committees to coordinate risk oversight and the relationships among the various risks faced by the Company.

8

CORPORATE GOVERNANCE (continued)

Stockholder Engagement

Throughout the year, the independent Directors and members of the management teams at Dow, DuPont, and DowDuPont continued extensive outreach to stockholders, engaging with investors who collectively held over 50% of outstanding shares of each company. Through this outreach, the management teams updated investors on a range of topics such as the Merger Transaction and Intended Business Separations, the overall business strategy, current business conditions, corporate citizenship and sustainability, corporate governance practices and executive compensation, as well as gained an understanding of the perspectives and concerns of each investor. The Boards and management teams carefully consider the feedback from these meetings, as well as stockholder support, when reviewing the business, corporate governance and executive compensation profiles.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, Executive Chairman, Co-Lead Independent Directors or other independent Directors, may do so by writing in care of the Office of the Corporate Secretary, 974 Centre Road, Wilmington, DE 19805.

The Board’s independent Directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Executive Chairman, Co-Lead Independent Directors or other outside Directors. Communications will be distributed to any or all Directors as appropriate depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam”; advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted or deleted communication will be made available to any Director upon such Director’s request. Concerns relating to accounting, internal controls, auditing or ethical matters are brought to the attention of the internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board, Standing Committees and Annual Meeting Attendance

From January 1, 2017 until the closing of the Merger Transaction on August 31, 2017, Dow held eight Board meetings and seventeen Standing Committee meetings. From September 1, 2017 through December 31, 2017, DowDuPont held three Board meetings and eight Standing Committee meetings. All of the Directors attended more than 75% of the sum of the total number of Board meetings and the total number of meetings of the Standing Committees on which the Director served during the past year. The Directors are encouraged to attend all Annual Meetings of Stockholders, and in 2017 all thirteen Directors then serving on the Dow Board attended the Dow Annual Meeting of Stockholders held on May 11, 2017.

Executive Sessions of Directors

The non-employee Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. From January 1, 2017 through closing of the Merger Transaction on August 31, 2017, there were five executive sessions of the Dow Board chaired by Mr. Fettig, Lead Independent Director. From September 1, 2017 through December 31, 2017, there were three executive sessions of the Board chaired by Messrs. Cutler and Fettig, Co-Lead Independent Directors for the Board. The Standing Committees typically meet in executive session in connection with every Committee meeting.

Director Qualifications and Diversity

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its Committees, relevant career experience, and a commitment to ethnic, racial and gender diversity. The Corporate Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership in order to ensure a diverse and highly qualified Board of Directors. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess

9

CORPORATE GOVERNANCE (continued)

individual skills, experience and demonstrated abilities that help meet the current needs of the Board and provide for diversity of membership, such as experience or expertise in some of the following areas: the chemical industry, global business, science and technology, finance and/or economics, corporate governance, public affairs, government affairs, and experience as chief executive officer, chief operating officer or chief financial officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Corporate Governance Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate.

Guidelines for Director qualifications are included in the Corporate Governance Guidelines. The guidelines for Director qualifications provide that a commitment to diversity is a consideration in the identification and nomination of Director candidates, and that candidates are evaluated to provide for a diverse and highly qualified Board. The Corporate Governance Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to these guidelines in the review and discussion of Board candidates when assessing the composition of the Board and by including questions regarding the diversity of the Board membership in the Board’s annual self-evaluations.

Identifying Director Candidates

Among the Corporate Governance Committee’s most important functions is the selection of Directors who are recommended to the Board as candidates for election. The Corporate Governance Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Corporate Governance Committee from various sources, including current or former Directors, a search firm retained by the Corporate Governance Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives, and by self-nomination. The Corporate Governance Committee is open to accepting stockholders’ suggestions of candidates to consider as potential Board members as part of the Corporate Governance Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Corporate Governance Committee through the Office of the Corporate Secretary. The Corporate Governance Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Director Candidate Nominations through Proxy Access

The Bylaws set forth procedural and content requirements for director candidate nominations through proxy access. As more specifically provided in the Bylaws, a stockholder or group of up to twenty stockholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements detailed in the Bylaws. Nominations should be sent to the Office of the Corporate Secretary in accordance with the procedural and content requirements set forth in the Bylaws, the full text of which is available at www.dow-dupont.com/investors/corporate-governance.

Board Term

The Certificate of Incorporation provides that all Directors stand for election at each Annual Meeting of Stockholders.

The Corporate Governance Guidelines provide that Directors should not be nominated for election to the Board after reaching age 72, unless it is determined that it is in the best interests of the Company to extend the retirement date. Messrs. Ringler and Thomas are current Directors who are nominated for re-election to the Board at the 2018 Meeting, although they have already reached age 72. The Corporate Governance Committee and the Board have determined that, due to the current needs of the Board and the unique circumstances of the Intended Business Separations, the nomination of Messrs. Ringler and Thomas to stand for re-election as Directors is warranted.

Code of Conduct

The Board has adopted a Code of Conduct for Directors and Officers and a Code of Financial Ethics applicable to the Chief Executive Officer, Chief Financial Officer and Co-Controllers. In addition, the operating subsidiaries of DowDuPont have codes of conduct applicable to their respective employees. The full text of DowDuPont’s Code of Conduct as well as the codes of conduct for Dow and DuPont are available at www.dow-dupont.com/investors/corporate-governance. In addition, DowDuPont discloses on its website any waiver of or amendment to the Code of Conduct requiring disclosure under applicable rules.

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CORPORATE GOVERNANCE (continued)

Related Person Transactions

The Board adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Corporate Governance Committee (or its Co-Chairs, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DowDuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Corporate Governance Committee for ratification. If the Corporate Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under DowDuPont’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

(i)	DowDuPont was, is or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of DowDuPont’s last fiscal year was:

(i)	a Director or an executive officer of DowDuPont or a nominee to become a Director of DowDuPont;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of DowDuPont’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

Certain Relationships and Related Transactions

DowDuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors and executive officers of DowDuPont, or their immediate family members, are employees. The Corporate Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or 2% of the consolidated gross revenues of each of the purchaser and the seller, and all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time. From time to time, the Company may have employees who are related to DowDuPont executive officers and Directors. An adult child of Mr. Charles J. Kalil is employed by Dow in a non-executive position. In 2017, she received compensation in the approximate amount of $180,000, which amount and other terms of her employment, including equity awards, are commensurate with that of her peers and determined on a basis consistent with Dow’s human resources policies.

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CORPORATE GOVERNANCE (continued)

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its Directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, all Reporting Persons complied with these reporting requirements during fiscal year 2017, except for Forms 3 for Messrs. Reilley and Thomas, and Ms. Fox which were amended to properly state holding information as of the Merger Transaction closing.

Sustainability Initiatives

Since the 1980s, both Dow and DuPont have demonstrated industry leadership in sustainability. That commitment resulted in DowDuPont being named to the 2017 Dow Jones Sustainability World Index, recognizing DowDuPont’s continuing sustainability performance to be in the top 10% of the industry.

Both Dow and DuPont have displayed a proven, decades-long track record of consistently integrating industry-leading sustainability, environmental, and social metrics into the company strategy and using those metrics to drive company performance.

In 2015, Dow launched its third set of industry-leading, aspirational 2025 Sustainability Goals, which link sustainability metrics directly to company strategy in every business unit, function and geography. Dow’s emphasis on integrating sustainability metrics into the everyday plans of the company has been key to its economic, environmental, and social metric successes over the past two decades.

In 2015, DuPont continued its sustainability leadership effort by announcing a set of 2020 Sustainability Goals that integrate sustainability with its innovation process, further improve its operational footprint and continue its efforts to enhance global food security.

Both Dow and DuPont have notable accomplishments toward fulfillment of these sustainability goals:

•	In 2017, Dow was the first U.S.-based company to issue its annual sustainability report according to the updated Global Reporting Initiative (GRI) Standards at the Comprehensive Level – the highest standard in corporate responsibility, transparency, and accountability.

•	In 2017, Dow won a U.S. Presidential Green Chemistry Award, an EPA Safer Choice Partner of the Year award, and ten R&D 100 awards, six of which were for sustainability-related products.

•	Dow announced a Circular Economy collaboration to develop the market for recycled polyols manufactured from end-of-life mattresses.

•	Dow delivered its first certified renewable polyethylene to customers in The Netherlands and Germany.

•	Dow delivered more than $160 million in the last two years from implementing its 2025 Valuing Nature Goal. This resulted from valuing the specific alternatives that natural infrastructure, process improvements, conservation options, and embedding natural processes into innovation could provide in business decisions.

•	Dow initiated its Product Stewardship Academy with outreach in Kenya, Nigeria and Ghana. The program is aimed at providing training and mentoring on product safety practices in developing regions.

•	Dow launched its partnership with the WE organization, to promote science and innovation among youth, which will include the developing a curriculum focused on chemistry innovation, safety, and sustainability.

•	DuPont reduced absolute Scope 1 and 2 greenhouse gas emissions by more than 8.5% between 2010 and 2016 and cut total water consumption by approximately 4% over the same period.

•	DuPont reduced non-renewable energy intensity by more than 10% since 2010.

•	DuPont invested approximately $6 billion and introduced nearly 3,500 new products between 2010 and 2016 as part of its 2020 goal to develop innovations that produce more food, enhance nutritional value and improve agriculture sustainability.

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CORPORATE GOVERNANCE (continued)

•	DuPont exceeded the 2020 goal of facilitating two million engagements of youth around the world to inform and inspire the next generation to address food security.

•	DuPont achieved the Carbon Disclosure Project CDP Climate “A-“Leadership Band.

DowDuPont continues to drive a new era of sustainable growth as it pursues the Intended Business Separations. Dow and DuPont will continue to work toward achievement of their respective sustainability goals that create value for all stakeholders, and through product innovation, business strategy and operations, the Company will meet those goals.

More information about Dow’s and DuPont’s legacy sustainability programs, goals, and reports can be found online at www.dow-dupont.com/about-dow-dupont/sustainability.

Political Engagement and Disclosure

Government policy is one of the most powerful external forces affecting DowDuPont today. New laws and changes to existing laws can fundamentally impact the Company’s operations and the markets where it does business – and in turn, the Company’s bottom line, thereby affecting DowDuPont and its subsidiaries, employees, retirees, suppliers, customers, communities and stockholders.

Because the impact of government policy is so critical to the Company’s survival and success, DowDuPont subsidiaries actively participate in both policymaking and political processes, through legally allowed advocacy efforts and by making political contributions to candidates, parties and causes. DowDuPont subsidiaries are committed to the highest standard of ethical conduct in their involvement in policymaking and political process. As part of DowDuPont’s commitment to transparency, materials on political policy and engagement are available at www.dow-dupont.com/investors/corporate-governance.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Board Composition

The Board consists of sixteen members – eight Directors from the legacy Dow Board and eight Directors from the legacy DuPont Board. There are two Co-Lead Independent Directors: Mr. Jeff M. Fettig, who previously served as the Lead Independent Director for Dow; and Mr. Alexander M. Cutler, who previously served as the Lead Independent Director for DuPont. Mr. Andrew N. Liveris serves as the Executive Chairman of the Board and Mr. Edward D. Breen, Chief Executive Officer, also serves on the Board.

Recommendations and Nominations for Director

In accordance with the recommendation of the Corporate Governance Committee, the Board has nominated the following individuals for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2019 or until their successors are elected and qualified: Lamberto Andreotti, James A. Bell, Edward D. Breen, Robert A. Brown, Alexander M. Cutler, Jeff M. Fettig, Marillyn A. Hewson, Lois D. Juliber, Andrew N. Liveris, Raymond J. Milchovich, Paul Polman, Dennis H. Reilley, James M. Ringler, Ruth G. Shaw, Lee M. Thomas and Patrick J. Ward. A biography is included for each nominee beginning on page 17 of the Proxy Statement. While nominated for re-election, the Company has announced that Mr. Liveris will serve as a Director of DowDuPont only through July 1, 2018, at which time he will retire from the Company and the Board of Directors. As set forth in the Bylaws, the Continuing Dow Directors will identify a replacement to fill the vacancy at that time.

The Board of Directors unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

Overview of Board Composition

*	Reflects years served as a legacy Dow or legacy DuPont Director and as a DowDuPont Director

Qualifications

The Corporate Governance Committee and the Board believe that the qualifications, skills, experience and attributes set forth in this Proxy Statement for all Directors nominated for election support the conclusion that these individuals are qualified to serve as Directors of the Company and collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business. The Directors have a diverse combination of the following backgrounds and qualifications:

Leadership Experience

Directors who have held leadership positions in a public company possess an understanding of the regulations and considerations that are unique to a public company.

International / Global Experience

Directors who have experience and knowledge of international business operations are particularly important given the global presence and financial aspects of the Company.

Science / Technology Expertise

Directors who have expertise in the science or technology field are particularly important given the Company’s focus on research and innovation.

Finance and Accounting Expertise

Numerous financial metrics are used to measure performance. An advanced understanding of finance and accounting is an important qualification for Directors in the preparation of financial statements and risk management.

Public Company Board Experience

Directors with previous public company board experience provide additional corporate governance, compensation experience and financial expertise.

Industries and Markets Expertise

Directors who have experience in the industry and markets served by the Company offer valuable perspective.

Each of these experiences provides the Board with a balance of perspectives that contribute to its effectiveness in overseeing the business, preparing for the Intended Business Separations, and advising the Company on navigating the regulatory environment for the Intended Business Separations. The Corporate Governance Committee and Board have determined that the Directors nominated for election are qualified to serve as Directors of the Company. As the business evolves and preparation for the Intended Business Separations continues, the Corporate Governance Committee and Board will continue to evaluate the membership of the Board to ensure that the skills and experiences on the Board are aligned with the needs of the Company.

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

The Board unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The Company’s Bylaws prescribe the voting standard for election of Directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of Directors to be elected. Under the Corporate Governance Guidelines, if a nominee who already serves as a Director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the 2018 Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of Directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of Directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

DIRECTOR NOMINEES

Information in the biographies summarizes key qualifications and diversity attributes as they apply to the individual Directors to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement and the age listed is as of the 2018 Meeting. Each nominee is currently serving as a Director and each has consented to serve if elected for the new term.

LAMBERTO ANDREOTTI
Age: 67 DowDuPont Committees: • Compensation • Agriculture Other Directorships: • None

Former Chairman of the Board and Chief Executive Officer, Bristol-Myers Squibb

Mr. Andreotti is the former Chairman of the Board and Chief Executive Officer of Bristol-Myers Squibb, a global, innovative healthcare company. He served as Chairman at Bristol-Myers Squibb from May 2015 to May 2017 and Chief Executive Officer from May 2010 to May 2015. Mr. Andreotti previously served as its President and Chief Operating Officer responsible for all of Bristol-Myers Squibb’s pharmaceutical operations worldwide. He joined Bristol-Myers Squibb’s Board of Directors in 2009, and led a broad range of businesses and regions after joining the company in 1998. Mr. Andreotti served as a Director of DuPont from 2012 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•    strong track record of leading a science and technology-based corporation as Chairman and Chief Executive Officer of Bristol-Myers Squibb

•    global business, corporate governance and investor relations expertise

•    perspective on human resources, finance, marketing and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb

JAMES A. BELL
Age: 69 DowDuPont Committees: • Audit (Co-Chair) • Materials Science Other Directorships: • Apple Inc. • CDW Corporation • J.P. Morgan Chase & Co.

Former Executive Vice President, Corporate President and Chief Financial Officer, The Boeing Company

Mr. Bell is the former Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft. Mr. Bell joined Rockwell International, a predecessor of The Boeing Company, in 1972, and subsequently held various executive positions including Executive Vice President, Corporate President and Chief Financial Officer from 2008 to 2012. Mr. Bell served as a Director of Dow from 2005 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•    global business and leadership experience as Chief Financial Officer of The Boeing Company

•    finance and accounting expertise including experience with, and direct involvement and supervision of, the preparation of financial statements and risk management

•    additional public company board experience which provides additional corporate governance and financial expertise

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

EDWARD D. BREEN
Age: 62 DowDuPont Committees: • Environment, Health, Safety and Technology (Co-Chair) • Agriculture (Chair) • Materials Science • Specialty Products (Chair) Other Directorships: • Comcast

Chief Executive Officer, DowDuPont

Chairman and Chief Executive Officer, DuPont

Prior to his role at DowDuPont, Mr. Breen was the Chairman of the DuPont Board and Chief Executive Officer of DuPont. He was named Interim Chairman of the DuPont Board and Chief Executive Officer on October 16, 2015, and assumed those roles permanently on November 9, 2015. He served as Chairman, from July 2002 to March 2016, and Chief Executive Officer, from July 2002 to September 2012, of Tyco International, plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President and Chief Operating Officer, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen is a director of Comcast Corporation (since 2014 and 2005 to 2011). Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm. Mr. Breen served as a Director of DuPont from February 2015 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•    as Chairman and Chief Executive Officer of DuPont and former Chairman and Chief Executive Officer of Tyco, Mr. Breen is well suited to lead DowDuPont during this transformative time and to help enhance the Board’s ability to consider, evaluate and maintain oversight over business strategies and risk management efforts

ROBERT A. BROWN
Age: 66 DowDuPont Committees: • Audit • Agriculture Other Directorships: • None

President, Boston University

Dr. Brown has served as President of Boston University since September 2005. Dr. Brown previously was provost and professor of chemical engineering at the Massachusetts Institute of Technology from July 1998 through July 2005. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and a former member of the President’s Council of Advisors on Science and Technology. He is a trustee of the University Research Association, and is a member of the Council on Competitiveness. Dr. Brown is chairman of the Academic Research Council of the Ministry of Education of the Republic of Singapore and also serves on the Research Innovation and Enterprise Council chaired by the Prime Minister of Singapore. Dr. Brown served as a Director of DuPont from 2007 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•    provides the Board with an invaluable science and technology perspective gained from his positions at Boston University and the Massachusetts Institute of Technology

•    strong senior management capabilities

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

ALEXANDER M. CUTLER
Age: 66 DowDuPont Committees: • Corporate Governance (Co-Chair) • Agriculture Other Directorships: • KeyCorp

Former Chairman and Chief Executive Officer, Eaton

Mr. Cutler served as the Chairman and Chief Executive Officer of Eaton from 2000 to 2016. Mr. Cutler formerly served as Eaton’s President and Chief Operating Officer, Executive Vice President and Chief Operating Officer-Controls and Executive Vice President-Operations. He serves on the boards of KeyCorp (since 2000), United Way Services of Greater Cleveland, and the Musical Arts Association. Mr. Cutler served as a Director of DuPont from 2008 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•    wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience as former Chairman and Chief Executive Officer of Eaton

•    provides the Board with important insights in the areas of corporate governance and government relations based on his past position as Chair of The Business Roundtable Corporate Governance Committee as well as current board positions

JEFF M. FETTIG
Age: 61 DowDuPont Committees: • Corporate Governance (Co-Chair) • Materials Science Other Directorships: • Whirlpool Corporation

Chairman, Whirlpool Corporation

Mr. Fettig joined Whirlpool Corporation, a manufacturer of home appliances, in 1981 and subsequently held various executive positions including Chairman since 2004 and Chief Executive Officer from 2004 to October 1, 2017. Mr. Fettig served as a Director of Dow from 2003 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•    global business and leadership experience as Chairman and former Chief Executive Officer of Whirlpool Corporation

•    extensive experience and knowledge of international business operations, manufacturing, marketing, sales and distribution, which is particularly important given the global presence and nature of the operations of the Company

•    extensive experience and knowledge of consumer dynamics, branded consumer products, and end-user markets and servicing relevant to the business operations and focus of the Company

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

MARILLYN A. HEWSON
Age: 64 DowDuPont Committees: • Corporate Governance • Agriculture Other Directorships: • Lockheed Martin Corporation

Chairman, President and Chief Executive Officer, Lockheed Martin Corporation

Ms. Hewson has served since January 2014 as Chairman, President and Chief Executive Officer of Lockheed Martin Corporation, a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. Ms. Hewson was Chief Executive Officer and President of Lockheed Martin from January to December 2013 and has served as director since 2012. Ms. Hewson served as a Director of DuPont from 2007 until the effective date of the Merger Transaction when she became a Director of DowDuPont.

Skills and Expertise

•    provides the Board broad insight and knowledge on global business management, human resources, finance, supply chain, leveraged services and systems, internal audit and government contracting based on experience gained in leadership roles and as Chairman and Chief Executive of Lockheed Martin

•    expertise in government relations

LOIS D. JULIBER
Age: 69 DowDuPont Committees: • Compensation (Co-Chair) • Agriculture Other Directorships: • Mondelez International

Former Vice Chairman, Colgate-Palmolive Company

Ms. Juliber served as Vice Chairman, from October 2004 to March 2005, of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. Ms. Juliber was Chief Operating Officer of Colgate-Palmolive from 2000 to 2004. She formerly served as Executive Vice President-Developed Markets, President, Colgate-Palmolive North America and Chief Technology Officer of Colgate-Palmolive. Ms. Juliber is a director of Mondelez International, formerly Kraft Foods Inc. (since 2007). She was previously Chairman of the MasterCard Foundation (2006-2015) and also serves as a Trustee Emeritae of Wellesley College and a member of the President’s Council at Olin College. Ms. Juliber formerly served as a director of Goldman Sachs (2004-2012). Ms. Juliber served as a Director of DuPont from 1995 until the effective date of the Merger Transaction when she became a Director of DowDuPont.

Skills and Expertise

•    deep and broad experience leading and profitably growing global businesses as former Vice Chairman, Chief Operating Officer and Chief Technology Officer of Colgate Palmolive, one of the world’s top science-driven consumer products companies

•    expertise in marketing, R&D / product development, supply chain management, information technology, human resource development and business development strongly complements DuPont’s strategic priorities

•    extensive experience growing U.S.-based businesses in emerging markets such as China and India

•    over 20 years of corporate and not-for-profit board experience, provides unique insight in governance, audit and compensation issues

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

ANDREW N. LIVERIS

Age: 63

DowDuPont Committees:

•   Environment, Health, Safety and Technology (Co-Chair)

•   Agriculture

•   Materials Science (Chair)

•   Specialty Products

Other Directorships:

•   International Business Machines Corporation

Executive Chairman, DowDuPont

Chairman and Chief Executive Officer, The Dow Chemical Company

Mr. Liveris joined The Dow Chemical Company in 1976 and subsequently held various executive positions including President 2004 to February 2016, and Chief Executive Officer and Director 2004 to date and Chairman 2006 to date. As of the effective date of the Merger Transaction, Mr. Liveris became a Director and Executive Chairman of DowDuPont.

Skills and Expertise

•  global business and leadership experience as Chairman and Chief Executive Officer of The Dow Chemical Company

•  involvement with major business, public policy, and international organizations that contribute to addressing issues at the Company, including the U.S. President’s Export Council, the Business Roundtable Association and the U.S. Business Council

•  additional public company board experience as a director of International Business Machines Corporation and academic institution governance experience as a trustee of the California Institute of Technology and The King Abdullah University of Science and Technology (KAUST), which provides additional corporate governance and compensation experience and financial expertise

RAYMOND J. MILCHOVICH
Age: 68 DowDuPont Committees: • Compensation • Materials Science Other Directorships: • None

Former Chairman and Chief Executive Officer, Foster Wheeler AG

Mr. Milchovich served as Chief Executive Officer from 2001 to 2010 and Non-Executive Chairman of the Board and Consultant from 2010 to November 2011 of Foster Wheeler AG, a company that engineered and constructed facilities for oil and gas, liquid natural gas, refining, chemical, pharmaceutical and power industries. He also served Nucor Corporation as Director from 2002 to 2007 and 2012 to May 2017 and Lead Director from September 2013 to February 2017. Mr. Milchovich served as a Director of Dow from 2015 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•  global business and leadership experience as former Lead Director of Nucor Corporation and former Chief Executive Officer of Foster Wheeler AG

•  finance and accounting expertise including experience with, and direct involvement in and supervision of, the preparation of financial statements and risk management

•  additional public company board experience as former director of Nucor Corporation and Foster Wheeler AG which provides additional corporate governance and compensation experience and financial expertise

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

PAUL POLMAN
Age: 61 DowDuPont Committees: • Corporate Governance • Materials Science Other Directorships: • Unilever PLC • Unilever N.V.

Chief Executive Officer, Unilever PLC and Unilever N.V.

Mr. Polman joined Unilever PLC and Unilever N.V., providers of nutrition, hygiene and personal care products, in October 2008 and became Chief Executive Officer in January 2009. Mr. Polman served as a Director of Dow from 2010 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise:

•  global business and leadership experience as Chief Executive Officer of Unilever PLC and Unilever N.V.

•  extensive experience and knowledge of international business operations and global consumer product industries and end uses which is particularly important given the global presence and nature of the operations of the Company

•  active involvement with major trade, public policy and international organizations including the International Business Council of the World Economic Forum, UN Global Compact, and World Business Council for Sustainable Development, all which contributes to understanding and addressing issues at the Company

DENNIS H. REILLEY
Age: 65 DowDuPont Committees: • Compensation (Co-Chair) • Materials Science Other Directorships: • Marathon Oil Corporation • CSX Corporation

Non-Executive Chairman, Marathon Oil Corporation

Mr. Reilley has served as Non-Executive Chairman of Marathon Oil Corporation, an oil and natural gas exploration and production company, since January 2014. Mr. Reilley served as a Director of Covidien Ltd. from 2007 to 2015, and H.J. Heinz Company from 2005 to 2013. Mr. Reilley served as a Director of Dow from 2007 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise:

•  global business and leadership experience in multiple major corporations including Marathon Oil Corporation (Non-Executive Chairman), Covidien Ltd. (former Non-Executive Chairman), Praxair, Inc. (former Chairman, President and Chief Executive Officer), E.I. du Pont de Nemours & Co. (former Chief Operating Officer), and Conoco, Inc. (various managerial and executive positions)

•   extensive experience and knowledge of the global oil, petrochemical and chemical industries which is particularly important given the global presence and nature of the operations of the Company

•  additional public company board experience as a director of Marathon Oil Corporation and CSX Corporation, and former director of Covidien Ltd. and H.J. Heinz Company, which provides additional corporate governance and compensation experience and financial expertise

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AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

JAMES M. RINGLER
Age: 72 DowDuPont Committees: • Audit • Materials Science Other Directorships: • Teradata Corporation • Autoliv Inc. • John Bean Technologies Corporation • TechnipFMC plc.

Chairman, Teradata Corporation

Mr. Ringler has served as Chairman of Teradata Corporation, a provider of database software, data warehousing and analytics, since October 2007. Mr. Ringler served as a Director of Ingredion Incorporated from 2001 to 2014. Mr. Ringler served as a Director of Dow from 2001 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise:

•  global business and leadership experience as Chairman of Teradata Corporation

•  extensive knowledge and experience in a variety of manufacturing industries, which is particularly important given the global presence and nature of the operations of the Company

•  additional public company board experience as a director of Autoliv, Inc., John Bean Technologies Corporation, and TechnipFLC plc., and former director of Ingredion Incorporated, which provides additional corporate governance and compensation experience and financial expertise

RUTH G. SHAW
Age: 70 DowDuPont Committees: • Environment, Health, Safety and Technology • Materials Science Other Directorships: • DTE Energy Company • SPX Corporation

Former Group Executive, Public Policy and President, Duke Nuclear

Dr. Shaw served as Executive Advisor for Duke Energy Corporation, a provider of electricity and natural gas, from October 2006 to May 2008. She served as Group Executive, Public Policy and President of Duke Nuclear from April 2006 to October 2006. Dr. Shaw served as a Director of Dow from 2005 until the effective date of the Merger Transaction when she became a Director of DowDuPont.

Skills and Expertise:

•  global business and leadership experience with Duke Energy Corporation (former Group Executive and Executive Advisor) and Duke Power Company (former President and Chief Executive Officer) and leadership experience at academic institutions including Central Piedmont Community College (former President) and El Centro College (former President)

•  extensive knowledge of and experience with energy and power industries and markets including nuclear, coal, and natural gas, which is particularly important given the global presence and nature of the operations of the Company

•  additional public company board experience including current service as a director of DTE Energy Company and SPX Corporation which provides additional corporate governance and compensation experience and financial expertise

23

AGENDA ITEM 1: ELECTION OF DIRECTORS (continued)

LEE M. THOMAS
Age: 73 DowDuPont Committees: • Environment, Health, Safety and Technology • Agriculture Other Directorships: • None

Former Chairman and Chief Executive Officer, Rayonier Inc.

Mr. Thomas served Rayonier Inc., a global forest products company, as Chairman from July 2007 to May 2012, and Chief Executive Officer from May 2007 to December 2011. He was also President of Rayonier from March 2007 through August 2010. Previously, Mr. Thomas was President and Chief Operating Officer of Georgia-Pacific Corp. Prior to joining Georgia-Pacific, he was chairman/Chief Executive Officer of Law Companies Environmental Group Inc., and administrator of the U.S. Environmental Protection Agency. Mr. Thomas previously served on the board of the Regal Entertainment Group (2006-2018) and the board of Airgas Inc. (1998-2016). Mr. Thomas served as a Director of DuPont from 2011 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•  provides the Board with a deep understanding of corporate governance, finance, global business and investor relations based on his experiences as President/Chief Executive Officer of two public companies

•  offers the Board key insights on government relations and environmental management from his tenure as administrator of the Environmental Protection Agency

•  organizational management skills through his experiences as an independent consultant and as Chief Executive Officer of a consulting firm

PATRICK J. WARD
Age: 54 DowDuPont Committees: • Audit (Co-Chair) • Agriculture Other Directorships: • None

Chief Financial Officer, Cummins Inc.

Mr. Ward has served as Chief Financial Officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies, since May 2008. He has held a broad range of financial leadership positions since joining Cummins in 1987, including serving as Vice President, engine business controller, and Executive Director, power generation business controller. Mr. Ward previously served as a Director of DuPont from 2013 until the effective date of the Merger Transaction when he became a Director of DowDuPont.

Skills and Expertise

•  depth of experience in management, financial reporting, global business, capital markets, investment management, investor relations and public accounting and finance from his experiences as Chief Financial Officer and in management of a global public company

✓	AGENDA ITEM 1: ELECTION OF DIRECTORS The Board of Directors recommends that you vote FOR all sixteen Director nominees.

24

DIRECTOR COMPENSATION

DowDuPont compares its non-employee Director compensation programs, designs and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion and Analysis. DowDuPont targets the median compensation of the peer group for all Director compensation elements. The following tables provide information concerning the compensation provided to DowDuPont’s non-employee Directors in 2017.

For the period from January 1, 2017 through August 31, 2017, Dow provided non-employee director fees as described below. These fees were adjusted in April 2017 as part of regular review of peer group benchmarking. Since the Merger Transaction, fees were adjusted to provide equitable treatment of legacy Dow and legacy DuPont Directors also as described below. These factors and others noted account for differences among the compensation of the non-employee Directors in the tables below.

Non-Employee Directors’ Fees

2017 Directors’ fees as stated below are paid only to Directors who are not employees of the Company. An overview of the 2017 Compensation Elements for Dow, DuPont and DowDuPont respectively is below.

Compensation Element		Dow Pre-Merger ($)	DuPont Pre-Merger ($)	DowDuPont ($)
Cash Retainer		115,000	115,000	115,000
Equity Retainer		170,000	150,000	170,000
Total Retainer		285,000	265,000	285,000

	Audit	35,000	25,000	35,000
Annual Committee Chair Fees	Compensation	20,000	25,000	25,000
	All Other	20,000	20,000	20,000
Lead Independent Director Fees		50,000	30,000	50,000

25

DIRECTOR COMPENSATION (continued)

Director Compensation for 2017

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Lamberto Andreotti	38,333	13,346		300	51,979
Ajay Banga	76,667	170,610			247,277
Jacqueline K. Barton	88,750	170,610			259,360
James A. Bell	150,000	170,610			320,610
Robert A. Brown	39,444	13,346		57,822	110,612
Alexander M. Cutler	60,556	13,346		57,648	131,550
Richard K. Davis	86,667	170,610			257,277
Jeff M. Fettig	178,750	170,610			349,360
Marillyn A. Hewson	38,333	13,346		58,713	110,392
Lois D. Juliber	35,000	13,346	5,973	58,679	112,998
Mark Loughridge	86,667	170,610			257,277
Raymond J. Milchovich	115,000	170,610			285,610
Robert S. (Steve) Miller	76,667	170,610			247,277
Paul Polman	115,000	170,610			285,610
Dennis H. Reilley	136,250	170,610			306,860
James M. Ringler	126,250	170,610			296,860
Ruth G. Shaw	115,000	170,610			285,610
Lee M. Thomas	39,444	13,346		300	53,090
Patrick J. Ward	37,083	13,346		300	50,729

(a)	For Messrs. Andreotti, Brown, Cutler, Thomas and Ward and Mses. Hewson and Juliber, these figures represent fees paid by DowDuPont following the Merger Transaction for the period 09/01/2017 through 12/31/2017. For Dr. Barton and Messrs. Banga, Davis, Loughridge, Miller, who no longer serve on the Board, these figures represent fees paid by Dow prior to the Merger Transaction for the period 01/01/2017 through 08/31/2017.

(b)	The 05/12/2017 full grant date fair value of Restricted Stock granted is $62.04 per share with a total value of $170,610 for each legacy Dow Director (2,750 shares) and the 11/06/2017 grant of restricted stock units for each legacy DuPont Director is represented in accordance with the same standard applied for financial accounting purposes.

(c)	Represents the estimated change in the actuarial present value of a Director’s accumulated pension benefits under DuPont’s discontinued Retirement Income Plan for Non-Employee Directors.

(d)	Includes DuPont-paid accidental death and disability insurance premiums, along with accruals made in 2017 for non-employee directors under DuPont’s discontinued Directors’ Charitable Gift Plan.

Non-Employee Directors Stock Grant

In May 2017, each non-employee legacy Dow Director received a grant of 2,750 shares of Restricted Stock, with provisions limiting transfer until retirement or termination of service to the Company or two years from the date of grant, whichever is longer.

In November 2017, each non-employee legacy DuPont Director serving on the Board received a grant of 190 Restricted Stock Units (“RSUs”), with provisions limiting transfer until retirement or termination of service to the Company. This transition grant was intended to create parity among the DowDuPont Directors for calendar year 2017.

Non-Employee Directors’ Stock Ownership Guidelines

Equity, in the form of Restricted Stock, RSUs or Deferred Stock, is a key component of director compensation. Directors are subject to stock ownership guidelines as previously set by Dow and DuPont. Legacy Dow Directors have a guideline of owning at least five times the amount of the annual Board retainer fee, with a five year time period after first election to achieve this level, and are also required to retain all equity awards until retirement or termination of service to the Company. Legacy DuPont Directors are required to hold until retirement all equity awards granted since 2011.

As of December 31, 2017, all Directors were in compliance with the stock ownership guidelines.

26

DIRECTOR COMPENSATION (continued)

Non-Employee Directors Deferred Compensation Plan

Non-employee Directors may choose, prior to the beginning of each year, to have all or part of their fees credited to deferred compensation accounts in either legacy Dow or legacy DuPont programs, as applicable.

For legacy Dow Directors, at the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, a phantom Dow stock account tracking the market value of DowDuPont common stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds. These funds are identical to funds offered as part of the Elective Deferral Plan for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing in July following the Director’s retirement or termination of service to the Company, in the following July or in July of the calendar year following the Director’s 72nd birthday. If the Director elects to receive payment in July following his or her 72nd birthday and if he or she remains on the Board beyond his or her 72nd birthday, payments shall start in the July following retirement or termination of service to the Company.

Under the legacy DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a Director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a Director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. As part of the retention requirements, equity grants will be held until retirement. However, a Director may defer payments beyond retirement.

Business Travel Accident Insurance for Non-Employee Directors

Dow and DuPont maintain a rider on their Business Travel Accident insurance policies covering each legacy non-employee Director, which will cover accidental death and dismemberment if the Director is traveling on DowDuPont business.

DuPont Directors’ Retirement Income Plan

In 1998, DuPont discontinued its legacy DuPont retirement income plan for non-employee Directors. Non-employee Directors who began their service on the DuPont Board prior to the plan’s discontinuation continue to be eligible to receive benefits under the plan. Upon retirement, annual benefits payable under the plan equal one-half of the annual Board retainer (up to $85,000 and exclusive of any Committee compensation and stock, RSU or stock option grants) in effect at the Director’s retirement. Benefits are payable for the lesser of life or ten years.

DuPont Directors’ Charitable Gift Plan

In October 2008, DuPont discontinued its legacy DuPont charitable gift plan with respect to future Directors. After the death of a Director, DuPont will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the Director and approved by DuPont.

A Director was fully vested in the plan after five years of service as a Director or upon death or disability. The plan is unfunded. DuPont does not purchase insurance policies to satisfy its obligations under the plan. The Directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of DuPont. Employee Directors were able to participate in the plan if they made a required annual contribution.

Additional Compensation from Third Point LLC

In addition to the non-employee director compensation described above to be paid by DowDuPont, Mr. Milchovich received additional compensation from a third party in connection with his election to the Board of Directors of Dow. Specifically, Mr. Milchovich was appointed to the Dow Board and/or nominated for election for the 2015 Annual Meeting of Stockholders (“2015 Meeting”) pursuant to an agreement dated as of November 20, 2014, between the Company and certain investment funds (Third Point LLC, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Co. Ltd. (collectively “Third Point”)).

27

DIRECTOR COMPENSATION (continued)

In connection with his agreement to serve as a Third Point designee, Mr. Milchovich entered into an agreement with Third Point LLC (the “TP Agreement”). Pursuant to the TP Agreement, Mr. Milchovich received from Third Point LLC:

•	$250,000 in cash paid upon the execution by Mr. Milchovich of the TP Agreement;

•	$250,000 in cash paid upon the appointment of Mr. Milchovich to the Board. The TP Agreement required Mr. Milchovich to invest $250,000 in Dow common stock if he did not already own stock equivalent to that amount at the time of his appointment to the Board or his nomination by Third Point LLC for election to the Board. As he owned $250,000 worth of Dow common stock at the time of his appointment to the Board, he received $250,000 in cash and was not required to invest this amount in Dow common stock; and

•	Certain stock appreciation rights (“SARs”) with respect to a total of 396,668 shares of Dow common stock as follows: (a) SARs with respect to 198,334 shares of Dow common stock (now DowDuPont common stock) payable in 2018 (“2018 SARs”); and (b) SARs with respect to 198,334 shares of Dow common stock (now DowDuPont common stock) payable in 2020 (“2020 SARs”). The 2018 SARs and 2020 SARs are each subject to his continued service as a Director on the applicable vesting date, subject to certain exceptions. As described in a Form 3 filed with the SEC on September 11, 2017, for Mr. Milchovich, the appreciation amount payable by Third Point LLC, if any, will be based upon the difference between $50.42 (the closing price of Dow common stock on the date of execution of the TP Agreement) and the volume weighted average price of the Company’s common stock during the 30 day period prior to January 1, 2018, in the case of the 2018 SARs and January 1, 2020, in the case of the 2020 SARs.

The 2018 SARs vested as follows: 50% on January 1, 2017 and 50% on January 1, 2018 and were settled in cash by Third Point LLC in January 2018. The 2020 SARs vest as follows: 50% on January 1, 2019 and 50% on January 1, 2020 and will be settled in cash by Third Point LLC within 30 days following January 1, 2020. The receipt by Mr. Milchovich of each of the payments pursuant to the 2018 SARs and the 2020 SARs is contingent upon him agreeing to stand for election to the Board (whether or not re-nominated) and not resigning from the Board, regardless of whether Third Point LLC remains a stockholder. The payment obligations with respect to the SARs are the subject of the TP agreement. Neither Dow nor the Company is a party to the TP agreement nor is the Company responsible for any such payments.

Equity Compensation Plan Information

The tables below shows the Equity Compensation Plan Information as of December 31, 2017 for Dow and DuPont respectively.

Dow	(1)	(2)		(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity Compensation Plans Approved by Security Holders	40,560,311	43.61	(a)	29,183,052(b)

As of December 31, 2017

(a)	Calculation does not include outstanding Performance Shares that have no exercise price.

(b)	The 2012 Stock Incentive Plan was approved by stockholders on May 10, 2012 with an initial share pool of 44,500,000 shares and another 50,500,000 shares approved by stockholders on May 15, 2014 as the Amended and Restated 2012 Stock Incentive Plan (collectively the “2012 Plan”). Shares available are calculated using the fungible method of counting shares which consumes 2.1 for each deferred stock and performance share awarded and 1 share for each stock option. The 2012 Plan also provides that stock awards under the prior 1988 Award and Option Plan which are forfeited or expire shall be added back into this share pool at the fungible ratios.

DuPont	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity Compensation Plans Approved by Security Holders	20,086,584	48.43	33,820,428

As of December 31, 2017

28

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of DowDuPont’s Common Stock as of February 20, 2018, except as noted, for (i) each Director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table, (iii) all Directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of DowDuPont’s Common Stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)
Lamberto Andreotti	0.0		18,632.0	18,632.0	*
James A. Bell	35,656.0		0.0	35,656.0	*
Edward D. Breen	67,512.0		460,680.0	528,192.0	*
Robert A. Brown	146.0		42,465.0	42,611.0	*
James C. Collins	161,194.0		67,425.0	228,619.0	*
Alexander M. Cutler	6,410.0		78,139.0	84,549.0	*
Jeff M. Fettig	43,330.0		0.0	43,330.0	*
James R. Fitterling	225,961.8		618,284.0	844,245.8	*
Joe E. Harlan	174,393.3		274,938.0	449,331.3	*
Marillyn A. Hewson	3,712.0		55,107.0	58,819.0	*
Lois D. Juliber	2,051.0		97,555.0	99,606.0	*
Charles J. Kalil	274,803.7		509,459.0	784,262.7	*
Andrew N. Liveris	804,690.0		4,088,499.0	4,893,189.0	*
Raymond J. Milchovich	13,891.3		0.0	13,891.3	*
Paul Polman	48,780.0		0.0	48,780.0	*
Dennis H. Reilley	38,646.0		0.0	38,646.0	*
James M. Ringler	51,850.0		0.0	51,850.0	*
Ruth G. Shaw	42,389.0		0.0	42,389.0	*
Lee M. Thomas	15,544.0		19,171.0	34,715.0	*
Howard I. Ungerleider	129,967.2		637,389.0	767,356.2	*
Patrick J. Ward	0.0		13,094.0	13,094.0	*
Group Total	2,140,927.3		6,949,111.0	9,090,038.3	0.39%
All Directors and Executive Officers as a Group (25 persons)	2,361,342.8		7,364,760.0	9,726,102.8	0.42%
Certain Other Owners:
BlackRock, Inc.	156,235,635.0	(d)			6.72%
The Vanguard Group	173,041,983.0	(e)			7.44%
Capital World Investors	125,863,167.0	(f)			5.41%

(a)	Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in The Dow Chemical Company Employees’ Savings Plan or the DuPont Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)	This column includes any shares that the person could acquire through 04/21/2018, by (1) exercise of an option granted by Dow or DuPont; or (2) performance shares granted by Dow or DuPont to be delivered prior to 04/21/2018. To the extent that these shares have not been issued as of the record date, they cannot be voted at the Meeting.

(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of 02/26/2018.

(d)	Based on a Schedule 13G filed by BlackRock, Inc. on 02/01/2018 with the SEC reporting beneficial ownership as of 12/31/2017. BlackRock, Inc. has sole voting power over 135,911,751 shares, shared voting power over 1,164 shares, sole dispositive power over 156,234,472 shares and shared dispositive power over 1,164 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(e)	Based on a Schedule 13G filed by The Vanguard Group on 02/08/2018 with the SEC reporting beneficial ownership as of 12/31/2017. The Vanguard Group has sole voting power over 3,302,654 shares, shared voting power over 492,711 shares, sole dispositive power over 169,323,003 shares and shared dispositive power over 3,718,980 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)	Based on a Schedule 13G filed by Capital World Investors on 02/14/2018 with the SEC reporting beneficial ownership as of 12/31/2017. Capital World Investors has sole voting power over 125,840,628 shares and sole dispositive power over 125,863,167 shares. Capital World Investors’ address is 333 South Hope Street, Los Angeles, CA 90071.

*	Less than 1% of the total shares of DowDuPont common stock outstanding.

29

COMPENSATION DISCUSSION & ANALYSIS

In the Compensation Discussion and Analysis, the details of the executive compensation programs applicable to the Named Executive Officers are described.

CD&A Table of Contents

30

COMPENSATION DISCUSSION & ANALYSIS (continued)

Defined Terms

CEO – Chief Executive Officer

CD&A – Compensation Discussion & Analysis

EPS – Earnings Per Share

GAAP – Generally Accepted Accounting Principles

IRC – U.S. Internal Revenue Code, as amended

LTI – Long-Term Incentive

NEO – Named Executive Officer

PSU – Performance Share Unit

ROC – Return on Capital

RSU – Restricted Stock Unit

SEC – U.S. Securities & Exchange Commission

STIP – Short-Term Incentive Program

TSR – Total Shareholder Return

EBITDA – Earnings Before Interest, Taxes, Depreciation and Amortization and Foreign Exchange Gains (Losses)

Management Operating Cash Flow – Operating Net Income, plus Depreciation and Amortization, minus Capital Spending, and plus the Change in Adjusted Trade Working Capital

Operating Earnings – Income from Continuing Operations Before Taxes, excluding Significant Items

Operating EBITDA – EBITDA excluding the impact of Significant Items

Operating EPS – Net Income Available for Common Stockholders excluding the impact of Significant Items divided by Common Share from Continuing Operations – diluted.

Operating Net Income – Net Income Available for Common Stockholders excluding the impact of Significant Items

Operating ROC – Net Operating Profit after Tax (excluding Significant Items) divided by Total Average Capital

Pro Forma – Prepared in accordance with Article 11 of Regulation S-X

Pro Forma Adjusted EPS – “pro forma earnings per common share from continuing operations – diluted” excluding the after-tax impact of pro forma significant items and the after-tax impact of pro forma amortization expense associated with DuPont’s intangible assets

Pro Forma Operating EBITDA – earnings (i.e., “pro forma income from continuing operations before income taxes”) before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of significant items

31

COMPENSATION DISCUSSION & ANALYSIS (continued)

EXECUTIVE SUMMARY

DowDuPont Merger Transaction

Effective August 31, 2017, The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger dated as of December 11, 2015, as amended on March 31, 2017 (the “Merger Transaction”). The Merger Transaction resulted in each of Dow and DuPont surviving as subsidiaries of DowDuPont Inc. (“DowDuPont”). For purposes of this CD&A, references to “the Company” refer to DowDuPont.

Dow was determined to be the accounting acquirer in the Merger Transaction and, as a result, certain historical information of Dow is presented in this Proxy Statement for the periods prior to the Merger Transaction. A further description of the Merger Transaction can be found on page i of the Proxy Statement and in the current report on Form 8-K filed by DowDuPont on September 1, 2017.

DowDuPont is now pursuing the intended separation of the Company’s Agriculture, Materials Science and Specialty Products divisions into three independent, publicly traded companies (the “Intended Business Separations”). The Intended Business Separations, which are subject to Board approval, are expected to be in the form of pro-rata spin-off transactions, under which DowDuPont stockholders will receive shares of capital stock in the resulting companies. DowDuPont recently announced dates for the Intended Business Separations: Materials Science, which will be called Dow, is expected to separate from DowDuPont by the end of the first quarter of 2019, and Agriculture, which will become Corteva Agriscience™, and Specialty Products, which will be the new DuPont, are each expected to separate from one another by June 1, 2019.

DowDuPont is led by a management team that reflects the strengths and capabilities of both Dow and DuPont. Each of the three divisions leads its respective industry through productive, science-based innovation to meet the needs of customers and help solve global challenges.

The management team seeks to deliver value at DowDuPont through:

•	Enhancing EBITDA and cash flow generation

•	Delivering committed run-rate cost synergies of $3.3 billion (against the original target of $3 billion) and growth synergies of at least $1 billion

•	Efficiently standing up and separating the divisions into the three intended companies in a timely fashion

Performance Highlights

•	DowDuPont returned nearly $2 billion to stockholders in the fourth quarter 2017 through paid dividends ($0.9 billion) and share repurchases ($1 billion).

•	2017 GAAP EPS from Continuing Operations of $0.95; Pro Forma Adjusted EPS Up 22% to $3.40

•	2017 GAAP Net Income from Continuing Operations of $1.7 billion; Pro Forma Operating EBITDA up 15% to $16.2 billion

•	2017 GAAP Net Sales of $62.5 billion; Pro Forma Net Sales Growth of 12% to $79.5 billion, with gains in all segments and geographies

•	Less than two weeks following Merger Transaction close, DowDuPont announced certain targeted portfolio adjustments to the Materials Science and Specialty Products divisions to better align with end-markets and further enhance the competitive advantages of the intended companies.

•	DowDuPont satisfied key regulatory remedies required of the Merger Transaction, including: divesting DuPont’s cereal broadleaf herbicides and chewing insecticides portfolios, as well as certain parts of its crop protection R&D pipeline and organization to FMC; divesting Dow’s PRIMACOR™ ethylene acrylic acid copolymers and ionomers business; and divesting a select portion of Dow AgroSciences’ corn seed business in Brazil. DuPont also closed its acquisition of FMC Corporation’s Health and Nutrition business.

•	Updated the timing and sequence of the intended separation of the three divisions into standalone companies: Materials Science is expected to separate from DowDuPont by the end of the first quarter of 2019, and Agriculture and Specialty Products are each expected to separate from one another by June 1, 2019.

32

COMPENSATION DISCUSSION & ANALYSIS (continued)

•	DowDuPont achieved an annual cost synergy run-rate of more than $800 million at the end of 2017, with more than $200 million of savings realized in the fourth quarter of 2017; based upon the cost synergy run-rate achieved through the end of 2017, DowDuPont has increased the commitment on the delivery of cost synergies from $3 billion to $3.3 billion.

See Appendix A for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Named Executive Officers

This CD&A discusses the compensation of the following NEOs. Following the accounting treatment of the Merger Transaction, Dow was determined to be the accounting acquirer. As a result, the NEOs includes Mr. Liveris, as CEO of the accounting acquirer, Dow, and the tables include only compensation earned as executives of DowDuPont since September 1, 2017 for Messrs. Breen and Collins.

NEO	Title	Legacy Company
Edward D. Breen	Chief Executive Officer	DuPont
Andrew N. Liveris	Executive Chairman, DowDuPont and Chief Executive Officer, The Dow Chemical Company	Dow
Howard I. Ungerleider	Chief Financial Officer	Dow
James R. Fitterling	Chief Operating Officer, Materials Science Division	Dow
Charles J. Kalil	Special Counsellor to the Executive Chairman and General Counsel, Materials Science Division	Dow
James C. Collins	Chief Operating Officer, Agriculture Division	DuPont
Joe E. Harlan	Former Chief Commercial Officer, The Dow Chemical Company (retired as of December 31, 2017)	Dow

Merger Transaction Considerations for CD&A

With Dow having been determined to be the accounting acquirer in the Merger Transaction, the compensation presented in the “Compensation Tables and Narratives” section of this Proxy Statement with respect to NEOs who are legacy Dow executives includes compensation related to their service with both Dow and DowDuPont during 2017. For those NEOs who are legacy DuPont executives, the compensation presented in the “Compensation Tables and Narratives” section of this Proxy Statement includes only compensation earned relative to their service as executives of DowDuPont (i.e., from September 1, 2017 through December 31, 2017). In other sections of this Proxy Statement, however, reference may be made to full-year, annual compensation for all NEOs. All references are clearly identified as to the basis on which they are presented.

Program Structure and Alignment with Core Principles

Both Dow and DuPont have a history of designing executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary for Company leadership and strategy execution. This legacy continues at DowDuPont and well positions the Company to deliver on the intention of creating three independent, industry-leading companies.

2017 was a unique year, as both Dow and DuPont operated as standalone companies prior to the Merger Transaction, each with its own executive compensation and benefit programs and practices. Given the Intended Business Separations within a relatively short period of time after the closing of the Merger Transaction, a decision was made to not develop separate executive compensation programs at the DowDuPont level for 2017. Rather, the executive officers of DowDuPont continue to be employees of, and participants in, the compensation and benefit programs of Dow and DuPont, respectively. The only exception to this structure is related to a post-merger grant of PSUs which were awarded to certain senior executives and which is discussed more fully in the section entitled “DowDuPont –Post Merger Grant” which can be found on page 45 of the Proxy Statement.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

The legacy Dow and DuPont compensation programs are designed and administered to follow these core principles:

•	Establish a strong link between pay and performance

•	Align executives’ interests with stockholders’ interests, particularly over the longer term

•	Reinforce business strategies and drive long-term sustained stockholder value

Each of the Dow and DuPont executive compensation programs delivers value through three primary forms of compensation: base salary, annual incentives, and long-term incentives. The compensation outcomes under the programs’ annual and long-term incentives are determined by respective company performance (and, in the case of the post-merger PSUs awarded, by the overall performance of DowDuPont).

The following table summarizes the two companies’ respective 2017 legacy executive compensation programs:

Executive Compensation Structures (Pre-Merger)
Element of Compensation	Dow	DuPont
Base Salary (Fixed annual cash compensation)	Targeted to median of selected peer group	Targeted to median of selected peer group or of general industry market data, as applicable
Annual Incentives	Paid in cash based on: • 60% Operating Net Income • 40% Management Operating Cash Flow • Individual Performance Modifier (0 – 125%) • Entire award capped at 200% of target	Paid in cash based on: • 50% Operating EPS • 25% Business Unit Operating Earnings • 25% Business Unit Revenue • Entire award capped at 200% of target
Long-Term Incentives	• 45% PSUs: Relative TSR • 30% Stock Options • 25% Deferred Stock	• 60% PSUs: Relative TSR • 40% Stock Options

The following merger-related compensation actions were taken in 2017:

•	Target annual compensation for the CEO was increased to more accurately reflect his experience and performance and to align to that of the Executive Chairman

•	The Annual Incentive Target for the CEO was increased from 160% of Base Salary to 165% of Base Salary

•	The value of Long-Term Incentives for the CEO was aligned via a post-merger grant of stock options

•	Adjustments were made to DuPont’s annual incentive metrics for the post-merger period of 2017

•	Operating EPS was replaced by Operating Net Income

•	Business Unit Operating Earnings was replaced by Business Unit EBITDA

•	Adjustments were made to outstanding equity awards to reflect the conversion into awards denominated in DowDuPont common stock, including the conversion of PSUs to RSUs and Performance Stock to Deferred Stock upon the merger at the better of target or actual performance

•	PSUs were awarded post-merger to incentivize certain key employees in driving the realization of the Company’s cost synergies as well as timely execution of the Intended Business Separations

•	A change in control was triggered for certain non-qualified benefit plans

•	Dow distributed previously earned but deferred compensation payments and non-qualified benefits to certain participants of the Executives’ Supplemental Retirement Plan (“ESRP”) and Elective Deferral Plan (“EDP”) as triggered by the Merger Transaction and further described on pages 60 and 61 of the Proxy Statement; these distributions were not new or additional compensation as a result of the Merger Transaction

•	DuPont funded, as of the Merger Transaction, a Rabbi Trust, which was established in 2013, for future payments under non-qualified deferred compensation plans in connection with a termination of employment or upon a date specified at the time of deferral. The trust is subject to the claims of creditors.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

Executive Compensation Governance Practices

Following the Merger Transaction, compensation of the executive officers of DowDuPont, including that of the NEOs, is overseen by the Compensation Committee (or, in the case of both the Executive Chairman and the CEO, by the Compensation Committee and the independent members of the Board). The Compensation Committee established the Dow Compensation Subcommittee and the DuPont Compensation Subcommittee and delegated certain responsibilities relating to the compensation and benefits provided to executive officers and employees of Dow and DuPont, respectively. The Board, the Compensation Committee and the respective Subcommittees are assisted in performance of their oversight duties by independent compensation consultants and management.

The following summarizes key governance characteristics related to the executive compensation programs in which the NEOs participate:

KEY EXECUTIVE COMPENSATION PRACTICES

✓  Active stockholder engagement

✓  Strong links between executive compensation outcomes and company financial and market performance

✓  Compensation program structure designed to discourage excessive risk taking

✓  Significant focus on performance-based pay

✓  Each component of target pay benchmarked to median of either the peer group or of the general market, as applicable

✓  Carefully structured peer group with regular Compensation Committee review

✓  Stock ownership requirements of six times base salary for the Executive Chairman and CEO and four times base salary for the other NEOs

✓  100% independent Compensation Committee

✓  Clawback policy

✓ Anti-hedging/Anti-pledging policies

✓ Independent compensation consultants reporting to the Compensation Committee

✓ No new single-trigger change in control agreements

✓  Stock incentive plans prohibit option repricing, reloads, exchanges or options granted below market value without stockholder approval

✓  Regular review of the Compensation Committee Charter to ensure best practices and priorities

As implementation of the Intended Business Separations continues, the Compensation Committee will continue to review best practices in governance and executive compensation to ensure that the compensation programs align with the Company’s core principles.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

COMPONENTS OF EXECUTIVE COMPENSATION AND BENEFITS

Executives receive a mix of variable and fixed components of compensation which are aligned with the compensation philosophy as highlighted in the chart below:

Component	Purpose
Base Salary	Provides a regular source of income for NEOs and acts as a foundation for other pay components (e.g., annual incentive targets for NEOs are expressed as a percentage of base salary)
Annual Incentive	Rewards employees for achieving critical financial and operational goals
Long-Term Incentive

Aligns the interests of executives with stockholders by linking pay and performance, with the goal of accelerating growth, profitability and stockholder return

Aids the Company in retaining its NEOs and other key employees

Benefits and Perquisites	Executives participate in the same benefit programs, within Dow and DuPont respectively, that are offered to other salaried employees
Limited perquisites are provided to executives to facilitate strong performance on the job and enhance their personal security and productivity

2017 NEO Targeted Total Direct Compensation Summary

In addition to and separate from the Summary Compensation Table, the following table is provided to aid with understanding the annual compensation of the NEOs, not including certain merger related items. The following table lists the targeted annual total direct compensation for each NEO for the full calendar year ending December 31, 2017, including compensation from (i) legacy companies prior to the Merger Transaction, and (ii) DowDuPont following the Merger Transaction.

Name	2017 Base Salary ($)	2017 Target Annual Incentive ($)	2017 LTI ($)	Targeted Total Direct Compensation ($)
Edward D. Breen	1,930,800	3,185,820	12,700,000	17,816,620
Andrew N. Liveris	1,930,800	3,185,820	12,700,000	17,816,620
Howard I. Ungerleider	1,067,559	1,281,071	4,150,000	6,498,630
James R. Fitterling	1,140,112	1,425,140	4,750,000	7,315,253
Charles J. Kalil	1,050,252	1,102,765	3,450,000	5,603,017
James C. Collins	775,000	775,000	2,500,000	4,050,000
Joe E. Harlan	1,057,194	1,268,633	3,400,000	5,725,828

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

Pay Mix

Executive compensation is linked strongly to the financial and operational performance of the business. On average, approximately 90% of the Executive Chairman’s and the CEO’s target annual total compensation is at risk, while over 80% of the other NEOs’ compensation, on average, is at risk.

Executive Chairman and CEO Target Annual Total Compensation for 2017 (Average)	Other NEO Target Annual Total Compensation for 2017 (Average)

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Variable (89%) 71% 11% 18% Variable (83%) 17% 20% 63%

COMPENSATION DISCUSSION & ANALYSIS (continued)

NEO incentive compensation is based on clearly disclosed and measurable goals linked to company performance. Each of the Dow and DuPont compensation programs is targeted to deliver compensation at approximately the median of a core group of companies with whom each company respectively competed globally for business and executive talent. To the extent that an individual NEO’s compensation exceeds the median, it is attributable to factors including executive tenure, experience and stockholder value-enhancing achievement of measurable goals.

2017 Compensation Decisions

Base Salary

Base salary is a fixed portion of compensation based primarily on an individual’s skills, job responsibilities and experience, as well as more subjective factors such as the assessment by the Compensation Committee of individual NEO performance. Base salaries for executives are benchmarked against similar jobs at other companies and are targeted at the median of the respective peer group, after adjusting for each company’s revenue size.

Base salaries for the NEOs as of December 31, 2017 and December 31, 2016, respectively, are shown in the table below. As previously noted, the increase in base salary for Mr. Breen was in reflection of his experience and performance and to align his salary with that of Mr. Liveris. The increases for Messrs. Ungerleider, Fitterling, Kalil and Harlan generally represent merit increases aligned to general increases in base salaries for comparably situated positions. The increase for Mr. Collins was related to his promotion to the position of Chief Operating Officer for the Agricultural division.

Name	2016 Base Salary ($)	2017 Base Salary ($)	Percent/ Change in Base Salary
Edward D. Breen	1,500,000	1,930,800	29%
Andrew N. Liveris	1,930,800	1,930,800	0%
Howard I. Ungerleider	1,036,465	1,067,559	3%
James R. Fitterling	1,106,905	1,140,112	3%
Charles J. Kalil	1,029,659	1,050,252	2%
James C. Collins	700,000	775,000	11%
Joe E. Harlan	1,036,465	1,057,194	2%

Annual Incentive Compensation

During 2017, the DuPont Human Resources and Compensation Committee (the “legacy DuPont Compensation Committee”), the Dow Compensation and Leadership Development Committee (the “legacy Dow Compensation Committee”) and each of the respective company’s Boards, determined that, as a result of the timing of the Merger Transaction, a new DowDuPont annual short-term incentive program would not be adopted for 2017. Rather, participants in each company’s annual short-term incentive program would remain eligible for, and subject to the terms of, their respective company’s program for 2017. The following sections summarize Dow’s and DuPont’s respective 2017 annual incentive programs. There will be a common set of metrics and overall design for all participants under the 2018 annual incentive programs.

Dow Annual Performance Award

The Performance Award is an annual cash incentive program. Dow uses this component of compensation to reward employees for achieving critical annual company goals measured by Operating Net Income and Management Operating Cash Flow. Meeting or exceeding annual business and financial goals is important to executing long-term business strategy and delivering long-term value to stockholders. The rationale for utilizing these metrics is:

•	Operating Net Income: (1) Reflects operating strength, efficiency and profitability and (2) balances revenue growth with margin expansion

•	Management Operating Cash Flow: Reflects ability to translate earnings to cash which can be used to return capital to stockholders through increased dividends and share repurchases as well as prioritize organic growth investments in high return attractive markets

Actual award payouts are determined each February following completion of the plan year by measuring the performance against each award component.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

2017 Dow Performance Award Metrics and Design

The amount earned is equal to a participant’s target award times Dow performance results, and adjusted by the individual performance factor assessment, which includes safety performance. The actual results for each financial performance measure can range from 0% to 200% of target, and are weighted as indicated in the graphic below. Even when including the impact of the individual performance factor the Performance Award is capped at a maximum payout of 200%.

The metrics used in the Performance Award are non-GAAP measures and defined as follows:

•	Operating Net Income: Net Income Available for Common Stockholders excluding the impact of significant items. We exclude the impact of significant items from both presentations to investors and from executive compensation performance calculations because they are not reflective of underlying operations for the particular period in which they are recorded, and therefore, could mask underlying operating trends.

•	Management Operating Cash Flow: Operating Net Income, plus depreciation and amortization, minus capital spending, and plus the change in adjusted trade working capital.

The 2017 Performance Award corporate target goals and 2017 results are shown below.

Metric	Threshold – 0% Payout ($ in millions)	Target ($ in millions)	Max – 200% Payout ($ in millions)	Actual ($ in millions)	Payout %	Weighting	Actual Payout Factor %
Operating Net Income*	4,350	5,178	6,006	5,296	114%	60%	68%
Management Operating Cash Flow*	4,174	5,174	6,174	5,197	102%	40%	41%
TOTAL							109%

*	Operating Net Income and Management Operating Cash Flow are non-GAAP financial measures.

As detailed in the table above, the 2017 Performance Award resulted in an earned base award equal to 109% of the target award opportunity for employees. As allowed by the Dow plan, the Dow Compensation Subcommittee determined the individual component payout level for each NEO subject to the Dow plan to reflect their personal contributions (shown in the table below).

Name	Year End Base Salary ($)(a)	PA Target Percent (b)	PA Target Amount ($)(c)	Company Component (d)	Individual Factor – Committee Assessment (e)	Total PA Payment Percent (f)	Total PA Payout Amount ($)
			(a * b)			(d * e)	(c * f)
Andrew N. Liveris	1,930,800	165%	3,185,820	109%	120%	131%	4,167,053
Howard I. Ungerleider	1,067,559	120%	1,281,071	109%	120%	131%	1,675,641
James R. Fitterling	1,140,112	125%	1,425,140	109%	120%	131%	1,864,083
Charles J. Kalil	1,050,252	105%	1,102,765	109%	110%	120%	1,322,215
Joe E. Harlan	1,057,194	120%	1,268,633	109%	100%	109%	1,382,810

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Performance Award Operating Net Income 60% Management Operating Cash Flow 40% Individual Factor 0% - 125% Payout Range Max: 200% Target: 100% Threshold: 0%

COMPENSATION DISCUSSION & ANALYSIS (continued)

DuPont Short-Term Incentive Program

DuPont’s STIP is designed to ensure that DuPont executives maintain a strong focus on financial metrics (e.g., revenue growth and earnings growth) that have been shown to be closely linked to stockholder value creation over time. In addition, DuPont’s STIP is linked to both corporate and business unit performance. The legacy DuPont Compensation Committee has historically approved the STIP design, including measures and weightings, at the beginning of each fiscal year. The chart below represents the STIP structure approved by the legacy DuPont Compensation Committee at the beginning of 2017.

(1)	While final payouts may be adjusted by individual performance as determined by the Compensation Committee, for 2017, no individual performance adjustments were made to the STIP payouts for those NEOs who participated in the plan.

In connection with, and as a result of certain impacts of, the Merger Transaction, the legacy DuPont Compensation Committee determined that the metrics utilized in the plan as approved at the beginning of the fiscal year would either not be applicable after the merger, or would have significant impediments on their continued use after the merger. As a result, the legacy DuPont Compensation Committee determined that the fiscal year would be split into a pre-merger period and post-merger period. For the pre-merger period, the metrics and weightings established by the legacy DuPont Compensation Committee at the beginning of the fiscal year remained in effect. For the post-merger period, two metrics were replaced, as noted in the table below. All metrics, both pre- and post-merger, were calculated solely based upon the results of DuPont and its Business Units.

Pre-Merger Metric	Post-Merger Metric	Weighting
Corporate Operating EPS	Operating Net Income	50%
Business Unit Operating Earnings	Business Unit Operating EBITDA	25%
Business Unit Revenue	Business Unit Revenue	25%

The rationale for the utilization of the pre-merger measures was as follows:

•	Corporate Operating EPS: Closely aligns stockholder and executive interests, plus provides insight with respect to ongoing operating results

•	Business Unit Operating Earnings: Measures profitability at the business level leading to corporate EPS results

•	Business Unit Revenue: Reflects top-line growth – critical to Company success

The rationale for changing the measures post-merger was as follows:

•	Operating Net Income: Replacing Operating EPS with Operating Net Income reflects the fact that DuPont no longer had common shares outstanding, and therefore could no longer calculate EPS

•	Business Unit Operating EBITDA: Measures profitability at the business level, and eliminates the impact to Operating Earnings of certain merger-related items associated with purchase accounting that are not reflective of ongoing operations

The non-GAAP measures utilized in the 2017 STIP are defined as follows:

•	Operating EPS: Net Income from Continuing Operations Available for Common Stockholders excluding the impact of significant items divided by common share from continuing operations – diluted. DuPont excluded the impact of significant items from both presentations to investors and from executive compensation performance calculations because they are not reflective of DuPont’s underlying operations for the particular period in which they are recorded, and therefore, could mask underlying operating trends.

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Short Term Incentive Plan (STIP) Individual STIP Target X Corporate Performance Payout Factor 50% + Total Business Unit Performance Payout Factor 50% X Individual Factor(1) = Individual STIP Payout Max (200%) Target (100%) Threshold (60%) Below Threshold (0%)

COMPENSATION DISCUSSION & ANALYSIS (continued)

•	Operating Earnings: Income from continuing operations before taxes, excluding significant items

•	Operating Net Income: Net Income from Continuing Operations Available for Common Stockholders excluding the impact of significant items

•	Operating EBITDA: Net Income excluding the impact of significant items, before interest, income taxes, depreciation, and amortization and foreign exchange gains (losses)

In addition to the adjustment to the measures being utilized, prior to the Merger Transaction the legacy DuPont Compensation Committee made additional changes to the STIP for 2017. Due to the likely mid-quarter closing of the Merger Transaction, coupled with the fact that certain accounting and budgeting processes are aligned only to full quarters the legacy DuPont Compensation Committee determined that the measurement of business performance for the 2017 STIP would be based on full quarters only. More specifically, pre-merger results would be based only upon the full quarters completed as of the date of closing of the Merger Transaction, while post-merger results would be based only upon full quarters completed post-merger. Given that the Merger Transaction closed on August 31, 2017, this ultimately resulted in the pre-merger measurement period being based upon performance through June 30, 2017. Conversely, the post-merger measurement period is based upon performance from October 1, 2017 through December 31, 2017. These decisions were made by the legacy DuPont Compensation Committee in order to recognize a number of accounting impacts driven by the Merger Transaction that would not reflect the ongoing operations of the business. The performance through June 30, 2017 includes results related to the DuPont Divested Ag Business.

As provided for in the plan, the DuPont Compensation Subcommittee, as a successor to the legacy DuPont Compensation Committee, maintained the ability to exercise discretion in determining the final payouts for 2017 under the plan. The DuPont Compensation Subcommittee discussed at length with management the impact this full-quarter approach likely had on the overall payout factor and determined, based on a number of quantitative and qualitative criteria, including management’s estimate of the likely impact from the third quarter, to exercise negative discretion. The DuPont Compensation Subcommittee elected to make two downward adjustments, the first of which was to negate the unexpected benefits of purchase accounting associated with the Merger Transaction, and the second of which smoothed the upward impact of the full quarter approach.

Each element in the calculation of the 2017 payouts for those NEOs participating in the DuPont STIP is discussed in greater detail below.

STIP Target

DuPont’s STIP targets were set as a percentage of base salary, consistent with market practice. The target STIP percentage for each individual executive is reviewed regularly against the market and has historically been approved annually by the legacy DuPont Compensation Committee (or in the case of the CEO, by the independent members of the DuPont Board). As previously noted, in conjunction with the closing of the Merger Transaction, Mr. Breen’s STIP target as a percentage of base salary increased from 160% to 165%. Per DuPont company practice, the new base salary and STIP target percentage are utilized on a full year basis, rather than a prorated one, to calculate the STIP target for the fiscal year. The actual calculation of the 2017 STIP target amount for those NEOs participating in the plan is detailed in the table below.

Name	2017 Base Salary ($)	2017 X Target STIP %	2017 = Target STIP ($)
Edward D. Breen	1,930,800	165%	3,185,820
James C. Collins	775,000	100%	775,000

STIP Payout Factor

Corporate and business unit performances are converted to a corresponding payout factor based on the concept of “leverage,” i.e., the relationship between performance for a given metric and its payout factor. Leverage for each metric is 2:1 below target and 5:1 above target, meaning that participants have two percentage points in payout deducted for each one percent change in performance below target, and receive five percentage points in payout for each one percent change in performance above target. This leverage is consistent with competitive practice. All metrics are capped at a maximum 200% payout. The weighted average payout factor for the STIP is based on actual performance on each measure and the weighting of that performance measure.

The payout factors were equally aligned to corporate and business performance. Because Messrs. Breen and Collins worked across all businesses, their Business Unit payout factors were based on the total business performance compared to aggregate targets in the earnings and revenue measures.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

2017 STIP Results

The following tables highlight each of the performance measures, their weightings, targets, the actual results and payout results.

(1) Pre-Merger Performance[1]: Metric	Target ($ in millions, other than for EPS)	Actual ($ in millions, other than for EPS)	% of Target	Weighting	Actual Weighted Payout Factor %
Corporate: Operating EPS*	2.58	3.02	117%	50%	93%
Business Unit Operating Earnings*	3,544	3,796	107%	25%	34%
Business Unit Revenue	14,599	15,098	103%	25%	29%
TOTAL					156%

1	Pre-merger performance targets and actuals include results related to the DuPont Divested Ag Business.
*	Operating EPS and business unit operating earnings are non-GAAP financial measures.

(2) Post-Merger Performance: Metric	Target ($ in millions, other than for EPS)	Actual ($ in millions, other than for EPS)	% of Target	Weighting	Actual Weighted Payout Factor %
Corporate: Operating Net Income*	411	472	115%	50%	87%
Business Unit Operating EBITDA*	1,037	1,103	106%	25%	33%
Business Unit Revenue	5,125	5,258	103%	25%	28%
TOTAL					148%

*	Operating Net Income and Business Unit Operating EBITDA are non-GAAP financial measures.

A downward adjustment of 10% was made by the DuPont Compensation Subcommittee and applied to the post-merger factor to smooth the impact of the full-quarter measurement approach described above, yielding a final post-merger factor of 138%. When taken together with the pre-merger factor of 156% and weighted for the number of days applicable to each of the pre- and post-merger periods, the full year factor applicable to those NEOs participating in the plan is 150%.

(3) Individual Performance:

As previously noted, the Compensation Committee elected not to make any individual performance adjustments for those NEOs participating in the plan.

(4) Final STIP Payout

As illustrated in the table below, the final 2017 STIP payout for NEOs participating in the plan was determined by multiplying the individual STIP target amount by the final total payout factor of 150%:

Name	2017 Target STIP ($)	TOTAL Payout X Factor %	2017 = Final STIP ($)
Edward D. Breen	3,185,820	150%	4,778,730
James C. Collins	775,000	150%	1,162,500

The 2017 STIP awards for legacy DuPont Section 16 officers were limited to 0.25% of adjusted net income of DuPont for the CEO and 0.15% for other legacy DuPont executive officers.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

Long-Term Incentive Compensation

In 2017, Dow’s and DuPont’s respective LTI programs for NEOs consisted of multiple types of equity, all based on fair value on the grant date.

The following table summarizes the performance drivers, mix, and objectives for the long-term compensation as they relate to NEOs:

	Dow	DuPont
2017 LTI mix	• 45% PSUs based on Relative TSR • 30% Stock Options • 25% Deferred Stock	• 60% PSUs based on Relative TSR • 40% Stock Options
Objectives	• Focus on value creation for stockholders through TSR • Align executive interests with creation of long-term intrinsic value

Performance Share Units

Performance Share Units (“PSUs”) are a form of equity compensation whose value upon vesting is determined by attainment against specific performance goals. PSUs align executives to the Company’s financial and stock performance over a multi-year period. The following describes the pre-merger PSU programs at Dow and DuPont.

Dow – Pre-Merger Performance Shares

Prior to 2017, Dow Performance Shares were earned based on equal weighting of Operating Return on Capital (“Operating ROC”) and Relative TSR. Operating ROC was removed as a metric in the 2017 performance share program due to the potential timing of the Merger Transaction and the need to determine performance to date prior to the Merger Transaction. The rationale for utilizing these non-GAAP metrics was:

Operating Return on Capital: Measures how effectively a company has utilized the money invested in its operations. Dow defined Operating ROC as Net Operating Profit after Tax (excluding significant items) divided by total average capital (“Operating ROC”). Net Operating Profit after Tax (excluding significant items) is a net income measure that excludes preferred stock dividends, net income attributable to noncontrolling interests, and interest expense. To achieve a target payout on the Operating ROC portion, Dow’s Operating ROC must equal or exceed pre-established Operating ROC goals for the same period.

The target goal represents Dow’s expected level of Operating ROC over the three-year performance period. The threshold goal represents the minimum level of performance that would warrant any payout. The maximum goal represents stretch performance that would warrant a maximum payout. Dow’s Operating ROC target is 10% across the industry cycle and the target for this metric in the Performance Share ranges from 12% to 13% on current outstanding grants.

Relative Total Shareholder Return: Reflects how Dow has performed as measured by stock price appreciation relative to a benchmark index. For performance shares awarded in 2015-2017, Dow utilized the companies comprising the Standard & Poor’s 500 Composite Index (the “S&P 500”) as the benchmark to determine Relative TSR as defined below.

Total shareholder return is defined as stock price appreciation plus dividends paid. For Dow and each company in the S&P 500, a beginning price using a 30-trading day averaging period at the beginning of the performance period and an ending price using a 30-trading day averaging period at the end of the performance period are calculated and used to create a percentile ranking to develop a relative performance metric for purposes of compensation (“Relative TSR”).

DuPont – Pre-Merger PSUs

DuPont PSUs granted in 2015 were based on equal weighting of After-Tax Operating Earnings relative to target (“Operating Earnings”) and Relative TSR. Operating Earnings was removed as a metric in the 2016 and 2017 PSU programs due to the potential timing of the Merger Transaction and the need to determine performance to date prior to the Merger Transaction. The rationale for utilizing these non-GAAP metrics was:

Operating Earnings: is a profitability metric that measures Net Income less significant Items and Non-Operating Pension/OPEBs costs. DuPont’s Operating Earnings target was 6% annual growth over the prior year, calculated on an annual basis,

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COMPENSATION DISCUSSION & ANALYSIS (continued)

for the three-year Performance Period. The base period for measurement was the fiscal year preceding the Performance Period (ending 12/31/2014) and measured annually through 12/31/2017. The resulting three-year payout factor is the average of the payout percentage earned each year. The threshold performance level for any payment to be achieved was 3%, and the maximum performance level was 10%. Threshold would have resulted In a 50% payout and maximum a 200% payout, with Interim points between threshold and target, and between target and maximum, interpolated on a straight-line basis.

Relative Total Shareholder Return: Reflects how DuPont performed as measured by stock price appreciation relative to its defined peer group, as disclosed in proxy statements from 2015, 2016 and 2017, respectively.

For DuPont and each company in its defined peer group, a beginning price using a 20-trading day averaging period at the beginning of the performance period and an ending price using a 20-trading day averaging period at the end of the performance period were calculated and used to create a percentile ranking to develop a Relative TSR ranking. Threshold Relative TSR performance would be achieved at the 25th percentile (with a payout at 25% of target), target at the median, and maximum performance at the 75th percentile (with a 200% payout). Interim points between threshold and target, and between target and maximum, would be interpolated on a straight-line basis.

Impact of Merger Transaction on Outstanding Performance Share Awards

As provided in the Merger Agreement, upon the closing of the Merger Transaction all outstanding performance shares/PSUs at both Dow and DuPont were automatically converted into deferred shares/RSUs. The number of deferred shares/RSUs into which outstanding performance shares/PSUs were converted was based on the greater of target or actual performance. Based on performance against targets, outstanding awards at Dow and DuPont, respectively, were converted as noted in the tables below. Final delivery of all converted awards will follow the original vesting periods.

Dow Performance Share Update Using 2Q17 result for Operating ROC and 08/30/17 for TSR
Grant	Metric	Min/Threshold (35%)	Target (100%)	Max (200%)	YTD Operating ROC TSR Percentile	Payout Based on Performance To-Date
2015 – 2017	50% Operating ROC	10.0%	12.2%	13.7%	12.1%	97%
	50% Rel. TSR	26th Pctl	51st Pctl	76th Pctl	83%	200%
Weighted Total						149%
2016 – 2018	50% Operating ROC	10.7%	13.0%	14.6%	12.1%	74%
	50% Rel. TSR	26th Pctl	51st Pctl	76th Pctl	67%	166%
Weighted Total						120%
2017 – 2019	100% Rel. TSR	26th Pctl	51st Pctl	76th Pctl	60%	137%
Weighted Total						137%

DuPont PSU Update
Grant	Metric	Min/Threshold (50%/25%)	Target (100%)	Max (200%)	OE metric/ TSR Percentile	Payout Based on Performance To-Date
2015 – 2017	50% Oper. Earnings	3%	6%	10%	*	100%
	50% Rel. TSR	25th Pctl	50th Pctl	75th Pctl	47th Pctl	91%
Weighted Total						96%
2016 – 2018	100% Rel. TSR	25th Pctl	50th Pctl	75th Pctl	41st Pctl	74%
Weighted Total						74%
2017 – 2019	100% Rel. TSR	25th Pctl	50th Pctl	75th Pctl	35th Pctl	56%
Weighted Total						56%

*	The threshold, target and max percentages for the Operating Earnings metric were to be applied on an annual basis and the resulting payout percentages calculated. The payout percentages were then to be averaged for the three-year period to determine the earned award.

44

COMPENSATION DISCUSSION & ANALYSIS (continued)

DowDuPont – Post Merger Grant

In December 2017, a grant of PSUs was made to certain key executives in order to incentivize:

•	The targeted cost synergies of $3 billion on a run-rate basis (the Company is performing above target and has committed to deliver a run-rate cost synergies of $3.3 billion)

•	The timely realization of the Intended Business Separations

The parameters of these awards are outlined below:

		Business Performance and Payout Ranges[1,3]
Metric	Weighting	Threshold ($) (Synergy: 50% Payout Spin: 25% Payout)	Target ($) (100% Payout)	Maximum ($) (200% Payout)
Synergy Capture	66%	2.94 billion	3.0 billion	3.45 billion
Materials Science Spin[2]	17%	22 months	19 months	16 months
Agriculture/Specialty Products Spin[2]	17%	24 months	21 months	18 months

[1]	Payouts will be interpolated on a linear basis for performance between, respectively, Threshold and Target performance and Target and Maximum performance, respectively.
[2]	Spin refers to the Intended Business Separation into independent, publicly traded companies.
[3]	All dates measured from the Merger Transaction closing.

Given that DowDuPont intends to separate into three separate entities in the near-term, the Compensation Committee developed this post-merger grant to further incentivize key executives to meet these Merger Transaction-related objectives. However, regardless of when completion of the specified performance measures occurs, no payouts will be made until, at the earliest, twenty-four months after the close of the Merger Transaction, in order to ensure continued alignment with the strategic objectives.

The table below details the awards granted to NEOs in 2017:

Named Executive Officer	Performance Share Target Grant Value ($)
Edward D. Breen	10,000,000
Howard I. Ungerleider	3,000,000
James R. Fitterling	3,000,000
James C. Collins	3,000,000

Benefits and Perquisites

Benefits

Dow and DuPont each provide benefits (including retirement benefits) to eligible employees, including the eligible NEOs, through a combination of qualified and non-qualified plans. These plans remain in place in 2018 with eligible NEOs continuing to participate in the plans of their respective legacy entity. For details on each of the following retirement plans, see “Benefits” in the “Compensation Tables and Narratives” section on page 58 of the Proxy Statement.

•	Defined-Benefit Retirement Plans (if applicable)

•	Supplemental Retirement Plans

•	401(k) Plans

•	Supplemental Savings Plans

•	Other Retirement Benefits

45

COMPENSATION DISCUSSION & ANALYSIS (continued)

Perquisites

Dow and DuPont have historically offered perquisites that each of the respective legacy Compensation Committees believe are reasonable yet competitive in attracting and retaining the executive team.

The legacy Compensation Committees have regularly reviewed the perquisites provided to the respective NEOs as part of their overall review of executive compensation. We have provided additional information on perquisites in footnote (d) to the All Other Compensation column of the Summary Compensation Table on page 52 of this Proxy Statement. The following outlines the limited perquisites provided to executives:

•	Financial and Tax Planning Support (Tax Planning for legacy Dow executives only)

•	Executive Physical Examination (legacy Dow executives only)

•	Executive Excess Umbrella Liability Insurance (legacy Dow executives only)

•	Home Security Alarm System (legacy Dow executives only)

•	In addition, the Executive Chairman and CEO each are provided the use of a company car and are required by the Board of Directors for security and immediate availability reasons to use corporate aircraft for business and personal travel

THE COMPENSATION PROCESS

The Compensation Committee, with the support of independent compensation consultants and Company management, develops and executes the executive compensation program. The Compensation Committee is responsible for recommending for approval by the independent Directors the compensation of the CEO and Executive Chairman, and for approving the compensation of all other NEOs and executive officers. The Compensation Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company’s compensation philosophy and with performance.

The Compensation Committee reviews the following factors to determine executive compensation:

•	Competitive analysis: Median levels of compensation for similar jobs and job levels in the market, taking into account revenue relative to the peer group

•	Company performance: Measured against financial metrics and operational targets approved by the Compensation Committee

•	Market landscape: Business climate, economic conditions and other factors

•	Individual roles: Each executive’s experience, knowledge, skills and personal contributions

Role of Company Management

The CEO and Executive Chairman make recommendations to the Compensation Committee regarding compensation for senior executives after reviewing the Company’s overall performance, each executive’s personal contributions and relevant compensation market data from the peer group for similar jobs and job levels.

Role of the Compensation Committee

The Compensation Committee is responsible for establishing DowDuPont’s executive compensation philosophy. The Compensation Committee is responsible for approving NEO compensation and has broad discretion when setting compensation types and amounts. As part of the review, Company management and the Compensation Committee also review summary total compensation scenarios for the NEOs. Additionally, the Compensation Committee annually reviews the corporate goals and objectives relevant to the compensation of the CEO and the Executive Chairman. The Compensation Committee evaluates the Executive Chairman’s and the CEO’s performance against their respective objectives and makes recommendations to the independent Directors regarding each of their compensation levels based on that evaluation. The Compensation Committee considers compensation market data from the peer group when setting compensation types and amounts for the CEO and the Executive Chairman.

46

COMPENSATION DISCUSSION & ANALYSIS (continued)

Role of Independent Board Members

The independent members of the Board of Directors are responsible for assessing the performance of the CEO and the Executive Chairman. They are also responsible for approving the compensation types and amounts for the CEO and the Executive Chairman.

Role of the Independent Compensation Consultants

The Compensation Committee has retained both Mercer and Frederic W. Cook & Co., Inc. (“FW Cook”) as independent compensation consultants on executive compensation matters including the legacy programs maintained by each of Dow and DuPont. Both consultants report directly to the Compensation Committee and provide no services to DowDuPont other than those for the Compensation Committee. Until the effective date of the Merger Transaction, Mercer was retained by Dow and FW Cook was retained by DuPont. Post-merger as it relates to the legacy executive compensation matters and programs, Mercer is aligned to the Dow Compensation Subcommittee; FW Cook is aligned to the DuPont Compensation Subcommittee.

Mercer’s and FW Cook’s responsibilities include:

•	Advising the Compensation Committee on trends and issues in executive compensation

•	Reviewing and advising the group of companies in the peer group

•	Consulting on the competitiveness of the compensation structure and levels of DowDuPont’s executive officers and non-employee directors

•	Providing advice and recommendations related to the compensation and design of DowDuPont’s compensation programs

•	Reviewing and advising on all materials provided to the Compensation Committee for discussion and approval

•	Participating in Compensation Committee meetings as requested and communicating with the Co-Chairs of the Compensation Committee between meetings

Mercer and FW Cook have multiple safeguards and procedures in place to maintain the independence of the consultants in their executive compensation consulting practice, and the Compensation Committee has determined that the compensation consultants’ work has not raised any conflicts of interest. These safeguards include a rigidly enforced code of conduct, a policy against investing in client organizations and separation between Mercer and FW Cook’s executive compensation consulting and their other administrative and consulting business units from a leadership, performance measurement and compensation perspective. In 2017, Mercer and its affiliates provided approximately $2.2 million in human resources consulting services to DowDuPont unrelated to the executive and director compensation consulting services. The decision to engage Mercer to provide these other services was made by management and was reported to the Compensation Committee. In 2017, Mercer’s aggregate fees for executive and director compensation consulting services were approximately $394,700. The Compensation Committee has considered factors relevant to Mercer’s and FW Cook’s independence from management under SEC rules and has determined that both are independent from management.

Peer Group and Benchmarking

DowDuPont – Post-Merger Peer Group

Prior to the Merger Transaction, Dow and DuPont maintained separate executive compensation peer groups and utilized similar selection criteria to develop their respective peer groups:

•	Revenues

•	Market capitalization

•	Global presence

•	Research intensity or innovation and/or technology

•	Competitor for talent

•	Industries and markets served

The Compensation Committee, with the support of the management team and independent compensation consultants, reviewed the two legacy groups and eliminated companies with revenues less than one-third or more than three times that of DowDuPont.

Then the Compensation Committee selected the sixteen companies named below from Dow’s and DuPont’s collective peer groups that meet the designated revenue range. A total of nine companies with revenue below $25 billion were excluded.

47

COMPENSATION DISCUSSION & ANALYSIS (continued)

The selected peer group was used for market comparisons, benchmarking and setting executive compensation:

2017 Revenues

Dow – Pre-Merger Peer Groups

Prior to the Merger Transaction, Dow competed with a wide variety of both industry and non-industry specific companies for executive talent and investor assets. In order to ensure the executive pay program was competitive and had a strong link to stock price performance, Dow maintained two peer groups to evaluate and determine executive compensation: the TSR Peer Group and the Survey Peer Group. The TSR Peer Group was the S&P 500 and was used for relative TSR performance within the Performance Share programs. The Survey Peer Group was based on technology-based and manufacturing-based global companies and was used to maintain the competitiveness of the Company’s compensation programs.

The Compensation Committee considered relevant market pay practices as one of several factors when establishing executive compensation levels and evaluating compensation programs including base salary, annual incentives and long-term incentives. In order to maintain the competitiveness of the compensation programs, Dow compared its executive compensation programs against a Survey Peer Group of nineteen technology-based and manufacturing-based global companies (“Survey Peer Group”). These companies provided a relevant comparison based on their similarity to Dow in size and complexity taking into account factors such as revenues, market capitalization, global scope of operations and diversified product portfolios. The legacy Dow Compensation Committee believed that a mix of both industry and non-industry peers provides a balanced and realistic perspective on the competition for the pool of potential executive talent. Market pay data for the Survey Peer Group was gathered through compensation surveys conducted by Willis Towers Watson and Mercer. Dow targeted the median of the Survey Peer Group for all compensation elements in order to attract, motivate, develop and retain top level executive talent. Annual Performance Award targets and long-term incentive grants reflected market median values while actual payouts were dependent on performance.

48

1 Compare Peer Groups 2 Apply Criteria 3 Final Selection 3M Company Honeywell International Inc. PepsiCo, Inc. Archer-Daniels-Midland Company Johnson Controls International plc Pfizer Inc. Caterpillar Inc. Johnson & Johnson The Boeing Company Deere & Company Lockheed Martin Corporation The Coca-Cola Company DowDupont Inc. Merck & Co., Inc. The Procter & Gamble Company General Electric Company United Technologies Corporation 2017 Revenues $20M Median $120M

COMPENSATION DISCUSSION & ANALYSIS (continued)

The Survey Peer Group was periodically evaluated and updated to ensure the companies in the group remained relevant.

Dow Pre-Merger Survey Peer Group
3M Company	Caterpillar Inc.	The Coca-Cola Company
The Boeing Company	Eli Lilly and Company	Emerson Electric Co.
E.I. du Pont de Nemours and Company	Honeywell International Inc.	Johnson & Johnson
General Electric Company	Lockheed Martin Corporation	Monsanto Company
Johnson Controls Inc.	Pfizer Inc.	PPG Industries, Inc.
PepsiCo, Inc.	United Technologies Corporation
The Procter & Gamble Company	Archer-Daniels-Midland Company

DuPont – Pre-Merger Peer Group

Prior to the Merger Transaction, DuPont assessed compensation primarily against published compensation surveys. These surveys represented large companies with median revenue comparable to DuPont’s “market,” such as those published by Willis Towers Watson. DuPont then used peer group data as a secondary data point.

To ensure a complete and robust picture of the overall compensation environment and consistent comparisons for the CEO and other NEOs the peer group was selected and utilized as described below.

To help guide the selection process in an objective manner, the legacy DuPont Compensation Committee established the following criteria for peer group companies:

•	Publicly traded U.S. companies and select European companies traded on the NYSE to facilitate pay design and performance comparisons

•	Direct business competitors

•	Companies similar in annual revenue size to DuPont – one-third to triple revenue-size criterion

•	Meaningful international presence – at least one-third of revenues earned outside of the United States

•	Scientific focus/research intensity – the criterion of a minimum of 2% research and development expense as percent of revenue results in the inclusion of several pharmaceutical companies. DuPont’s research and development expense tends to be higher than that of industry peers

The peer group was utilized to:

•	Benchmark pay design including mix and performance criteria

•	Measure financial performance for the PSU program

•	Test the link between pay and performance

Because of the smaller number of companies in the peer group, DuPont used market survey information as the primary source of competitive data, to provide a larger set of relevant data.

49

COMPENSATION DISCUSSION & ANALYSIS (continued)

The peer group reflected the diverse industries in which DuPont operated, and the multiple markets in which it competed –including markets for executive talent, customers and capital – by including large companies with a strong scientific focus and/or research intensity and a significant international presence.

DuPont Pre-Merger Peer Group
3M Company	Emerson Electric Co.	Merck & Co., Inc.
Baxter International Inc.	Honeywell International Inc.	Monsanto Company
Caterpillar Inc.	Ingersoll-Rand plc	The Procter & Gamble Company
Danaher Corporation	Johnson & Johnson	Syngenta AG
Deere & Company	Johnson Controls, Inc.	United Technologies Corporation
The Dow Chemical Company	Kimberly-Clark Corporation

OTHER CONSIDERATIONS

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of DowDuPont Common Stock with a value equal to a specified multiple of base pay.

Stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price.

The multiples for specific executive levels are shown below. As of December 31, 2017, each NEO exceeded their ownership goal.

Multiple of Salary	2017 Target	2017 Actual
CEO	6x	12x
Executive Chairman	6x	49x
Other NEOs average	4x	24x

For purposes of the stock ownership guidelines, direct ownership of shares and stock units held in employee plans is included. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Anti-Hedging and Anti-Pledging Policies

It is against Company policy for executive officers to engage in speculative transactions in Company securities. As such, it is against Company policy for executive officers to trade in puts or calls in Company securities, or sell Company securities short. In addition, it is against Company policy for executive officers to pledge Company securities, or hold Company securities in margin accounts.

Executive Compensation Recovery (Clawback) Policy

As part of their overall Corporate Governance structures, both Dow and DuPont maintained Executive Compensation Recovery Policies for their executive officers. These policies allowed the respective companies to recover incentive income if an executive officer either knowingly engaged in or was grossly negligent in the event of circumstances that resulted in a financial restatement or other material non-compliance.

Under the DowDuPont Executive Compensation Recovery Policy, the Company may recover incentive income that was based on achievement of quantitative performance targets if an executive officer engaged in grossly negligent conduct or intentional misconduct that resulted in a financial restatement or in any increase in his or her incentive income. Incentive income includes income related to annual bonuses and long term incentives.

50

COMPENSATION DISCUSSION & ANALYSIS (continued)

Compensation and Risk Management

The Compensation Committee periodically reviews the Company’s compensation policies and practices and has determined that the incentive compensation programs do not create risks that are reasonably likely to have a material adverse effect on DowDuPont. In conducting the review in 2017, Dow and DuPont each completed an inventory of its incentive compensation plans and policies. The evaluation covered a wide range of practices and policies including: the balanced mix between pay elements, the balanced mix between short and long-term programs, caps on incentive payouts, governance controls in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change in control policies, use of a compensation recovery policy, and Compensation Committee oversight of compensation programs.

2017 Tax Considerations

Section 162(m) of the IRC generally places a $1 million limit on the amount of compensation a public company, like DowDuPont, can deduct in any one year for certain executive officers subject to an exemption for certain performance-based awards granted by a committee of outside directors. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of the executive compensation program and in the interests of DowDuPont stockholders, even if the awards are not deductible by DowDuPont for tax purposes.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result, executive compensation in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The Compensation Committee has and will continue to consider the impact of this rule when making compensation decisions and, where possible, to award responsible but adequate executive compensation while taking advantage of Section 162(m) whenever feasible. Amounts paid under the compensation program, including base salary, Performance Awards and grants of Deferred Stock (Restricted Stock and Restricted Stock Units) may not qualify as performance-based compensation excluded from the limitation on deductibility.

51

COMPENSATION TABLES AND NARRATIVES

Summary Compensation Table

The following table summarizes the compensation of the Executive Chairman, Chief Executive Officer, Chief Financial Officer, the three most highly compensated executive officers and a former Dow officer for the fiscal year ended December 31, 2017. Following the accounting treatment of the Merger Transaction, Dow was determined to be the accounting acquirer. As a result, the compensation for Messrs. Breen and Collins in all of the following tables includes only compensation earned as executives of DowDuPont since September 1, 2017, while the compensation for Messrs. Liveris, Ungerleider, Fitterling, Kalil and Harlan includes full year amounts earned as executives of both Dow and DowDuPont, as applicable.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)	Total without Certain Merger Related Items ($)(e)(2)
Edward D. Breen Chief Executive Officer	2017	643,600	(f)	—	10,000,044	1,600,006	1,472,686	—	75,666	13,792,002	13,792,002

Andrew N. Liveris Executive Chairman, DowDuPont and Chief Executive Officer, The Dow Chemical Company	2017	1,930,800		—	12,173,674	3,810,138	4,167,053	—	43,607,476	65,689,140	22,643,475
	2016	1,930,800		—	9,259,836	3,630,035	3,959,974	3,552,037	630,377	22,963,059	22,963,059
	2015	1,930,800		—	9,532,305	3,630,099	5,712,175	724,735	623,496	22,153,611	22,153,611

Howard I. Ungerleider Chief Financial Officer	2017	1,062,377		—	6,964,140	1,245,017	1,675,641	—	18,842,394	29,789,568	11,005,580
	2016	1,031,434		—	2,985,154	1,170,008	1,686,536	1,751,240	99,440	8,723,812	8,723,812
	2015	1,001,392		—	2,914,837	1,110,032	2,165,106	499,678	86,907	7,777,952	7,777,952
James R. Fitterling Chief Operating Officer, Materials Science Division	2017	1,134,578		—	7,533,628	1,425,084	1,864,083	—	20,347,917	32,305,290	12,078,682
	2016	1,090,134		—	3,635,031	1,425,033	1,719,854	2,160,423	64,360	10,094,834	10,094,834
	2015	1,001,392		—	2,914,837	1,110,032	2,165,106	506,570	71,399	7,769,336	7,769,336
Charles J. Kalil Special Counsellor to the Executive Chairman and General Counsel, Materials Science Division	2017	1,046,820		—	3,314,630	1,035,059	1,322,215	—	26,916,804	33,635,528	6,857,078
	2016	1,029,659		—	2,564,166	1,005,101	1,282,775	1,084,218	66,505	7,032,424	7,032,424
	2015	1,029,659		—	2,639,454	1,005,078	1,850,374	413,424	72,580	7,010,570	7,010,570

James C. Collins Chief Operating Officer, Agriculture Division	2017	258,333	(f)	—	3,000,034	—	358,254	2,245,409	26,417	5,888,447	5,888,447

Joe E. Harlan(g) Former Chief Commercial Officer, The Dow Chemical Company	2017	1,053,739		—	8,414,492	1,020,042	1,382,810	—	12,467,046	24,338,129	23,691,445
	2016	1,031,434		—	2,678,873	1,050,105	1,475,719	161,878	319,839	6,717,847	6,717,847
	2015	1,001,392		—	2,914,837	1,110,032	1,968,278	118,174	116,612	7,229,324	7,229,324

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(a)	Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the awards would be: Mr. Breen, $20,000,088; Mr. Liveris, $15,315,732; Mr. Ungerleider, $11,004,738; Mr. Fitterling, $11,729,530; Mr. Kalil, $4,161,812; Mr. Collins, $6,000,068 and Mr. Harlan, $4,101,140. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended 12/31/2017.

(b)	Pre-merger, Dow’s valuation for financial accounting purposes uses the widely accepted lattice-based option valuation model and otherwise computed in accordance with FASB ASC Topic 718. The option value calculated for the legacy Dow NEOs’ grants was $14.14 for the grant date of 02/10/2017. The exercise price of $61.19 is the closing Dow stock price on the date of grant. Post-merger, DowDuPont’s valuation for financial accounting purposes uses the widely accepted Black-Scholes option valuation model. Options awarded to Mr. Breen on 11/06/2017, had a grant date fair value of $14.86 per option and an exercise price of $70.24. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended 12/31/2017.

(c)	Individual results for Non-Equity Incentive Plan Compensation are detailed in the “Annual Incentive Compensation” section of the CD&A and reflect income paid in 2018 for performance achieved in 2017 under Dow’s annual Performance Award program and DuPont’s STIP.

52

COMPENSATION DISCUSSION & ANALYSIS (continued)

(d)	The Change in Pension Value for 2017 is shown as zero for Messrs. Liveris, Ungerleider, Fitterling, Kalil and Harlan, due to meeting the representative floor, as a result of a reduction in pension benefits associated with the change in control triggered payments of the non-qualified benefits within the ESRP, as reflected in All Other Compensation. Mr. Breen is not a participant in either DuPont’s pension or pension restoration plans.

(e)	All Other Compensation includes perquisites and other personal benefits; employer contributions to both qualified and non-qualified defined contribution plans, as applicable; and distributions of previously earned but deferred compensation and non-qualified benefit payments that were triggered by a change in control provision under the terms of the relevant plans upon closing of the Merger Transaction. The following table details these amounts:

Name	Perquisites and Other Personal Benefits ($) (1)	Contributions to Defined Contribution Plans ($)	Certain Merger Related Items ($) (2)
Edward D. Breen	18,819	56,847	—
Andrew N. Liveris	474,018	87,793	43,045,665
Howard I. Ungerleider	35,678	22,727	18,783,989
James R. Fitterling	66,153	55,156	20,226,608
Charles J. Kalil	85,760	52,594	26,778,450
James C. Collins	3,167	23,250	—
Joe E. Harlan	11,797,435	22,927	646,684

(1)	The following other compensation items exceeded $10,000 in value:

i.	Mr. Breen: Personal use of company aircraft ($18,700) as required by Company policy for security and immediate availability purposes

ii.	Mr. Liveris: Personal use of Company aircraft ($404,962) as required by Company policy for security and immediate availability purposes, financial and tax planning ($29,410), Company provided automobile ($28,029)

iii.	Mr. Ungerleider: Financial and tax planning ($31,094)

iv.	Mr. Fitterling: Financial and tax planning ($59,061)

v.	Mr. Kalil: Financial and tax planning ($61,780)

vi.	Mr. Harlan: LTI acceleration ($10,513,828), severance ($1,219,839), financial and tax planning ($31,094), tax reimbursement ($26,188)

Other perquisites and personal benefits include: home security, executive health examinations and personal excess liability insurance premiums. The incremental cost to the Company of personal use of Company aircraft is calculated based on published industry rates by Conklin & de Decker Associates, Inc. for the variable operating costs to the Company including fuel, landing, catering, handling, aircraft maintenance and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded. Personal use of aircraft also includes use of corporate aircraft for travel to outside board meetings and to company provided executive physicals. NEOs also are provided a tax reimbursement for taxes incurred when a spouse travels for business purposes as it is sometimes necessary for spouses to accompany NEOs to business functions. These taxes are incurred because of the Internal Revenue Service’s rules governing business travel by spouses and the Company reimburses the associated taxes. No NEO is provided a tax reimbursement for personal use of aircraft. Tax reimbursements are also provided for certain company provided or reimbursed relocation expenses, if applicable.

(2)	The ESRP and EDP distributions of previously earned but deferred compensation and non-qualified benefit payments were triggered by a change in control as a result of the Merger Transaction and are further described on pages 60 and 61 of the Proxy Statement. Detailed information regarding the obligation to make distributions due to change in control provisions under the terms of these non-qualified plans was provided in the joint proxy statement/prospectus, included in the registration statement on Form S-4 filed by DowDuPont with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2016 (File No. 333-209869), as last amended on June 7, 2016, and declared effective by the SEC on June 9, 2016 (the “Registration Statement”). In addition to the Registration Statement, such change in control distributions were also described on the Form 8K-12B filed by DowDuPont with the SEC on September 1, 2017, as well as the Company’s latest annual and quarterly reports on Forms 10-K and 10-Q.

Upon close of the Merger Transaction, participants could elect to (i) receive a lump-sum payment or (ii) direct Dow to purchase an annuity on their behalf using the after-tax proceeds of the lump sum (the “ESRP Choice Annuity”). The ESRP Choice Annuity option was designed and offered to allow participants to select an annuity option identical to what they would have received in the absence of a change in control and accelerated lump sum payment. The ESRP Choice Annuity was not intended to confer any additional benefit beyond the original annuity option. Structuring requirements resulted in a distribution and tax reimbursement in order to provide this equivalent option consistent with the intended ESRP design.

The distributions triggered by the Merger Transaction are separate and distinct from the change in control and severance arrangements described on page 64 of the Proxy Statement. Post-merger, active employees continue to accrue these non-qualified benefits.

i.	Mr. Liveris: ESRP ($41,742,161), and EDP ($1,303,504)

ii.	Mr. Ungerleider: ESRP ($14,995,603), ESRP Choice Annuity program tax reimbursement ($2,646,883), and EDP ($1,141,503)

iii.	Mr. Fitterling: ESRP ($17,752,711), and EDP ($2,473,897)

iv.	Mr. Kalil: ESRP ($20,623,387), ESRP Choice Annuity program tax reimbursement ($5,670,927), and EDP ($484,136)

v.	Mr. Harlan: ESRP ($646,684)

(f)	Amounts shown for Messrs. Breen and Collins only include salary earned since September 1, 2017.

(g)	Mr. Harlan stepped down as executive officer on 07/13/2017, retired from Dow on 12/31/2017, and received separation payments as described in a Form 8-K filed by Dow on 07/31/2017 with the SEC.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

GRANTS OF PLAN-BASED AWARDS FOR 2017

Name	Grant Date		Date of Action by the Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(a)			All Other Stock Awards: Number of Shares of Stock or Units (#)(b)	All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(d)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward D. Breen	8/31/2017	(e)		0	1,064,701	2,129,402
	11/6/2017		10/12/2017								107,672	70.24	1,600,006
	11/26/2017		11/26/2017				0	140,529	281,058				10,000,044
Andrew N. Liveris	2/8/2017		2/8/2017	0	3,185,820	6,371,640
	2/10/2017		2/8/2017				0	93,400	186,800				7,713,308
	2/10/2017		2/8/2017							51,890			3,175,149
	2/10/2017		2/8/2017								263,860	61.19	3,810,138
Howard I. Ungerleider	2/8/2017		2/8/2017	0	1,281,071	2,562,142
	2/10/2017		2/8/2017				0	30,520	61,040				5,520,486
	2/10/2017		2/8/2017							16,960			1,037,782
	2/10/2017		2/8/2017								86,220	61.19	1,245,017
	11/26/2017		11/26/2017				0	42,159	84,318				3,000,034
James R. Fitterling	2/8/2017		2/8/2017	0	1,425,140	2,850,280
	2/10/2017		2/8/2017				0	34,940	69,880				5,885,505
	2/10/2017		2/8/2017							19,410			1,187,698
	2/10/2017		2/8/2017								98,690	61.19	1,425,084
	11/26/2017		11/26/2017				0	42,159	84,318				3,000,034
Charles J. Kalil	2/8/2017		2/8/2017	0	1,102,765	2,205,529
	2/10/2017		2/8/2017				0	25,380	50,760				2,095,972
	2/10/2017		2/8/2017							14,100			862,779
	2/10/2017		2/8/2017								71,680	61.19	1,035,059
James C. Collins	8/31/2017	(e)		0	259,005	518,010
	11/26/2017		11/26/2017				0	42,159	84,318				3,000,034
Joe E. Harlan	2/8/2017		2/8/2017	0	1,268,633	2,537,266
	2/10/2017		2/8/2017				0	25,010	50,020				2,065,416
	2/10/2017		2/8/2017							13,900			850,541
	2/10/2017		2/8/2017								70,640	61.19	1,020,042

(a)	Performance Share awards as described in the “Long-Term Incentive Awards” section of the CD&A.

(b)	Deferred Stock awards as described in the “Long-Term Incentive Awards” section of the CD&A.

(c)	Stock Option awards as described in the “Long-Term Incentive Awards” section of the CD&A.

(d)	Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table.

(e)	Amounts represent the pro-rata portion of STIP target and maximum respectively for 2017.

54

COMPENSATION DISCUSSION & ANALYSIS (continued)

Outstanding Equity Awards

The following table lists outstanding equity grants for each NEO as of December 31, 2017. The table includes outstanding equity grants from past years as well as the current year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
Edward D. Breen	05/13/2015					2,662	189,563
	06/05/2015					408	29,053
	11/06/2015	341,867	170,933	51.57	11/05/2022
	02/03/2016					151,435	10,785,182
	02/02/2017	—	341,867	59.42	02/01/2027	114,245	8,136,547
	11/06/2017	—	107,672	70.24	11/05/2027
	11/26/2017							140,529	10,008,475
Andrew N. Liveris	02/15/2008	163,999	—	38.62	02/18/2018
	02/13/2009	909,100	—	9.53	02/13/2019
	02/12/2010	551,800	—	27.79	02/12/2020
	02/11/2011	412,380	—	38.38	02/11/2021
	02/10/2012	516,000	—	34.00	02/10/2022
	02/15/2013	761,660	—	32.16	02/15/2023
	02/14/2014	315,930	—	46.71	02/14/2024
	02/13/2015	208,446	104,224	49.44	02/13/2025	225,299	16,045,795
	02/12/2016	110,503	221,007	46.01	02/12/2026	207,770	14,797,379
	02/10/2017	—	263,860	61.19	02/10/2027	179,848	12,808,775
Howard I. Ungerleider	02/15/2008	30,750	—	38.62	02/18/2018
	02/13/2009	11,288	—	9.53	02/13/2019
	02/12/2010	22,400	—	27.79	02/12/2020
	02/11/2011	18,600	—	38.38	02/11/2021
	02/10/2012	82,420	—	34.00	02/10/2022
	02/15/2013	210,880	—	32.16	02/15/2023
	02/14/2014	96,220	—	46.71	02/14/2024
	02/13/2015	63,738	31,872	49.44	02/13/2025	68,893	4,906,559
	02/12/2016	35,616	71,234	46.01	02/12/2026	66,980	4,770,316
	02/10/2017	—	86,220	61.19	02/10/2027	58,772	4,185,742
	11/26/2017							42,159	3,002,564
James R. Fitterling	02/11/2011	118,090	—	38.38	02/11/2021
	02/15/2013	188,710	—	32.16	02/15/2023
	02/14/2014	96,220	—	46.71	02/14/2024
	02/13/2015	63,738	31,872	49.44	02/13/2025	68,893	4,906,559
	02/12/2016	43,379	86,761	46.01	02/12/2026	81,562	5,808,846
	02/10/2017	—	98,690	61.19	02/10/2027	67,278	4,791,539
	11/26/2017							42,159	3,002,564

55

COMPENSATION DISCUSSION & ANALYSIS (continued)

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
Charles J. Kalil	03/01/2000					108	5,560
	02/23/2001					55	3,147
	02/10/2012	49,044	—	34.00	02/10/2022
	02/15/2013	201,290	—	32.16	02/15/2023
	02/14/2014	87,470	—	46.71	02/14/2024
	02/13/2015	57,712	28,858	49.44	02/13/2025	62,385	4,443,060
	02/12/2016	30,596	61,194	46.01	02/12/2026	57,534	4,097,571
	02/10/2017	—	71,680	61.19	02/10/2027	48,871	3,480,593
James C. Collins	02/04/2015	—	16,245	55.44	02/03/2022	2,736	194,885
	07/29/2015					73,249	5,216,799
	02/03/2016	—	51,024	45.84	02/02/2026	26,101	1,858,887
	02/02/2017	—	76,998	59.42	02/01/2027	24,612	1,752,866
	11/26/2017							42,159	3,002,564
Joe E. Harlan	02/14/2014	91,850	—	46.71	02/14/2024
	02/13/2015	63,738	31,872	49.44	02/13/2025	68,893	4,906,559
	02/12/2016	31,966	63,934	46.01	02/12/2026	60,108	4,280,892
	02/10/2017	—	70,640	61.19	02/10/2027	48,164	3,430,240

(a)	Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.

(b)	Deferred Shares issued by Dow, including those shares associated with the conversion of PSUs upon the closing of the Merger Transaction, vest and are delivered three years after the grant date. RSUs issued by DuPont (with grant dates of 02/03/2016 and 02/02/2017, respectively) upon the closing of the Merger Transaction in conversion of outstanding PSUs vest at the end of the original three year performance period associated with the PSUs. Awards granted to Mr. Breen in 2015 in his capacity as a non-employee director (prior to his being named CEO of DuPont) must be held until his retirement from service on the Board. Awards granted to Mr. Collins in February 2015 and July 2015 vest fully in 2018 and 2020, respectively.

(c)	Market values based on the 12/29/2017 closing stock price of $71.22 per share.

(d)	Performance Shares granted 11/26/2017 will vest following the end of the two-year performance period. Shares granted are shown at the target level of performance. The actual number of shares to be delivered will be determined at the end of the two-year performance period.

56

COMPENSATION DISCUSSION & ANALYSIS (continued)

Option Exercises and Stock Vested

The following table summarizes the value received from stock option exercises and stock grants vested during 2017.

OPTION EXERCISES AND STOCK VESTED FOR 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Edward D. Breen	—	—	—	—
Andrew N. Liveris	915,371	23,294,750	231,479	14,203,529
Howard I. Ungerleider	23,510	394,380	70,509	4,326,426
James R. Fitterling	177,000	5,617,385	70,509	4,326,426
Charles J. Kalil	70,000	1,174,250	64,090	3,932,555
James C. Collins(b)	—	—	18,951	5,960,077
Joe E. Harlan	473,910	15,211,887	67,293	4,129,092

(a)	For Messrs, Liveris, Ungerleider, Fitterling, Harlan and Kalil this reflects delivery of shares from the 2014-2016 Performance Share program, even if elected to receive as cash, and the 2014 Deferred Stock grants with 3-year vesting. All were previously reported in the Summary Compensation Tables in the year they were granted.

(b)	Includes 3,005 shares withheld in satisfaction of tax liabilities which arose upon the conversion of PSUs into time-vested RSUs. The tax liabilities were associated with the fact that Mr. Collins is considered retirement eligible under the DuPont EIP, and the conversion of PSUs into RSUs eliminated the substantial risk of forfeiture associated with the PSU awards.

CEO Pay Ratio

In August 2015, the SEC adopted a rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requiring annual disclosure of the ratio of the median annual total compensation for all employees other than the CEO to the annual total compensation of the CEO. The rule (Item 402(u) of Regulation S-K) requires disclosure of this information starting with the first fiscal year beginning on or after January 1, 2017.

To determine the median annual total compensation for all employees other than the CEO, a median employee was identified from the population of all employees worldwide as of October 31, 2017. As is permitted under SEC rules, the Company utilized base pay and annual incentive at target – rather than Summary Compensation Table compensation – to determine the median employee. The Company calculated annual base pay based on a reasonable estimate of hours worked during 2017 for hourly workers, and upon salary levels for the remaining employees. The Company used a valid statistical sampling methodology to identify employees who the Company expected to be paid within a .05% range of the median. The Company selected an employee from that group as the median employee for purposes of preparing the ratio of CEO pay to median employee pay. The Company then calculated the compensation for the median employee based upon the same components of compensation used to determine the CEO’s pay for purposes of Summary Compensation Table disclosure. For 2017, the annual total compensation for the median employee was $78,835, and the annual total compensation of the CEO as reported in the Summary Compensation Table was $13,792,002. Based upon the calculation of compensation for both the CEO and the median employee, the ratio of CEO pay to median employee pay is 175:1.

However, as previously noted, the compensation of the CEO disclosed in the Summary Compensation Table is reflective of only that compensation earned as CEO of DowDuPont, and does not reflect the value of all compensation earned by the CEO during 2017. If the compensation in the Summary Compensation Table were to include the value of all such compensation earned during 2017, the ratio of CEO pay to median employee pay would have been 387:1.

The pay ratio presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

57

COMPENSATION DISCUSSION & ANALYSIS (continued)

BENEFITS

Pension Benefits

The following table lists the pension program participation and actuarial present value of each NEOs defined benefit pension as of December 31, 2017.

PENSION BENEFITS AS OF DECEMBER 31, 2017

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year(b)
Edward D. Breen(c)	DuPont Pension Plan	—	—	—
	DuPont Pension Restoration Plan	—	—	—
Andrew N. Liveris(d)	Dow Employees’ Pension Plan	22.1	2,024,134	—
	Dow Executives’ Supplemental Retirement Plan	42.0	—	41,742,161
Howard I. Ungerleider	Dow Employees’ Pension Plan	27.5	1,026,057	—
	Dow Executives’ Supplemental Retirement Plan	27.5	139,771	11,913,302
James R. Fitterling	Dow Employees’ Pension Plan	34.0	1,712,671	—
	Dow Executives’ Supplemental Retirement Plan	34.0	335,811	17,752,711
Charles J. Kalil	Dow Employees’ Pension Plan	37.9	2,019,636	—
	Dow Executives’ Supplemental Retirement Plan	37.9	886,637	14,019,580
James C. Collins	DuPont Pension Plan	32.7	1,476,396	—
	DuPont Pension Restoration Plan	32.7	6,056,314	—
Joe E. Harlan	Dow Employees’ Pension Plan	6.4	95,077	—
	Dow Executives’ Supplemental Retirement Plan	6.4	38,763	646,684

(a)	Unless otherwise noted, all present values reflect accrued age 65 benefits. The form of payment, discount rate (3.68%) and mortality (RP-2014) are based on assumptions used to determine pension plan obligations as reflected in the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended 12/31/2017.

(b)	As a result of a change in control provision under the terms of the ESRP; with respect to Messrs. Ungerleider and Kalil who elected an annuity option, payment amounts do not include the tax reimbursement for, or purchase of, the ESRP Choice Annuity.

(c)	Mr. Breen is not eligible to, and does not, participate in either of DuPont’s Pension or Pension Restoration Plans.

(d)	Mr. Liveris also accumulated funds in the Australian Superannuation Fund (“Australian Fund”) prior to his permanent transfer to the United States. The value of Mr. Liveris’ Company contributions in the Australian Fund at 12/31/2017 was 1,024,543 AUD.

Defined-Benefit Retirement Plans

Given the anticipated limited duration of the combined Company, DowDuPont has no employees. The executive officers of DowDuPont continue to be employees of, and participants in the benefit programs of Dow and DuPont, respectively.

The Dow Employees’ Pension Plan

For employees hired prior to January 1, 2008: Dow provides the Dow Employees’ Pension Plan (“DEPP”) for its U.S. employees and for employees of some of its wholly owned U.S. subsidiaries. Upon retirement, employees receive an annual pension under the DEPP formula subject to statutory limitations. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee’s yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals.

•	Basic accruals equal the employee’s highest consecutive three-year average compensation (“HC3A”) multiplied by a percentage ranging from 4% to 18% based on the age of the employee in the years earned.

•	Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned.

58

COMPENSATION DISCUSSION & ANALYSIS (continued)

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest. Messrs. Liveris, Ungerleider, Fitterling, and Kalil participate in DEPP.

For employees hired on or after January 1, 2008: The Personal Pension Account (“PPA”) grows annually based on Pay Credits and Interest Credits. At the end of each year, 5% of an employee’s base salary and actual variable pay is credited to the account (“Pay Credit”). Additionally, the PPA is credited with an annual Interest Credit equal to the Interest Credit Rate multiplied by the PPA balance as of December 31 of the previous year. The Interest Credit Rate is determined annually by Dow, and is based on the closing rate on the six-month U.S. Treasury bill on the last business day of September immediately preceding the Plan Year plus 1.5%.

When a vested employee leaves Dow, the PPA can be taken as an immediate annuity, as a deferred annuity or as a lump sum. Vesting is three years. Mr. Harlan participates in the PPA.

The DuPont Pension Plan

DuPont provides the DuPont Pension Plan, a tax-qualified defined benefit pension plan that covers a majority of U.S. employees, except those hired or rehired after December 31, 2006. The DuPont Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. In November 2016, DuPont announced changes to the U.S. pension plans. DuPont will freeze the pay and service amounts used to calculate pension benefits for active employees who participate in the U.S. pension plans on November 30, 2018 (the “Effective Date”).

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the DuPont Pension Plan is generally age 65, and benefits are vested after five years of service. Under the provisions of the DuPont Pension Plan, employees are eligible for unreduced pensions when they meet one of the following conditions:

•	Age 65 or older with at least five years of service

•	Age 58 with age plus service equal to or greater than 85

An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 50 with at least 15 years of service. His pension is reduced by the greater of 5% for every year that his age plus service is less than 85 or 5% for every year that his age is less than 58. In no event will the reduction exceed 50%. As of December 31, 2017, Mr. Collins is eligible for a reduced pension. Mr. Breen was hired after December 31, 2006, and is not eligible to participate in the DuPont’s Pension or Pension Restoration Plans.

The primary pension formula that applies to the NEOs provides a monthly retirement benefit equal to:

Average monthly compensation is based on the employee’s three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual’s STIP award for the relevant year. Other bonuses are not included in the calculation of average monthly compensation. Compensation for service after the Effective Date is disregarded in determining the average monthly compensation.

59

1.5% of Average Monthly Compensation Years of Service through 12/31/07 50% of Monthly Primary Social Security Benefit Years of Service through 12/31/07 Total Years of Service through the Effective Date 0.5% of Average Monthly Compensation Years of Service from 1/1/2008 through the Effective Date 16.67% of Monthly Primary Social Security Benefit Years of Service from 1/1/2008 through the Effective Date Total Years of Service through the Effective Date

COMPENSATION DISCUSSION & ANALYSIS (continued)

Supplemental Retirement Plans

The Dow Executives’ Supplemental Retirement Plan

Because the IRC limits the benefits otherwise provided by DEPP, the Dow Board of Directors adopted the Executives’ Supplemental Retirement Plan (“ESRP”) to provide employees who participate in DEPP with non-qualified benefits calculated under the same formulas described above. Some parts of the supplemental benefit may be taken in the form of a lump sum depending upon date of hire and plan participation. All Dow NEOs participate in the ESRP.

Upon close of the Merger Transaction, the change of control triggered a distribution of non-qualified benefits to certain participants under the ESRP. Participants could elect to receive a lump-sum payment or direct Dow to purchase an annuity on their behalf using the after-tax proceeds of the lump sum (the “ESRP Choice Annuity”). The ESRP Choice Annuity option was designed and offered to allow participants to select an annuity option identical to what they would have received in the absence of a change in control and accelerated lump sum payment. The ESRP Choice Annuity was not intended to confer any additional benefit beyond the original annuity option. Structuring requirements resulted in a distribution and tax reimbursement in order to provide this equitable option. Detailed information regarding the obligation to make distributions due to change in control provisions under the terms of these non-qualified plans was provided in the joint proxy statement/prospectus, included in the registration statement on Form S-4 filed by DowDuPont with the SEC on March 1, 2016 (File No. 333-209869), as last amended on June 7, 2016, and declared effective by the SEC on June 9, 2016 (the “Registration Statement”). In addition to the Registration Statement, such change in control distributions were also described on the Form 8K-12B filed by DowDuPont with the SEC on September 1, 2017, as well as the Company’s latest annual and quarterly reports on Forms 10-K and 10-Q. Post-merger, active employees continue to accrue these non-qualified benefits. The ESRP distributions triggered by the Merger Transaction are separate and distinct from the change in control and severance arrangements described on page 64 of the Proxy Statement.

In addition, Mr. Kalil elected to have a portion of his ESRP benefit secured by enrolling in the Key Employee Insurance Program (“KEIP”) in 1997. KEIP is a life insurance program that secured benefits otherwise available under ESRP, which was offered to certain employees as an alternative to the ESRP. Dow has not offered KEIP to employees since 1999 and has no plans to reinstate this program for new participants.

The DuPont Pension Restoration Plan

If benefits provided under the DuPont Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit is paid under the DuPont Pension Restoration Plan, an unfunded non-qualified plan. Effective January 1, 2007, the form of benefit under the DuPont Pension Restoration Plan for participants not already in pay status is a lump sum. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

DuPont does not grant any extra years of credited service for pension benefit purposes. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 (“Long-Term Employee Benefits”) to the Consolidated Financial Statements in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2017. All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the DuPont Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

Mr. Breen was hired after December 31, 2006, and is not eligible to participate in the DuPont Pension Restoration Plan.

401(k) Plans

Dow Employees’ Savings Plan

Dow provides all U.S. salaried employees the opportunity to participate in a 401(k) plan (The Dow Chemical Company Employees’ Savings Plan). In 2017, for salaried employees who contributed 2% of annual salary, Dow provided a matching contribution of 100% of the employee’s contribution. For salaried employees who contributed up to an additional 4%, Dow provided a 50% match. All NEOs participate in the 401(k) plan on the same terms as other eligible employees.

60

COMPENSATION DISCUSSION & ANALYSIS (continued)

DuPont Retirement Savings Plan

DuPont provides all U.S. full-service employees the opportunity to participate in a 401(k) plan, the DuPont Retirement Savings Plan (“RSP”). DuPont contributes 100% of the first 6% of the employee’s contribution election and also contributes 3% of each employee’s eligible compensation regardless of the employee’s contribution. All NEOs participate in the 401(k) plan on the same terms as other eligible employees.

Non-Qualified Deferred Compensation

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2017

Name	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(c)	Aggregate Balance at Last Fiscal Year-End ($)(d)
Edward D. Breen(e)	38,616	56,847	5,337	—	100,800
Andrew N. Liveris	115,848	65,066	423,696	1,303,504	1,012,890
Howard I. Ungerleider	53,118	29,936	171,045	1,141,502	18,340
James R. Fitterling	56,728	32,229	598,006	2,473,897	1,607,825
Charles J. Kalil	52,341	29,867	79,222	484,135	1,208,654
James C. Collins(e)	15,500	23,250	2,417	—	41,167
Joe E. Harlan	63,224	—	16,468	—	646,062

(a)	Executive contributions are included in salary for 2017 in the Summary Compensation Table.

(b)	Company contributions are included in All Other Compensation for 2017 in the Summary Compensation Table.

(c)	These distributions were associated with historical elections made by employees at the time of deferral that relate to the change in control provisions of certain legacy deferral plans. These legacy plans called for change in control payments to occur upon closing of the Merger Transaction.

(d)	Includes Company and executive contributions with respect to Mr. Liveris of $154,952 for 2015 and $182,480 for 2016 previously reported in the Summary Compensation Table and Company; Company and executive contributions with respect to Mr. Ungerleider of $66,947 for 2015 and $81,027 previously reported in the Summary Compensation Table; Company and executive contributions with respect to Mr. Fitterling of $28,237 for 2015 and $54,507 previously reported in the Summary Compensation Table; Company and executive contributions with respect to Mr. Harlan of $28,489 for 2015 previously reported in the Summary Compensation Table; and Company and executive contributions with respect to Mr. Kalil of $71,772 for 2015 and $71,773 previously reported in the Summary Compensation Table.

(e)	Figures in the table for Messrs. Breen and Collins represent contributions, earnings and ending balances applicable on a post-merger basis only. Actual balances in DuPont-sponsored non-qualified deferred compensation plans at last fiscal year-end were $864,842 and $924,106 for Messrs. Breen and Collins, respectively.

Dow Elective Deferral Plan

Because the IRC limits contributions to The Dow Chemical Company Employees’ Savings Plan, the Board of Directors adopted the Elective Deferral Plan (the “EDP”) in order to further assist employees in saving for retirement. The EDP allows participants to voluntarily defer the receipt of base salary (maximum deferral of 75%) and Performance Award (maximum deferral of 100%).

Each participant enrolled in the EDP receives a matching contribution using the same formula authorized for salaried participants under the 401(k) plan for employer matching contributions. The current formula provides for a matching contribution on the first 6% of base salary deferred. For purposes of calculating the match under the EDP, Dow will assume each participant is contributing the maximum allowable amount to the 401(k) plan and receiving a match thereon. The assumed match from the 401(k) plan will be offset from the matching contribution calculated under the EDP. The NEOs’ balances consist primarily of voluntary deferrals (and related earnings), not contributions made by Dow.

Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, as well as the line-up of funds available under The Dow Chemical Company Employees’ Savings Plan.

61

COMPENSATION DISCUSSION & ANALYSIS (continued)

The EDP allows for distributions to commence on January 31 after separation or after a specific future year that can be later or earlier than the separation date. Distributions may be paid either in a lump sum or in equal monthly, quarterly or annual installments up to fifteen years based on the employee’s initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee’s investment selections. If payout upon change in control was elected, then when a change in control is triggered the employees are paid those balances per the terms of the plan document; as was the case with the Merger Transaction. Detailed information regarding the obligation to make distributions due to change in control provisions under the terms of these non-qualified plans was provided in the joint proxy statement/prospectus, included in the registration statement on Form S-4 filed by DowDuPont with the SEC on March 1, 2016 (File No. 333-209869), as last amended on June 7, 2016, and declared effective by the SEC on June 9, 2016 (the “Registration Statement”). In addition to the Registration Statement, such change in control distributions were also described on the Form 8K-12B filed by DowDuPont with the SEC on September 1, 2017, as well as the Company’s latest annual and quarterly reports on Forms 10-K and 10-Q. The EDP distributions triggered by the Merger Transaction are separate and distinct from the change in control and severance arrangements described on page 64 of the Proxy Statement.

DuPont Non-Qualified Deferred Compensation Programs

DuPont offers non-qualified deferred compensation programs under which eligible participants may voluntarily elect to defer some portion of base salary, STIP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Retirement Savings Restoration Plan (“RSRP”), there are no company contributions or matches. The RSRP was adopted to restore company contributions that would be lost due to IRC limits on compensation that can be contributed under DuPont’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2017.

RSRP:

Under the RSRP, an NEO can elect to defer his/her eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($270,000 in 2017) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the tax-qualified retirement savings plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Management Deferred Compensation Plan (“MDCP”):

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her base salary and/or STIP award. DuPont does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for amounts deferred, including DowDuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date if prior to separation from service, or a lump sum or annual installments after separation from service.

In addition, under the MDCP, an NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). DuPont does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of DowDuPont Common Stock units with dividend equivalents credited as additional stock units.

Other Retirement Benefits

Except for Mr. Ungerleider, all of the NEOs are currently retirement eligible and entitled to benefits similar to most other salaried employees upon separation from the Company. All of the NEOs are also entitled to additional benefits in the case of an involuntary termination without cause or a change in control event. The summary below shows the impact of various types of separation events on the different compensation elements the NEOs receive.

Base Salary, Annual Incentive and Other Benefits – Retirement, Death, or Disability

•	Base Salary: Paid through date of separation on the normal schedule.

•	Annual Incentive: Prorated for the portion of the year worked and paid on the normal schedule.

•	Benefits: All NEOs are eligible for life insurance coverage similar to most other salaried U.S. employees. All NEOs other than the CEO are also eligible for retiree medical coverage.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

•	Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

•	Non-qualified deferred compensation programs as shown in the Non-Qualified Deferred Compensation Table and accompanying narrative.

•	Pension benefits, as applicable, as shown in the Pension Benefits Table and described in the accompanying narrative.

•	Defined contribution 401(k) plans

Outstanding LTI Awards

The treatment of LTI awards upon the different forms of separation are driven by Dow and DuPont’s respective plan documents.

Dow’s Treatment of LTI – excluding Change in Control

The following LTI treatment applies if the executive meets the age 55 and 10 years of service requirement

•	Stock Options: Vesting and expiration periods remain unchanged except that grants made in the same year as termination vest pro-rata for the portion of the year worked.

•	Deferred Stock and Performance Shares: Vesting and delivery dates remain unchanged except that grants made in the same year as termination vest pro-rata for the portion of the year worked.

Voluntary Separation

If the executive separates before meeting the age and service requirements of a particular grant, such grant is forfeited.

Involuntary Termination with Cause

Outstanding grants are forfeited and incentive income (including LTI) may be recovered by the company as described in the Executive Compensation Recovery Policy.

Disability, Death or Involuntary Termination without Cause

Executives not meeting the age and years of service requirements referenced above will receive the following for outstanding LTI grants:

•	Stock Options: Vesting and expiration periods are shortened to the earlier of the existing expiration date or one year.

•	Deferred Stock: Grants are prorated for the number of days worked during the vesting period. Vesting and delivery dates remain unchanged.

•	Performance Shares: Grants are prorated for the number of days worked during the performance period. Vesting periods and delivery dates remain unchanged.

In addition to the benefits described above for any retirement-eligible officers, all NEOs aligned to Dow’s benefit plans will otherwise receive the following benefits if involuntarily terminated without cause.

•	A lump-sum severance payment of two weeks per year of service (up to a maximum of 18 months) under the U.S. Severance Plan, plus six months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.

•	Outplacement counseling and financial/tax planning with a value of $30,000.

•	If eligible for retiree medical, eighteen months of health and welfare benefits at employee rates.

DuPont’s Treatment of LTI – excluding Change in Control

The following LTI treatment applies if the executive meets the age 55 and 10 years of service requirement

•	Options continue vesting in accordance with the three-year vesting schedule.

•	Restrictions on the regular annual RSUs lapse on the original schedule. Special or one time RSU awards are forfeited.

•	PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period.

•	Regardless of the above, any retirement within six months of the grant date results in forfeiture of the award.

63

COMPENSATION DISCUSSION & ANALYSIS (continued)

Voluntary Separation or Termination for Cause

DuPont’s various plans and programs provide for forfeiture of all unvested stock options, RSUs and PSUs when associated with voluntary separation or termination for cause.

Death

•	Options are fully vested and exercisable and expire two years following death or at the end of the original term, whichever is shorter.

•	All RSUs are automatically vested and paid out.

•	PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period.

Involuntary Termination without Cause

•	Vested options may be exercised during the one-year period following termination. During the one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if the employee had not separated from service.

•	RSUs that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one time awards are forfeited upon a termination for lack of work. Upon disability, special or one time RSU awards are automatically vested and paid out.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period.

Potential Payments upon Termination or Change in Control

Dow and DuPont respectively had change in control severance arrangements with certain NEOs or programs in place to ensure continuity of management in a potential change in control environment. These are legacy arrangements from each of Dow and DuPont, and are structured to protect the interests of stockholders by including a “double-trigger” mechanism that results in a severance payout only when:

•	A change of control is consummated, and

•	The executive’s employment is terminated by the company without cause, or by the executive for good reason within a specified period following the change in control.

Equity awards granted pursuant to each of Dow’s and DuPont’s equity plans that were outstanding as of the date of the Merger Transaction have a double trigger change in control provision whereby the awards will become fully vested upon the holder’s involuntary termination of employment without cause within 24 months following a change in control.

The following arrangements are separate and distinct from the ESRP and EDP distributions triggered by the Merger Transaction as further described on pages 60 and 61 of the Proxy Statement.

Dow – Pre-Merger Arrangements

Pursuant to agreements entered into in 2007, Messrs. Liveris and Kalil will receive the following benefits if separated within two years of a change in control event as referenced in the CD&A. An executive must be involuntarily terminated within two years of a change in control or resign for good reason following a change in control in order to receive benefits (“double trigger”).

•	A severance payment equal to two times the executive’s annual base salary and target Performance Award (2.99 times for Mr. Liveris).

•	An additional two years of credited service and age for purposes of calculating retirement benefits (three years for Mr. Liveris).

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COMPENSATION DISCUSSION & ANALYSIS (continued)

•	A financial, tax and outplacement allowance of $50,000.

•	Eighteen months of health and welfare benefits at employee rates.

•	Tax gross-up protection in the event severance exceeds statutory thresholds and becomes subject to an excise tax.

•	LTI awards in the form of Deferred Stock will vest and be delivered as soon as possible after a change in control and separation event and Stock Options will vest immediately.

DuPont – Pre-Merger Arrangements

To ensure that executives remain focused on company business during a period of uncertainty, in 2013, DuPont adopted the Senior Executive Severance Plan. Messrs. Breen and Collins are participants in the plan. For any benefits to be earned under the plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (a “double trigger”). Benefits provided under the plan include:

•	Lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus.

•	A lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination.

•	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination.

•	Stock options remaining exercisable for their full term to the extent not already applicable.

Covered executives are also entitled to reimbursement of any expenses incurred in enforcing their rights under the plan and, effective in December 2015, if any payments or benefits payable to the executive (whether under the plan or otherwise) are subject to the excise tax imposed under Section 4999 of the Code, an additional reimbursement payment will be made such that, on a net after-tax basis, the executive would be in the same position as if no such excise tax had been imposed. The Company determined, particularly in light of the merger of equals with Dow and Intended Business Separations, that such a reimbursement payment is appropriate for participants in the Senior Executive Severance Plan: (i) to provide reasonable assurance that the participants, especially those with a short tenure or a newly enhanced role at the Company, realize the benefit the Company intended to provide under the plan and (ii) during this time of uncertainty, to incentivize those executives to remain objective, avoid conflicts of interest and stay focused on executing the merger and Intended Business Separations to maximize stockholder value.

The plan requires a release of claims as a condition to the payment of benefits and includes twelve-month non-competition and non-solicitation provisions (eighteen months for the CEO) and additional non-disparagement and confidentiality provisions.

65

COMPENSATION DISCUSSION & ANALYSIS (continued)

The following table summarizes the value of the incremental benefits to be received due to an Involuntary Termination without cause or a change in control event as of December 31, 2017.

INVOLUNTARY TERMINATION OR CHANGE IN CONTROL VALUES

Name	Type of Benefit	Involuntary Termination Without Cause ($)(a)	Change-in- Control ($)(b)
Edward D. Breen	Severance	18,535,680	18,535,680
	LTI Acceleration(c)	n/a	26,420,112
	Increase in Present Value of Pension	n/a	n/a
	Health & Welfare Benefits	38,915	38,915
	Outplacement & Financial Planning	9,900	9,900
	Tax Reimbursement	—	22,258,116
Andrew N. Liveris	Severance	3,861,600	15,298,694
	LTI Acceleration	n/a	54,140,050
	Increase in Present Value of Pension	n/a	475,666
	Health & Welfare Benefits	19,035	19,035
	Outplacement & Financial Planning	30,000	50,000
Howard I. Ungerleider	Severance	1,662,929	1,662,929
	LTI Acceleration	n/a	17,217,385
	Increase in Present Value of Pension	n/a	15,816
	Health & Welfare Benefits	n/a	n/a
	Outplacement & Financial Planning	30,000	30,000
James R. Fitterling	Severance	2,060,972	2,060,972
	LTI Acceleration	n/a	19,378,222
	Increase in Present Value of Pension	n/a	20,665
	Health & Welfare Benefits	18,207	18,207
	Outplacement & Financial Planning	30,000	30,000
Charles J. Kalil	Severance	2,056,070	4,306,033
	LTI Acceleration	n/a	14,911,402
	Increase in Present Value of Pension	n/a	—
	Health & Welfare Benefits	6,345	6,345
	Outplacement & Financial Planning	30,000	50,000
James C. Collins	Severance	1,639,000	3,875,000
	LTI Acceleration	n/a	11,483,349
	Increase in Present Value of Pension
	Health & Welfare Benefits	10,368	10,368
	Outplacement & Financial Planning	10,204	23,500
	Tax Reimbursement	—	5,053,976
Joe E. Harlan(d)	Severance	1,219,839	n/a
	LTI Acceleration	n/a	15,632,159
	Increase in Present Value of Pension	n/a	n/a
	Health & Welfare Benefits	n/a	n/a
	Outplacement & Financial Planning	30,000	n/a

(a)	While as of December 31, 2017 each of the NEOs would have qualified for separation payments applicable under a change in control had they been terminated by the Company on an involuntary basis without cause, figures in this column are presented as if no underlying change in control triggering event existed.

(b)	An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change in control in order to receive benefits. In addition, the LTI acceleration value in this table includes Performance Shares at target.

(c)	Excludes LTI awards granted to Mr. Breen in his capacity as a non-employee director prior to his being named CEO of DuPont.

(d)	Mr. Harlan’s values represent actual severance and other benefits received at separation as described in a Form 8-K filed on 07/31/2017 by Dow with the U.S. Securities and Exchange Commission.

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COMPENSATION DISCUSSION & ANALYSIS (continued)

Compensation Committee Interlocks and Insider Participation

During 2017, the members of the Company’s Compensation Committee were Lamberto Andreotti, Lois D. Juliber (Co-Chair), Raymond J. Milchovich and Dennis H. Reilley (Co-Chair). None of the members of the Compensation Committee were at any time during 2017 an officer or employee of the Company. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (“2017 Annual Report”), as incorporated by reference from this Proxy Statement.

The Compensation Committee operates pursuant to a charter that is available at www.dow-dupont.com/investors/corporate-governance.

This report is submitted by the Compensation Committee.

Lamberto Andreotti

Lois D. Juliber (Co-Chair)

Raymond J. Milchovich

Dennis H. Reilley (Co-Chair)

67

AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the Compensation Discussion and Analysis section of this Proxy Statement, executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of the executives with stockholder value creation, particularly as DowDuPont seeks to realize Merger Transaction synergies and complete the spin into three separate public companies.

As described in the Compensation Discussion and Analysis section, the Compensation Committee believes the executive compensation programs create incentives for strong operational performance and for the long-term benefit of the Company.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2018 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of DowDuPont Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when evaluating the executive compensation programs.

Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur at the Company’s 2019 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

✓	AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION The Board of Directors recommends that you vote FOR this resolution.

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AGENDA ITEM 3: ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act provides stockholders the opportunity to indicate how frequently the Company should hold future advisory votes to approve the compensation of the named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes to approve executive compensation every one year, every two years, every three years or abstain from voting.

After careful consideration, the Board recommends that future advisory votes to approve compensation of the named executive officers be held annually. The Board believes that holding a vote every year is the most appropriate option because (i) it would enable the stockholders to provide us with input regarding the compensation of the named executive officers on a timely basis; and (ii) it is consistent with the Company’s practice of engaging with stockholders, and obtaining their input, on corporate governance matters and executive compensation philosophy, policies and practices. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders may indicate their preference on the frequency of Advisory Compensation Votes by voting for one of the following options:

•	That future Advisory Compensation Votes be held every one year;

•	That future Advisory Compensation Votes be held every two years; or

•	That future Advisory Compensation Votes be held every three years.

For the reasons discussed above, the Company is asking stockholders to vote to hold an advisory vote to approve executive compensation every one year.

The Board unanimously recommends a vote to hold future advisory votes to approve executive compensation “EVERY ONE YEAR”.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when establishing its policy on the frequency of holding future advisory votes to approve executive compensation.

✓	AGENDA ITEM 3: ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION The Board of Directors recommends that you vote for EVERY ONE YEAR.

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AGENDA ITEM 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RESOLVED, that the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2018, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Company Bylaws provide that the selection of the independent registered public accounting firm must be presented for stockholder ratification or rejection at each Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2018. Deloitte & Touche LLP served as Dow’s independent registered public accounting firm for 2017. Deloitte & Touche LLP has offices at or near most of the locations where DowDuPont operates in the United States and other countries. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its investors.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee is responsible for the audit fee negotiations with Deloitte & Touche LLP and the Audit Committee is directly involved in the selection of the lead engagement partner in conjunction with the mandated rotation of this position. Additional information may be found in the Audit Committee Report on page 72 of the Proxy Statement and Audit Committee charter available on the Company’s website at www.dow-dupont.com/investors/corporate-governance.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In October 2017, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm’s historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm’s ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the 2018 Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the 2018 Meeting.

In the event that the selection of Deloitte & Touche LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors, although by law the Audit Committee has final authority over the determination of whether to retain Deloitte & Touche LLP or another firm at any time.

The Board unanimously recommends that stockholders vote FOR the resolution to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for DowDuPont for 2018.

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AGENDA ITEM 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued)

Independent Registered Public Accounting Firm Fees

For the years ended December 31, 2017 and 2016, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates. Total fees for the years ended December 31, 2017 and 2016, for the independent registered public accounting firm were:

Type of Fees $ in thousands	DowDuPont 2017(e)	Dow 2017(f)	Dow 2016
Audit Fees(a)	$3,520	$25,792	$24,686
Audit-Related Fees(b)	105	8,062	12,012
Tax Fees(c)	29	1,729	4,237
All Other Fees(d)	5,631	0	0
TOTAL	$9,285	$35,583	$40,935

(a)	The aggregate fees billed for the integrated audit of the Company’s annual financial statements and internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits, and other regulatory filings.

(b)	The aggregate fees billed primarily for audits of carve-out financial statements, assessment of controls relating to outsourced services, audits and reviews supporting divestiture activities, and agreed-upon procedures engagements.

(c)	The aggregate fees billed primarily for preparation of expatriate employees’ tax returns and related compliance services.

(d)	The aggregate fees billed are for consulting work completed at DuPont.

(e)	Represents fees from September 1, 2017 through December 31, 2017. There were no fees in 2016.

(f)	Represents fees from January 1, 2017 through December 31, 2017.

✓	AGENDA ITEM 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends that you vote FOR this resolution.

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AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter that is available at www.dow-dupont.com/investors/corporate-governance. All references to Committee in this report refer to the Audit Committee.

The Audit Committee of the Board is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange (“NYSE”) and the Company. The Board has determined that Committee members James A. Bell, Robert A. Brown, James M. Ringler and Patrick J. Ward are financially literate and are audit committee financial experts as defined by the applicable standards.

From January 1, 2017 through the Merger Transaction closing on August 31, 2017, Dow held six Committee meetings. From September 1, 2017 through December 31, 2017, DowDuPont held three Committee meetings. Five meetings were regularly scheduled meetings (three as Dow, two as DowDuPont) that included separate executive sessions of the Committee with the lead client service partner of the independent registered public accounting firm, the internal auditor, the general counsel, management and among the Committee members themselves. Four meetings were conference calls related to the Company’s earnings announcements and periodic filings (two as Dow, two as DowDuPont). Numerous other informal meetings and communications among the co-chairs, various Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company’s management also occurred.

On behalf of the Board, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP‘s internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee pre-approves and reviews audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services. The Committee has pre-approved all services provided and fees charged by the independent registered public accounting firm to the Company, and has concluded that such services are compatible with the auditors’ independence. The Committee’s charter allows delegation of the authority to pre-approve audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2018. The Board has concurred with that selection and has presented the matter to the stockholders of the Company for ratification.

This report is submitted by the Audit Committee.

James A. Bell (Co-Chair)

Robert A. Brown

James M. Ringler

Patrick J. Ward (Co-Chair)

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AGENDA ITEM 5: STOCKHOLDER PROPOSAL —

ELIMINATION OF SUPERMAJORITY VOTING THRESHOLDS

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Office of the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote AGAINST this proposal.

Proposal 5 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is important that our company take each step necessary to adopt this proposal topic completely.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 66%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving management accoutability. Currently the role of DowDuPont shareholders is diminished because management can declare as worthless and useless a 66%-vote of shareholders on certain issues.

Please vote to improve management accountability:

Simple Majority Vote – Proposal 5

Company’s Statement and Recommendation

The Board recommends a vote AGAINST this proposal.

The Board believes that the supermajority provisions in the Company’s Bylaws are necessary and appropriate given the current facts and circumstances. A simple majority of the stockholders have the power to amend, alter, change, adopt and repeal the Bylaws at any annual or special meeting subject to certain limited exceptions. An affirmative vote of at least 66 2/3% of the holders of all shares of capital stock of DowDuPont entitled to vote on such matters (a “Supermajority Vote”) are required to amend, alter, change adopt or repeal Article IX (Governance Provisions), Section 5.6 (detailing selection and role of the Executive Chairman), Section 5.7 (detailing the selection and role of CEO) and Section 8.1 (provisions requiring the method for amendment) of the Bylaws. When the merger between Dow and DuPont was proposed, both companies were concerned about ensuring a balance in governance as a way to maintain equality in the combined company. Accordingly, this requirement was included in the draft bylaws included in the joint proxy statement/prospectus issued by Dow and DuPont on June 10, 2016, and in the Bylaws adopted by the Board at the time of the closing of the Merger Transaction on August 31, 2017.

DowDuPont is pursuing the intended separation of its Agriculture Division, Materials Science Division and Specialty Products Division into three independent, publicly traded companies. Article IX of the Bylaws sets forth the governance provisions, including board composition, the function, composition and capabilities of the Advisory Committees which have been established to generally oversee the business and affairs of each division in preparation for the intended business separations. A more

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AGENDA ITEM 5: STOCKHOLDER PROPOSAL — ELIMINATION OF SUPERMAJORITY VOTING THRESHOLDS (continued)

detailed description of the Advisory Committees and the composition thereof can be found beginning on page 4 of the Proxy Statement. Under Article IX of the Bylaws, the ability of the Board, Executive Chairman and CEO, to carry out the steps to separate the three separate divisions is critical to the success of the Company and justifies input from more than a simple majority of stockholders. As such, this balanced and carefully considered approach is reasonable and necessary to ensure effective oversight of the intended business separations.

The Board strongly believes that extraordinary transactions and fundamental changes to corporate governance should have the broad support of DowDuPont’s stockholders rather than a simple majority. The Board also believes that the existing vote requirements protect stockholders against the potentially self-interested actions of short-term investors. Without requiring a Supermajority Vote in these key, limited circumstances, it would be possible for a group of short-term stockholders to approve a change in DowDuPont’s fundamental strategy that is not in the Company’s best interest as it drives towards the intended business separations.

☒	AGENDA ITEM 5: STOCKHOLDER PROPOSAL — ELIMINATION OF SUPERMAJORITY VOTING THRESHOLDS The Board of Directors recommends that you vote AGAINST this proposal.

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AGENDA ITEM 6: STOCKHOLDER PROPOSAL — PREPARATION OF AN EXECUTIVE COMPENSATION REPORT

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Office of the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote AGAINST this proposal.

Resolved: That the shareholders of DowDupont, assembled in annual meeting in person and by proxy, hereby recommend the following nonbinding proposal: that the Board of Directors prepare a report, to be made available to shareholders four months after the 2018 Annual Meeting, that shall review the compensation packages provided to senior executives of the Company and address the following.

1. Comparison of compensation packages for senior executives with that provided to the lowest paid Company employees.

2. Whether there should be a ceiling on compensation provided to senior executives to prevent the possibility of excessive compensation.

3. Whether compensation of senior executives should be adjusted in a situation where there is a stated need for employees to be laid off from work.

Shareholders’ Statement

DowDupont Board of Directors Corporate Governance Guidelines and its Amended Bylaws provide for the Board of Directors to determine the compensation of the members of the Board as they deem appropriate – in effect, they determine their own compensation!

The amount of their compensation for the past year is not known as of the writing of this proposal. However, as guidance, the Dow and the Dupont 2017 proxy statements reflect annual compensation ranging from a minimum of $265,000 to over $350,000.

Given this extraordinarily generous compensation provided to the members of the Board, is it any surprise that these same members have approved extraordinarily generous compensation for senior executives who are also members of the Board? Can we just view this back and forth between the Board and these senior executives as simply that of “one hand washing the other”?

Not surprisingly, virtually nothing is said either in the 2017 Dow or the Dupont proxy statement, or in any of the DowDupont SEC filings, regarding how its non-executive employees are compensated. This failure is to be expected given that, over the past several years, employees have received the most minimal of wage increases. In fact, at the Richmond factory, with over 1,000 employees, there was no increase at all last year. Nothing.

This proposal seeks to have the Board address these issues of compensation, issues involving not just the compensation of executives, but also how executives are compensated in relation to how its other employees are compensated.

If you AGREE with this proposal, please mark your proxy FOR this resolution.

Company’s Statement and Recommendation

The Board recommends a vote AGAINST this proposal.

The Board shares the underlying objective for the Company’s compensation policy and programs to be linked to business and individual performance and shareholder value. The Company’s compensation programs for all employees reflect competitive positioning, internal equity, and the value the individual brings to the position. The Board believes that the objective of this proposal is addressed through the engaged oversight and work of the Compensation Committee as described in greater detail in the Compensation Discussion and Analysis (“CD&A”) beginning on page 30 of the Proxy Statement.

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AGENDA ITEM 6: STOCKHOLDER PROPOSAL — PREPARATION OF AN EXECUTIVE COMPENSATION REPORT (continued)

Compensation of the executive officers of DowDuPont, including that of the NEOs, is governed by the Compensation Committee (or, in the case of both the Executive Chairman and the CEO, by the Board). In addition, the executive compensation programs of Dow and DuPont in which the NEOs participate are also under the purview of the Dow Compensation Subcommittee and DuPont Compensation Subcommittee, respectively. The Board, the Compensation Committee and the respective Subcommittees are assisted in performance of their oversight duties by both independent compensation consultants and management.

At this time, the Compensation Committee is focused on ensuring the DowDuPont management team delivers value to stockholders through:

•	Enhanced EBITDA and cash flow generation

•	Delivering committed run-rate cost synergies of approximately $3.3 billion (against the original target of $3 billion) and at least $1 billion in growth synergies

•	Quickly standing up and separating into three intended companies

To that end, the Compensation Committee’s executive compensation program is designed to align with these goals. More information about executive compensation can be found in the CD&A beginning on page 30 of the Proxy Statement

The U.S. Securities and Exchange Commission has adopted extensive rules that provide for expanded disclosure of compensation-related information and additional transparency, including the new CEO pay ratio disclosure requirement. In complying with these rules, the Company has fully disclosed the relevant details of its executive compensation practices in the CD&A so that stockholders may evaluate those practices. The Board’s executive compensation practices are the result of the comprehensive process outlined in the CD&A above. That process requires the Compensation Committee to make many interrelated decisions and consider numerous competing interests. The Compensation Committee illustrates its pay for performance approach to executive compensation beginning on page 38 of the CD&A. Additionally, this year the Company has disclosed information regarding the ratio of CEO pay to median employee pay on page 57 of the CD&A.

Finally, stockholders have the right to vote, on an advisory basis, on the executive compensation disclosed in this Proxy Statement. Last year, stockholders who voted approved the compensation of the NEOs of the respective legacy companies. Dow and DuPont have historic, strong cultures of corporate governance. Fourteen of the sixteen Board members and all Standing Committee members are independent under the Corporate Governance Guidelines and applicable regulatory and listing standards.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

☒	AGENDA ITEM 6: STOCKHOLDER PROPOSAL — PREPARATION OF AN EXECUTIVE COMPENSATION REPORT The Board of Directors recommends that you vote AGAINST this proposal.

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AGENDA ITEM 7: STOCKHOLDER PROPOSAL — PREPARATION OF A REPORT ON SUSTAINABILITY METRICS IN PERFORMANCE-BASED PAY

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Office of the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote AGAINST this proposal.

WHEREAS: Numerous studies suggest that companies that integrate environmental, social, and governance (ESG) factors into business strategy reduce reputational, legal, and regulatory risks and improve long-term performance.

A large, diverse group of companies has integrated sustainability metrics into executive pay incentive plans, among them Unilever, Walmart, and Mead Johnson. Guidance issued by the United Nations Principles for Responsible Investment (2012) stated that including ESG factors in executive incentive schemes can help protect long-term shareholder value.

As a result of the DowDuPont merger, there are new opportunities from the perspective of long-term value creation to consider establishing a more transparent and consistent relationship between sustainability, company reputation and executive bonuses.

The company is certainly trying to improve its reputation, despite a lasting shadow cast by the 1984 Bhopal chemical disaster, the marketing of napalm in the Vietnam War, and the continued production and marketing of controversial pesticides such as chlorpyrifos.

In the Harvard Business Review, Dow Chemical CEO Andrew Liveris asserted that this is “no longer the company that gave you napalm during the Vietnam War.” He discussed how the company is trying to transform itself through environmental initiatives and a commitment to sustainability, for instance, substituting more environmentally friendly materials for petrochemicals:

And our new goals have us delivering two billion dollars of new value through 2025 by managing inputs for less outputs, by managing ourselves on emissions and on waste so we impact the environment less. These sorts of metrics, which we now track for ourselves, we can articulate to the investment community.

The denominator goals actually became the simplest to talk about to investors and to the financial community, which is look, there’s a license to operate, there’s a regulatory environment that comes through either federal or state or even local authorities, and those regulatory environments are born from inputs that are garnered from everywhere, and we need to be one of those that provide that input.

Although some executives within the company may have performance awards that include elements of sustainability, and sets performance goals for the CEO and Chairman, there is as yet no clearly articulated company policy that applies sustainability metrics to senior executive bonuses across the board.

RESOLVED: Shareholders request the Board Compensation Committee prepare a report to shareholders, at reasonable expense and excluding proprietary information, assessing the feasibility of integrating the company’s sustainability metrics consistently to performance based pay incentives for senior executive staff under the Company’s compensation incentive plans. For the purposes of this proposal, “sustainability” is defined as how environmental and social considerations, and related financial, performance and reputation metrics, are integrated into long-term corporate strategy.

Supporting statement:

Examples of potential metrics to integrate to senior executive compensation could include: reductions in the total volume of persistent bio-accumulative toxic substances sold by the company annually, number of new products introduced, objective metrics of company reputation among community stakeholders, effective resolution of legacy issues, and metrics regarding the company’s reputation for reducing its environmental and social impact.

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AGENDA ITEM 7: STOCKHOLDER PROPOSAL — PREPARATION OF A REPORT ON SUSTAINABILITY METRICS IN PERFORMANCE-BASED PAY (continued)

Company’s Statement and Recommendation

The Board recommends a vote AGAINST this proposal.

The Board agrees that the interests of stockholders are best served by companies that operate their businesses in a sustainable manner while focusing on long-term value creation. Since the 1980s, both Dow and DuPont have demonstrated industry leadership in sustainability. That commitment resulted in DowDuPont being named to the 2017 Dow Jones Sustainability World Index, recognizing DowDuPont’s continuing sustainability performance to be in the top 10% of the industry.

Both Dow and DuPont have displayed a proven, decades-long track record of consistently integrating industry-leading sustainability, environmental, and social metrics into company strategy and using those metrics to drive company performance.

In 2015, Dow launched its third set of industry-leading, aspirational 2025 Sustainability Goals, which link sustainability metrics directly to company strategy in every business unit, function and geography. Dow’s emphasis on integrating sustainability metrics into the everyday plans of the company has been key to its economic, environmental, and social metric successes over the past two decades.

In 2015, DuPont continued its sustainability leadership effort by announcing a set of 2020 Sustainability Goals that integrate sustainability with its innovation process, further improve its operational footprint and continue its efforts to enhance global food security.

More information about the Company’s commitments to sustainability and achievements are described in the “Sustainability Initiatives” section beginning on page 12 of the Proxy Statement. More information about Dow’s and DuPont’s legacy sustainability programs, goals, and reports can be found online at www.dow-dupont.com/about-dow-dupont/sustainability.

Additionally, DowDuPont intends to create three strong independent, industry leading companies in Agriculture, Materials Science, and Specialty Products, and each of these new intended companies will have independent sustainability strategies appropriate to their unique markets and business models.

Finally, the incentive compensation program is structured around financial and operational performance measures that the Compensation Committee believes are most important in driving the responsible, long-term growth of the business. Achievement of these performance measures is enhanced by accomplishing the Company’s sustainability goals, which include world-leading operations performance, providing customers with products that help solve sustainability challenges, and helping develop societal blueprints to accomplish the United Nations Sustainable Development Goals. Given that sustainability performance is inherent in the Company’s approach, making sustainability an explicit performance measure is not necessary.

☒	AGENDA ITEM 7: STOCKHOLDER PROPOSAL — PREPARATION OF A REPORT ON SUSTAINABILITY METRICS IN PERFORMANCE-BASED PAY The Board of Directors recommends that you vote AGAINST this proposal.

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AGENDA ITEM 8: STOCKHOLDER PROPOSAL — PREPARATION OF A REPORT ON INVESTMENT IN INDIA

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Office of the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote AGAINST this proposal.

Whereas,

On December 2, 1984, a Union Carbide plant in Bhopal, India, released a gas cloud killing approximately 7,000 people within days and at least 15,000 more in the years following. Records show that the plant stored bulk quantities of ultra-hazardous methyl isocyanate but US parent company UCC did not equip the plant with some crucial safety features. In 1988, an Indian court upheld the liability of UCC to pay damages. Criminal charges were also brought against UCC for culpable homicide not amounting to murder.

Of 573,588 official victims, thousands were left with chronic illnesses. Recent research finds ongoing morbidity and mortality at ten times normal rates and also damage to survivors’ DNA, increasing the likelihood of suffering extending through future generations. Studies have found organic contaminants and heavy metals in soil at the former plant site and in local groundwater.

Bhopal exemplifies a failure of national and international law to ensure corporate liability and accountability for human and environmental harms. Responding to widespread public criticism, India reopened a civil claim in 2010, seeking additional compensation of over $1 billion. This year an Indian criminal court emailed Dow a ‘notice to appear’ in proceedings within which UCC is named an ‘absconder’. The Indian Law Ministry previously concluded that, “irrespective of the manner in which UCC has merged or has been acquired... if there is any legal liability, it would have to be borne by Dow...”

Dow Chemical CEO Andrew Liveris told McKinsey: “You’ve got to be agile, go to growth areas, and then stick with them.” India’s economy grows between 7-9% annually, with its chemical sector predicted to reach $403 billion by 2025, but Dow’s growth in India is being challenged. Bhopal-related issues were cited in the cancellation of a proposed joint venture with GACL, causing Dow losses and missed revenues totalling $300 million between 2008 and 2016.

DowDuPont’s growth in India can be reasonably expected to face serious, continuing obstacles while legal and moral liability for Bhopal remains unresolved. According to Motley Fool, “Dow’s refusal to take responsibility for Bhopal has hit the company’s bottom line.... and even limited its ability to invest overseas.”

Resolved, shareholders request that the Board of Directors prepare a report to shareholders by October 2018, at reasonable cost and excluding confidential or legally privileged information, providing objective, quantitative metrics and analysis regarding how the public’s association of the company with the Bhopal tragedy may be relevant to plans for investment in India until 2025.

Supporting Statement

Such report should, as a minimum, discuss any standing court orders or legal developments that create a risk to direct investment in India. The proponents believe that metrics should also include at a minimum, for Dow Chemical and DuPont, for at least the last five years:

•	Quantified incidence of discussion of the unresolved Bhopal legacy in the course of an investment, expansion or licensing process;

•	Relevant reputation metrics

Company’s Statement and Recommendation

The Board recommends a vote AGAINST this proposal.

The proposal asks Dow management to issue a report assessing the financial, reputational and operational impact the legacy Bhopal issue may have on Dow’s business in India and worldwide. It is important to note that Dow never owned or operated

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AGENDA ITEM 8: STOCKHOLDER PROPOSAL — PREPARATION OF A REPORT ON INVESTMENT IN INDIA (continued)

the plant, which today is under the control of the Madhya Pradesh state government. Dow acquired the shares of Union Carbide Corporation (“UCC”) more than 16 years after the tragedy. We do not believe the Bhopal tragedy or related legal proceedings have had, or will have a significant financial, operational or reputational impact on Dow’s business in India or worldwide. Such a report is unnecessary and would consume valuable Company resources with no benefit to stockholders.

The 1984 gas leak in Bhopal, India, was one of the most tragic incidents in the history of the chemical industry.

By the time Dow acquired UCC’s stock in 2001, UCC had sold its interest in Union Carbide India Limited (“UCIL”), the entity which operated the plant at Bhopal. Most importantly, UCC and UCIL settled all liability claims related to the gas release under a legally-binding settlement with the Union of India approved by the Supreme Court of India in 1989, some 12 years before UCC’s transaction with Dow. The Court has reviewed the adequacy of the agreement and upheld the validity of the agreement in 1991 and again in 2007. In the settlement, UCC preserved its defense that it is not responsible for the gas release. No court has ever ruled on UCC’s liability for the gas release.

As to the matter of remediation of the site, responsibility for the clean-up of the Bhopal site lies with the Madhya Pradesh State government. In 1998, the Madhya Pradesh State Government, which owned and had been leasing the property to Union Carbide India Limited (UCIL), took over the facility and assumed all accountability for the site, including the completion of any additional remediation. Furthermore, rulings in 2005 and 2012 by both the High Court at Jabalpur and Supreme Court of India have confirmed that the responsibility of remediation lies with the State Government of Madhya Pradesh.

Further, in June 2013, in a case addressing the corporate liability of UCC for acts of UCIL, the U.S. Court of Appeals for the Second Circuit ruled that UCC is not liable for any environmental remediation or related site environmental consequences at the Bhopal plant site in India. The Court stated, “[M]any others living near the Bhopal [India] plant may well have suffered terrible and lasting injuries from a wholly preventable disaster for which someone is responsible. After nine years of contentious litigation and discovery, however, all that the evidence in this case demonstrates is that UCC is not that entity.”

Dow’s presence in India began in 1957 with the Polychem Limited joint venture. More than 50 years later, Dow’s affiliated companies continue to thrive with over 900 employees in India and a strong presence. Dow Chemical International Private Limited (“Dow India”) has two established Centers of Excellence in the areas of Engineering (Chennai) and Business Process Services and Expertise (Mumbai), three manufacturing sites, customer application centers and a variety of commercial offices. Providing market-leading products and solutions in industries as diverse as paints & coatings, water, pharmaceuticals, automotive, alternative energies, construction and agriculture, Dow is committed to consistent growth in India through its expertise as a science and technology leader, its experience as a leading chemical company, and its engagement with the communities in which it operates. As a responsible corporate citizen, Dow India provides free artificial limbs and technology development for the ‘Jaipur Foot’ initiative; continues to build homes through the ‘Habitat for Humanity’ project, trains and supports rural women entrepreneurs with the Mann Deshi Foundation and equips teachers to deliver environment education in their classes. More information on Dow’s business in India can be found at www.in.dow.com.

The Bhopal tragedy has not impacted Dow’s business in India or worldwide. In fact, Dow’s affiliated companies continue to experience double-digit growth in India. Our Board believes that the resources required to issue a report assessing the financial, reputational, and operational impact of the Bhopal issue would be unnecessary and would not provide stockholders with any additional value.

☒	AGENDA ITEM 8: STOCKHOLDER PROPOSAL — PREPARATION OF A REPORT ON INVESTMENT IN INDIA The Board of Directors recommends that you vote AGAINST this proposal.

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AGENDA ITEM 9: STOCKHOLDER PROPOSAL — MODIFICATION OF THRESHOLD FOR CALLING SPECIAL STOCKHOLDER MEETINGS

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Office of the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote AGAINST this proposal.

RESOLVED: Shareowners request that the Board of DowDuPont Inc. (“Company”) take the steps necessary to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted by law, such bylaw text in regard to calling a special meeting shall not contain exceptions or excluding conditions that apply only to shareowners but not to management or the Board.

SUPPORTING STATEMENT

Under DowDuPont’s certificate of incorporation, a special shareholder meeting can only be called by 25% of shareowners. This impossibly high threshold – which could require $39.4 billion in stock – is unreasonable and out of line with Company peers.

This Proposal would grant 10% of shareowners the ability to convene a meeting to consider important matters. The Proposal does not alter the Board’s power to call special meetings; rather, it grants shareowners the reasonable right to call for consideration of important matters that may arise – and have arisen – between normally-scheduled annual meetings.

It appears that management has mishandled a variety of issues in ways that have increased both cost and liability for shareowners – sometimes significantly.

When Dow Chemical acquired Union Carbide in 2001, it acquired significant legal, financial, and reputational liabilities that stemmed from the 1984 Bhopal gas disaster, and other pollution of the lands and water of communities around the former Union Carbide Bhopal plant.

For over twenty-five years Union Carbide has been declared an “absconder” from Indian criminal proceedings – making itself subject to an Asset Attachment Order designed to compel a court appearance. Parent company Dow acquired this escalating legal risk from the same case, having just this year received formal notice to appear from the same Indian court. Dow now confronts the prospect of becoming subject to a national Asset Attachment Order.

Following intense public pressure, India filed a Supreme Court petition to reopen civil litigation that seeks compensation of over $1 billion. A number of parties have filed briefs in the case to request a Mareva Order – which would freeze assets of the Company. This is the equivalent to having a senior-level claim or lien on the Company, which would allow seizure of DowDuPont assets worldwide.

India’s economy has grown between 7-9% annually and its chemical sector is expected to reach $403 billion by 2025. This emerging legal threat to the Company’s Indian assets may block or diminish participation in this growth, a risk that would significantly deprive shareowners.

However, despite having a legal duty to do so, DowDuPont has failed to disclose these risks in public filings or statements to shareowners. It has instead issued inadequate or misleading reports – a possible dereliction of Directors’ fiduciary duty.

For these reasons, shareowners need a reasonable 10% threshold to call a special meeting.

THEREFORE: Please vote FOR this common-sense governance enhancement that offers shareowners a critical right which DowDuPont’s 25% threshold places out of reach.

Company’s Statement and Recommendation

The Board recommends a vote AGAINST this proposal.

The Company’s Bylaws currently provide that special meetings of stockholders may be called either by the Board or by the Secretary at the request in writing of the holder of record of at least 25% of the outstanding stock of the Company entitled to

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AGENDA ITEM 9: STOCKHOLDER PROPOSAL — MODIFICATION OF THRESHOLD FOR CALLING SPECIAL STOCKHOLDER MEETINGS (continued)

vote. The Board believes that the current threshold for calling a special stockholders’ meeting is appropriate for the Company and that the lower threshold called for by the proponents’ one-size-fits-all approach would be detrimental to the Company’s stockholders as a whole.

Special meetings are an important protection for all stockholders, and should be used appropriately to represent the interest of many rather than to benefit few. At 10%, two stockholders could call a special meeting. Lowering the threshold on the right to call special meetings would enable a small number of stockholders to call a special meeting on a subject which may be of little or no interest to most stockholders, and preparing for the special meeting would consume valuable Company resources that would be better spent elsewhere. The costs of decreasing the special meeting threshold outweigh its benefits.

More importantly, perhaps, the rationale for special stockholder meetings is not supported by lowering the threshold from 25% to 10%. Special stockholder meetings should be reserved for those matters of such importance that they cannot, and should not, wait until the next Annual Meeting of Stockholders. Matters of such utmost importance and urgency would necessarily be supported by 25% of stockholders. Lowering the threshold would not advance the purpose of special meetings, and if used improperly, would be costly, time-consuming, and disruptive to the Company.

The Board, which has a long combined history of successful corporate governance through its legacy boards, may, in furtherance of its fiduciary obligations, call special meetings of the stockholders, which is an added measure of confidence for stockholders that special meetings, when in the best interests of stockholders as a whole, will be convened.

The Board also believes that stockholders already have an extremely effective means of communicating with the Board on all issues. As discussed on page 9 of the Proxy Statement under the heading “Communications with the Board and Directors,” stockholders and other interested parties may communicate directly with the Board, the Executive Chairman, the Co-Lead Independent Directors or other outside Director by writing to such parties in care of the Office of the Corporate Secretary.

The Board believes that the current Bylaws strike the proper balance between the interest of stockholders to call special meetings to address critical issues on an expedited basis and the potential for additional cost and disruption that is associated with such meetings.

☒	AGENDA ITEM 9: STOCKHOLDER PROPOSAL — MODIFICATION OF THRESHOLD FOR CALLING SPECIAL STOCKHOLDER MEETINGS The Board of Directors recommends that you vote AGAINST this proposal.

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ADDITIONAL INFORMATION

Future Stockholder Proposals

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders of DowDuPont Inc. (“2019 Meeting”), pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on November 16, 2018.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2019 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 16, 2018, and the close of business on December 16, 2018. However, as provided in the Bylaws, different deadlines apply if the 2019 Meeting is called for a date that is not within 30 days before or after the anniversary of the 2018 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2019 Meeting and no later than the close of business on the later of the 90th day prior to the 2019 Meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chairman of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines or, does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at www.dow-dupont.com/investors/corporate-governance.

Future Director Nominees through Proxy Access

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2019 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 17, 2018, and the close of business on November 16, 2018. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at www.dow-dupont.com/investors/corporate-governance.

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one notice or set of proxy materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your holder identification number to the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

Electronic Delivery of Proxy Materials

Stockholders may request proxy materials be delivered to them electronically in 2019 by visiting https://enroll.icsdelivery.com/dwdp. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

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ADDITIONAL INFORMATION (continued)

Copies of Proxy Materials and Annual Report

The Notice and Proxy Statement and Annual Report are posted on DowDuPont’s website at www.dow-dupont.com/investors and at www.proxyvote.com.

Copies of Corporate Governance Documents

The Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Code of Conduct, Code of Financial Ethics, charters and other governance documents are posted on DowDuPont’s website at www.dow-dupont.com/investors/corporate-governance. Stockholders may receive printed copies of each of these documents without charge by contacting the Office of the Corporate Secretary, 974 Centre Road, Wilmington, DE 19805.

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APPENDIX

Significant Items Impacting Results(1)

In millions, except per share amounts (Unaudited)	Pretax Impact(2)		Net Income(3)		EPS – Diluted(4)
TWELVE MONTHS ENDED DECEMBER 31	2017	2016	2017	2016	2017	2016
Reported pro forma results	$2,310	$6,083	$2,753	$5,347	$1.17	$2.37
– Significant Items:
Asbestos-related charge	—	(1,113)	—	(701)	—	(0.31)
Charge for the termination of a terminal use agreement	—	(117)	—	(74)	—	(0.03)
Customer claims adjustment/recovery	—	53	—	34	—	0.02
Environmental charges	—	(295)	—	(205)	—	(0.09)
Gains on sales of businesses/entities	1,031	375	645	220	0.28	0.09
Impact of Dow Corning ownership restructure	—	2,106	—	2,350	—	1.05
Integration and separation costs	(1,499)	(476)	(1,028)	(367)	(0.44)	(0.16)
Merger-related inventory step-up amortization	(1,483)	—	(1,231)	—	(0.53)	—
Litigation related charges, awards and adjustments	(332)	(1,208)	(215)	(761)	(0.08)	(0.34)
Restructuring, goodwill impairment and asset related charges – net	(3,594)	(1,176)	(3,161)	(782)	(1.34)	(0.35)
Settlement and curtailment items	(892)	382	(594)	254	(0.25)	0.11
Transaction costs and productivity actions	(58)	(195)	(37)	(159)	(0.02)	(0.08)
Income tax items	—	—	1,151	(13)	0.48	—
Total significant items	$(6,827)	$(1,664)	$(4,470)	$(204)	$(1.90)	$(0.09)
- DuPont amortization of intangibles	(1,119)	(1,080)	(766)	(730)	(0.33)	(0.33)
= Pro forma adjusted results (Non-GAAP)	$10,256	$8,827	$7,989	$6,281	$3.40	$2.79

Pro forma adjusted measures of income are non-GAAP measures. The Company’s management believes these measures provide useful information to investors by offering an additional way of viewing DowDuPont’s results that helps investors identify the underlying earnings of the Company as compared to prior and future periods and its peers. Although amortization of DuPont’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Pro forma adjusted measures are financial measures not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP financial measures of performance.

(1)	See Note 24 to the Consolidated Financial Statements contained in the Company’s 2017 Annual Report on Form 10-K for additional information related to significant items impacting results.

(2)	Pro forma “Income from continuing operations before income taxes.”

(3)	Pro forma “Net income available for DowDuPont Inc. common stockholders.” The income tax effect on significant items is calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(4)	Pro forma “Earnings per common share from continuing operations – diluted.”

A-1

APPENDIX (continued)

Common Shares – Diluted

The following tables present U.S. GAAP and Operating share counts for the twelve-month periods ended December 31, 2017, and December 31, 2016.

U.S. GAAP Share Count

In millions (Unaudited)
TWELVE MONTHS ENDED DECEMBER 31	2017	2016
Weighted average common shares – basic(5, 6)	1,579.8	1,108.1
Plus dilutive effect of equity compensation plans(5)	18.3	15.1
Weighted average common shares – diluted	1,598.1	1,123.2

(5)	As a result of the Merger Transaction, share amounts for the year ended December 31, 2017, reflect a weighted averaging effect of Dow shares outstanding prior to August 31, 2017, and DowDuPont shares outstanding on or after August 31, 2017.

(6)	On December 31, 2016, Dow converted 4 million shares of Dow Preferred Stock into 96.8 million shares of Dow’s common stock. As a result of this conversion, 0.5 million shares of Dow common stock are included in “Weighted-average common shares – basic” for the year ended December 31, 2016.

Pro Forma Common Shares Outstanding

In millions (Unaudited)
TWELVE MONTHS ENDED DECEMBER 31	2017	2016
Dow common shares outstanding – basic(7)	808.1	1,108.1
DuPont common shares outstanding – basic(8)	744.1	1,113.2
DowDuPont common shares outstanding – basic(9)	771.7	—
Total DowDuPont common shares outstanding – basic	2,323.9	2,221.3
Dilutive impact of Dow equity-based awards(7)	12.2	15.1
Dilutive impact of DuPont equity-based awards(10)	3.9	5.7
Dilutive impact of DowDuPont equity-based awards(9)	6.1	—
Total DowDuPont common shares outstanding – diluted	2,346.1	2,242.1

(7)	The share amount in the twelve-month period ended December 31, 2017, reflects a weighted averaging effect of Dow shares outstanding prior to August 31, 2017. The share amounts for the twelve-month period ended December 31, 2016 as reported by Dow in its Annual Report on Form 10-K. On December 30, 2016, Dow converted 4 million shares of Preferred Stock into 96.8 million shares of Dow common stock. In accordance with U.S. GAAP, the basic share count for the twelve-month period ended December 31, 2016 reflects a two-day averaging effect related to this conversion, or 0.5 million shares for the twelve-month period ended December 31, 2016.

(8)	DuPont common shares outstanding – basic for both periods presented reflects DuPont’s common stock issued and outstanding at August 31, 2017, multiplied by the Merger Agreement conversion ratio of 1.2820. The share amount shown in the twelve-month period ended December 31, 2017, also reflects a weighted averaging effect of DuPont shares outstanding prior to August 31, 2017.

(9)	The DowDuPont share amount for the twelve-month period ended December 31, 2017, reflects a weighted averaging effect of DowDuPont shares outstanding after August 31, 2017.

(10)	Reflects share amounts as reported by DuPont in its Annual Report on Form 10-K multiplied by the Merger Agreement conversion ratio of 1.2820. The share amount shown in the twelve-month period ended December 31, 2017, also reflects a weighted averaging effect of DuPont shares outstanding prior to August 31, 2017.

A-2

APPENDIX (continued)

Reconciliation of Pro Forma Earnings Per Common Share from Continuing Operations –Diluted to Pro Forma Adjusted Earnings Per Common Share from Continuing Operations – Diluted(11)

Dollars per share (Unaudited)
TWELVE MONTHS ENDED DECEMBER 31	2017	2016
Pro forma earnings per common share from continuing operations – diluted	$1.17	$2.37
– Impact of pro forma significant items, after-tax(12)	(1.90)	(0.09)
– Impact of pro forma amortization of DuPont’s intangible assets, after-tax	(0.33)	(0.33)
Pro forma adjusted earnings per common share from continuing operations – diluted (Non-GAAP)(11, 13)	$3.40	$2.79

(11)	Pro forma adjusted earnings per share (“Pro Forma Adjusted EPS”) is a non-GAAP measure.

(12)	Refer to the Significant Items Impacting Results section in this Appendix for additional information on the impact of significant items.

(13)	For the twelve-month periods ended December 31, 2017 and 2016, Pro Forma Adjusted EPS is calculated as “Pro forma earnings per common share from continuing operations – diluted,” excluding the after-tax impact of pro forma significant items and the after-tax impact of pro forma amortization expense associated with DuPont’s intangible assets.

The Company uses Pro Forma Operating EBITDA as its measure of profit/loss for segment reporting. The Company defines Pro Forma Operating EBITDA as pro forma earnings (i.e., pro forma “Income (loss) from continuing operations before income taxes”) before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of adjusted significant items.

Reconciliation of “Pro forma income from continuing operations, net of tax” to “Pro forma Operating EBITDA”

In millions (Unaudited)
TWELVE MONTHS ENDED DECEMBER 31	2017	2016
Pro forma income from continuing operations, net of tax	$2,912	$5,795
+ Provision (Credit) from income taxes on continuing operations	(602)	288
Pro forma income from continuing operations before income taxes	$2,310	$6,083
+ Depreciation and amortization	5,546	5,236
- Interest income(14)	230	209
+ Interest expense and amortization of debt discount	1,256	1,108
- Foreign exchange gains (losses), net(14)	(457)	(232)
Pro forma EBITDA	$9,339	$12,450
- Adjusted Significant Items(15)	(6,827)	(1,664)
Pro forma Operating EBITDA	$16,166	$14,114

(14)	Included in “Sundry income (expense) – net.”

(15)	Adjusted significant items, excluding the impact of one-time transaction costs directly attributable to the Merger Transaction and reflected in the pro forma adjustments.

Pro forma Operating EBITDA Margins Calculation

In millions (Unaudited)
TWELVE MONTHS ENDED DECEMBER 31	2017	2016
Pro forma Net Sales	$79,535	$70,894
Pro forma Operating EBITDA	$16,166	$14,114
Pro forma Operating EBITDA Margin	20.3%	19.9%

A-3

DowDuPont Inc.

2018 Annual Meeting of Stockholders

Wednesday, April 25, 2018 at 12:00 P.M. Central Time

The Ritz-Carlton Hotel

160 E Pearson St, Chicago, IL 60611

Corporate Headquarters Global Dow Center 2211 H.H.Dow Way Midland, MI 48674 974 Centre Road Wilmington, DE 19805 USA www.Dow-dupont.com

DOWDUPONT INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 974 CENTRE ROAD WILMINGTON, DE 19805	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side).
PROOF OF STOCK OWNERSHIP IS REQUIRED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. SEE REVERSE SIDE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E36910-P01246-Z71653	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOWDUPONT INC.
The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, and ONE YEAR for Agenda Item 3.
1.	Election of Directors	For	Against	Abstain
	Nominees:				Nominees Cont’d:		For	Against	Abstain
	1a. Lamberto Andreotti	☐	☐	☐	1o. Lee M. Thomas		☐	☐	☐
	1b. James A. Bell	☐	☐	☐	1p. Patrick J. Ward		☐	☐	☐
	1c. Edward D. Breen	☐	☐	☐	2. Advisory Resolution to Approve Executive Compensation		☐	☐	☐
	1d. Robert A. Brown	☐	☐	☐		One Year	Two Years	Three Years	Abstain
	1e. Alexander M. Cutler	☐	☐	☐	3. Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation	☐	☐	☐	☐
	1f. Jeff M. Fettig	☐	☐	☐			For	Against	Abstain
	1g. Marillyn A. Hewson	☐	☐	☐	4. Ratification of the Appointment of the Independent Registered Public Accounting Firm		☐	☐	☐
	1h. Lois D. Juliber	☐	☐	☐
	1i. Andrew N. Liveris	☐	☐	☐	The Board of Directors recommends that you vote AGAINST the following Stockholder Proposals: \
	1j. Raymond J. Milchovich	☐	☐	☐
	1k. Paul Polman	☐	☐	☐	5. Elimination of Supermajority Voting Thresholds		☐	☐	☐
	1l. Dennis H. Reilley	☐	☐	☐	6. Preparation of an Executive Compensation Report		☐	☐	☐
	1m. James M. Ringler	☐	☐	☐	7. Preparation of a Report on Sustainability Metrics in Performance-based Pay		☐	☐	☐
	1n. Ruth G. Shaw	☐	☐	☐	8. Preparation of a Report on Investment in India		☐	☐	☐
					9. Modification of Threshold for Calling Special Stockholder Meetings		☐	☐	☐

Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer.

NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held April 25, 2018:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE.

Bring this top portion and valid government issued photo identification with you to attend the

Annual Meeting of Stockholders.

Please check the proxy materials for additional requirements for meeting attendance.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼     DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.     ▼

E36911-P01246-Z71653

DOWDUPONT INC.

Annual Meeting of Stockholders

April 25, 2018, 12:00 PM CT

The Ritz-Carlton Hotel

160 E. Pearson Street

Chicago, IL 60611

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints A. M. Cutler and J. M. Fettig or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2018, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, ONE YEAR for Agenda Item 3, and AGAINST Stockholder Proposals 5-9, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the DowDuPont Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees’ Savings Plan and the DuPont Retirement Savings Plan (the “Plans”). Your signature on the reverse side of this form will direct the respective Trustees to vote all shares of Common Stock credited to the account at the Meeting and at any adjournment or postponement thereof. According to its Confidential Voting Policy, DowDuPont has instructed the Trustees and their agents not to disclose to the DowDuPont Board or management how individuals in the Plans have voted. The cut-off date for voting shares held in these Plans is April 20, 2018, or, if you are voting by Internet or by phone, by 11:59 p.m., Eastern Time on April 22, 2018.

The cut-off date for all other shares owned by you is April 24, 2018 and will be voted only if you sign and return a proxy card, vote by Internet or telephone, unless you attend the meeting and vote by ballot.

Continued and to be signed on reverse side